2026

Management Information Circular

ENBRIDGE®

Tomorrow is on.™

1

Contents

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our growing European offshore wind portfolio. We’re investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power. We're advancing new technologies, including hydrogen, renewable natural gas, and carbon capture and storage. Headquartered in Calgary, Alberta, Enbridge’s common shares trade under the symbol ENB on the Toronto (“TSX”) and New York (“NYSE”) stock exchanges. To learn more, visit us at enbridge.com.

Electronic delivery: We encourage you to sign up for electronic delivery of all future proxy materials. Registered shareholders may also sign up for electronic delivery of financial reports.

Registered shareholders can go to investorcentre.com/enbridge, select “Canada (English)” or “Canada (Français)” at the top right corner of the page (if that geographical selection does not auto-populate); then click on “Receive Documents Electronically”; choose “Enbridge Inc.” from the dropdown list; enter your Holder Account Number that appears on your form of proxy; enter your postal code (if you are a Canadian resident) or your Family or Company Name (if you are not a resident of Canada); and click “NEXT” at the bottom of the page; under “Communication Preferences”, enter your email address; and then make selections for the documents you wish to receive electronically.

Non-registered shareholders (beneficial owners) can go to investordelivery.com using the control number found on your voting instruction form or to proxyvote.com where you can click on “Delivery Settings” and follow the instructions.

2

Executive Summary

10

About the Meeting

36

Corporate Governance

67

Executive Compensation

113

Appendices

Management Information Circular date: March 3, 2026

Annual meeting of shareholders to be held May 6, 2026

Letter to shareholders

Dear valued shareholders,

2025 was a year of consequential change—from public policies and the speed and scale of energy demand, to heightened attention on issues of energy abundance and affordability. As for 2026, the pace of change shows no signs of slowing, particularly in the face of global upheavals and conflicts.

What endures is the world’s need for all forms of energy and the reality that our future will require more energy, not less.

This is a golden opportunity for North America, and companies like Enbridge, to provide the energy that supports competitiveness and economic growth. With the right investments, energy infrastructure can unlock the continent’s natural energy advantage and serve as the critical link that turns potential into prosperity for companies and communities.

For Enbridge, as an energy company with businesses that date back over 100 years, and operations that span five countries, our resilience and ability to deliver sustained value for our stakeholders are grounded in a strong sense of purpose—to deliver the energy that fuels quality of life—and in our mission to be the first choice for our customers, communities, shareholders and employees.

The partner of choice

As the pre-eminent energy delivery company in North America, Enbridge is at the center of it all. Our enviable asset base, with its scale, scope and reach, and energy business mix, enables us to meet the diverse needs of our customers. This includes delivering oil to Canadian and U.S. customers, supplying power to European and North American customers, providing reliable natural gas to communities across North America to heat homes and power economic growth, and helping enable record U.S. exports of LNG to global markets. We’re delivering energy solutions to power data center growth and continuing to meet customers’ demand for renewable energy.

We believe our long-term strategy, focused on a diversified business model that can succeed in all market cycles, continues to be the right one. Our low-risk business profile drives consistent results, offering our shareholders solid returns. We anticipate 2026 to be another strong year, with steady and predictable growth fueled by $8 billion in new projects coming into service and the strong utilization and optimization of our existing assets.

In addition to being a trusted partner with our customers and shareholders, we are also deeply committed to being the first choice for stakeholders by supporting and strengthening the communities where we live and work, including meaningful engagement and economic partnerships with Indigenous groups.

Safety will always be our number one value and the safety of our team, our assets and operations, and communities is our highest priority. Without a strong safety record, we cannot be a high-performing organization or a first-choice partner. In 2025, we made good progress integrating the Enbridge safety standards in our U.S. gas utilities and managing high-energy hazards that protect people from experiencing very serious incidents. We also performed well in process safety and safely transporting energy. We assess all areas of safety within the Company and act to continuously learn and improve.

Financial discipline

Our financial discipline helps fuel our success. We exceeded the midpoint of our 2025 financial guidance on both earnings before interest, taxes, depreciation and amortization (“EBITDA”) and distributable cash flow (“DCF”) per share. We sanctioned $14 billion of organic projects in 2025, increasing our largest ever secured growth portfolio to $39 billion.

Underscoring the resiliency and predictability in our business, we announced 2026 guidance highlighted by a 3% dividend increase, our 31st consecutive annual increase, adding to our dividend aristocrat status. We also announced 2026 EBITDA guidance of $20.2 to $20.8 billion, up from our 2025 mid-point of $19.7 billion. We expect strong growth in 2026 from new projects entering service, as well as recent rate settlements and rate cases in our utility and Gas Transmission businesses.

Effective governance

Enbridge is fortunate to have the support of an experienced and highly qualified Board of Directors who use their diverse expertise and background to provide valuable insights and counsel to our management team.

Enbridge Inc. 2026 Management Information Circular

Our Board is extremely engaged in understanding our business and assets, our strategic direction, the risks and opportunities we face, and the communities where we operate.

Board education is a priority and a hands-on commitment. In September, directors visited Marshall, Michigan to meet with community members and Indigenous leaders impacted by the Liquids Pipelines release in 2010. Seeing the fully restored area was a moving experience—a solemn reminder of the hazards we must identify and manage every day, and foundational to the safety culture we are responsible for across Enbridge.

In closing

We’d like to thank our loyal customers for continuing to have confidence in Enbridge, and our new customers for trusting us to meet your energy delivery needs. We’re also thankful to the entire Enbridge team who are focused on safely and reliably delivering the energy millions of people count on 24 hours a day. And of course, thank you to our shareholders for placing your trust in us. We don’t take your commitment for granted and will continue to work hard to be your first-choice energy investment opportunity.

We’re excited about the future and continuing to meet the energy needs of our customers across North America and beyond. With our unique breadth and flexibility, Enbridge stands apart as the first-choice energy delivery company—ready to meet evolving needs and drive future growth.

Sincerely,

Greg Ebel	Steve Williams

President & Chief Executive Officer	Chair, Board of Directors

2025 Business Highlights

Enbridge achieved exceptional results in 2025, leveraging its diversified, low-risk model to deliver strong performance across all business areas.

Liquids Pipelines:
The Liquids business delivered approximately 30% of the crude oil produced in North America. Our Mainline was full most months and averaged record deliveries. We sanctioned approximately $5 billion of new Liquids Pipelines investments, including the Mainline Capital Investment program, South Illinois Connector, Mainline Optimization Phase 1, and Pelican Carbon Hub. These projects meet growing demand, deliver strong, risk-adjusted returns, and support first-choice customer service with growth in Western Canada and access to U.S. markets. Expansions of the Liquids system are backed by strong fundamentals and long-term take-or-pay contracts.

Gas Transmission & Midstream:
Gas Transmission & Midstream saw robust growth, driven by the sanctioning of multiple expansion projects in the Permian Basin through our WhiteWater joint venture and strategic natural gas storage buildouts. The business capitalized on rising LNG, data center, power, and industrial demand, with over C$4 billion of capital secured. Strategic investments position Enbridge to remain a leader in connecting supply to key markets and supporting North America’s energy leadership position. The business also completed a partnership with 38 Indigenous groups in B.C. for a 12.5% stake in our Westcoast system valued at C$715 million, allowing Indigenous communities to beneficially invest in our operations and play a greater role in shaping Canada’s energy future.

Gas Distribution & Storage:
The Gas Distribution & Storage business is North America’s largest natural gas utility, serving over seven million residential and business customers in growing, gas-friendly jurisdictions. The year featured successful rate settlements in North Carolina and Utah, supporting stable returns and affordable infrastructure investment. The business is well-positioned to benefit from increasing power and data center growth, with over 50 potential projects, along with opportunities across all utilities to meet rising residential and commercial gas demand.

Renewable Power:
Renewable Power advanced with the on-time, on-budget completion of the Orange Grove solar facility and the sanctioning of Clear Fork Solar, Easter and Cowboy. These projects, backed by long-term agreements with blue-chip customers such as Meta, Toyota, and AT&T, will add 1.5 gigawatts of capacity. Enbridge’s low-risk model and diversified mix of future projects enables continued leadership in supporting the energy needs of data centers and industrial customers.

Enbridge Inc. 2026 Management Information Circular

Notice of 2026 annual meeting of shareholders

Dear shareholder,	Election of directors
We invite you to Enbridge’s 2026 annual meeting of shareholders (the “Meeting”).

Election of the 12 director nominees identified in the management information circular to serve as directors until the close of the next annual meeting of shareholders. Refer to the management information circular, page 15.

When
May 6, 2026 1:30 p.m. (Mountain Time)	Appointment of auditors
Where Virtual Meeting via live audio webcast online at https://meetings.lumiconnect.com/400-294-381-075, password “enbridge2026” (case sensitive), Meeting ID: 400-294-381-075	Appointment of PricewaterhouseCoopers LLP as independent auditors of the Company and authorize the directors to fix their remuneration. Refer to the management information circular, page 32.

Advisory vote on executive compensation (say on pay)

Materials

We will be mailing a notice of 2026 annual meeting and notice of availability of meeting materials to our shareholders on or about March 20, 2026. We are providing online access to our management information circular and annual report at this website: https://enbridge.com/investment-center/
notice-and-access.

Non-binding advisory vote to accept our approach to executive compensation as disclosed in the management information circular. Refer to the management information circular, page 33.
Shareholder rights plan
Amending, reconfirming and approving our shareholder rights plan. Refer to management information circular, page 34.
Items of business
• To receive the audited consolidated financial statements and the report of the auditors thereon for the year ended December 31, 2025.	• To consider such other matters as may properly be brought before the Meeting or any adjournment or postponement thereof.

Your vote is important

If you are a shareholder of record of Enbridge Inc. common shares at the close of business on March 9, 2026, you are entitled to receive notice of, attend, and vote your common shares at the Meeting.

This year, the Company is holding the Meeting virtually, via live audio webcast. Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, all in real time, provided they are connected to the internet and comply with all requirements set out in the management information circular. Beneficial owners who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests but will not be able to ask questions or vote at the Meeting. Please refer to the management information circular for detailed instructions on how to attend, ask questions and vote at the Meeting.

A shareholder who wishes to appoint a person other than the management nominees (including a beneficial owner who wishes to appoint themselves) must carefully follow the instructions in the management information circular and on their form of proxy or voting instruction form, as applicable.

The Board of Directors has approved the contents of the management information circular and has authorized us to send it to you. Please read the management information circular to learn more about the Meeting, our director nominees and our executive compensation and governance practices.

By order of the Board of Directors,

/s/ David Taniguchi

David Taniguchi

VP Legal & Corporate Secretary

Calgary, Alberta

March 3, 2026

About this Management Information Circular

This management information circular (the “Circular”), including all appendices hereto, is being furnished to shareholders and investors in connection with the solicitation of proxies by or on behalf of management of Enbridge Inc. (“Enbridge”) for use at the annual meeting of Enbridge shareholders (the “Meeting”), to be held on May 6, 2026 at 1:30 p.m. Mountain Time (“MT”), or at any adjournment(s) or postponement(s) thereof, for the purposes set out in the notice of Meeting. The representations contained in this Circular are intended exclusively for shareholders and investors for use at the Meeting and are not representations made to the public or consumers for the purposes of marketing and promotion.

The Meeting will be held virtually, conducted via live audio webcast. A summary of the information shareholders will need to attend the Meeting online is provided in the “About the Meeting” section of this Circular.

Enbridge is a “foreign private issuer” pursuant to applicable U.S. securities laws and is therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”). Accordingly, this Circular has been prepared in compliance with Canadian securities law and regulations. In addition, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in NYSE rules, provided we disclose any significant differences between our governance practices and those required by NYSE. Further information regarding those differences is available on our website (enbridge.com).

In this Circular, unless indicated otherwise or the context otherwise requires:

•
“you” and “your” mean holders of common shares of Enbridge (“Enbridge shares” or “common shares”);
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“we”, “us”, “our”, “the Company” and “Enbridge” mean Enbridge Inc.;
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“Board of Directors” or “Board” means the Board of Directors of Enbridge Inc.;
•
all dollar amounts are in Canadian dollars (“C$” or “$”) unless stated otherwise;
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US$ means United States of America (“U.S.”) dollars;
•
"our website" means enbridge.com.

Unless stated otherwise, information in this Circular is given as of March 3, 2026 (the date of the Circular).

Information contained on or otherwise accessible through Enbridge’s website or other websites, though referenced herein, does not form part of and is not incorporated by reference into this Circular.

This Circular contains forward-looking information or forward-looking statements. Please see the forward-looking information section of Appendix C.

Enbridge Inc. 2026 Management Information Circular 1

> Salt Lake City, UT

2
Executive Summary

3	Items of business
6	About us
8	A first-choice energy delivery company
9	2025 highlights

Executive Summary

Executive summary

ITEM

Election of directors

Board recommendation

Our Board strives to maintain an appropriate balance of tenure, characteristics, talents, skills and expertise to provide sound and prudent oversight of the Company’s strategy, operations and interests.

FOR each nominee
See page 15 for more information

Our board composition at a glance1

1 Board composition reflects director nominees standing for election, as of the date of this Circular. For more information, see the director nominee profiles at pages 17 to 28.

2 Defined in the Employment Equity Act, S.C. 1995, c. 44 as persons, other than Indigenous peoples, who are non-Caucasian in race or non-white in colour.

Board governance principles

Accountability Strong Board and committee oversight and risk management practices	Independence 11 of 12 independent directors, including Board Chair; separate Chair and CEO	Inclusion Variety of experience, perspectives and skills	Transparency Robust financial and sustainability reporting

Corporate governance highlights

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Statement on Business Conduct and Ethics and Compliance Program and policies
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Robust risk oversight by Board and Board committees, including sustainability, cybersecurity, data privacy, and artificial intelligence
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Share ownership guidelines for directors and executives
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Board orientation/education program

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Annual Board, committee and director evaluation process
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Compensation risk management practices, including Insider Trading Guidelines (with prohibition on hedging and pledging) and clawback policies
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No dual class share structure
•
Inclusion policies for directors and senior management

Enbridge Inc. 2026 Management Information Circular 3

Director nominees

> Left to right: Susan M. Cunningham, Gaurdie E. Banister, Theresa B.Y. Jang, Jason B. Few, Manjit Minhas, Gregory L. Ebel, Steven W. Williams, Stephen S. Poloz, Teresa S. Madden, M.M. (Mike) Ashar, S. Jane Rowe, Douglas L. Foshee

Name	Director since	Principal occupation	Independent	Committee service
M. M. (Mike) Ashar	2021	Corporate Director	Yes	GC, SRC
Gaurdie E. Banister	2021	CEO and founder of Different Points of View	Yes	AFRC, SRC*
Susan M. Cunningham	2019	Corporate Director	Yes	SC*, HRCC
Gregory L. Ebel (President & CEO)	2017	President & CEO of Enbridge	No	–
Jason B. Few	2022	President & CEO, FuelCell Energy, Inc.	Yes	AFRC, GC*
Douglas L. Foshee	2025	Owner and founder of Sallyport Investments	Yes	HRCC, SRC
Theresa B.Y. Jang	2024	Corporate Director	Yes	AFRC, SC
Teresa S. Madden	2019	Corporate Director	Yes	AFRC*, GC
Manjit Minhas	2023	CEO and co-founder of Minhas Brewery, Distillery and Winery	Yes	SC, SRC
Stephen S. Poloz	2020	Corporate Director	Yes	HRCC*, SC
S. Jane Rowe	2021	Corporate Director	Yes	GC, HRCC
Steven W. Williams	2022	Corporate Director	Yes	–

*	Committee Chair	HRCC	Human Resources and Compensation Committee
AFRC	Audit, Finance and Risk Committee	SC	Sustainability Committee
GC	Governance Committee	SRC	Safety and Reliability Committee

4 Enbridge Inc. 2026 Management Information Circular

Executive Summary

ITEM

Appointment of our auditor

Board recommendation

The Board, on the recommendation of the Audit, Finance and Risk Committee, recommends that you vote for PricewaterhouseCoopers LLP (“PwC”) to be reappointed as auditor and that you authorize the directors to fix their remuneration. PwC is an independent auditor within the meaning of applicable Canadian and U.S. securities rules.

FOR this resolution
See page 32 for more information

ITEM

Advisory vote on executive compensation (say on pay)

Board recommendation

Enbridge provides shareholders with the opportunity to vote on a non-binding advisory resolution to accept our approach to executive compensation, as disclosed in this Circular, commonly known as “say on pay”. The Board believes that the Company’s approach to executive compensation is fair and balanced and creates incentives that are well-aligned with shareholder interests in the long term.

FOR this resolution
See page 33 for more information

Compensation philosophy

Enbridge’s approach to executive compensation is governed by the Human Resources and Compensation Committee (“HRC Committee”) and approved by the Board. A rigorous pay-for-performance philosophy is embedded in our compensation programs and designed to align with the interests of Enbridge shareholders and other stakeholders, through five main objectives:

Align to our business strategy	Align to our values	Incent and reward for performance	Attract and retain a highly effective executive team	Enhance long-term shareholder value

Our short-term incentive plan (“STIP”) awards are designed to drive collective outcomes across the business. Our Company scorecard, shared by all employees, with certain variability of business unit financial performance, allows for a simplified and streamlined process of goal setting, measurement and tracking of performance, while increasing alignment, teamwork, and collaboration across the organization.
Performance is foundational to Enbridge’s executive compensation design and reflects our ongoing focus on driving sustainable growth and creating long-term value for our shareholders.

Weighting the majority of the long-term incentive target mix with performance stock units aligns to our compensation philosophy and motivates leadership to focus on delivering strategic priorities over the long-term.

91% of the target compensation mix for the President & CEO was “at risk” in 2025 and payout is not guaranteed

ITEM

Shareholder rights plan

Board recommendation

You are asked to vote in favour of the amendment, reconfirmation and approval of our shareholder rights plan, which encourages the fair treatment of shareholders if there is a take-over bid for control of the Company. Our shareholder rights plan is reconfirmed by shareholders every three years, most recently in 2023. There are no substantive changes to the shareholder rights plan for 2026.

FOR this resolution
See page 34 and Appendix A for more information.

Enbridge Inc. 2026 Management Information Circular 5

About us

Liquids Pipelines

29,104 km of pipelines (18,085 miles) ~5.8 million barrels/day transported $1.4 billion capital investment in 2025	~30% of crude oil produced in North America ~70% of Canadian exports to the U.S. ~40% of total U.S. crude oil imports

Gas Transmission & Midstream

113,093* km of pipelines (70,273* miles) 273.8 Bcf of net working natural gas storage across North America $3.3 billion capital investment in 2025	~24.6 Bcf/day transported ~20% of natural gas consumed in the U.S. Connected to 100% operating LNG export capacity in the U.S. Gulf Coast
*Includes DCP Midstream assets

6 Enbridge Inc. 2026 Management Information Circular

Executive Summary

Gas Distribution & Storage

195,260 km of pipelines (121,329 miles) 351.6 Bcf of net working natural gas storage $3.4 billion capital investment in 2025	175 years delivering energy 7 million customers in Canada and the U.S. served

Renewable Power Generation

North Sea
UNITED KINGDOM
THE NETHERLANDS
BELGIUM
GERMANY
English Channel
FRANCE

41 renewable power facilities 7,238 MW generating capacity $0.9 billion capital investment in 2025	$15 billion committed since 2002

Enbridge Inc. 2026 Management Information Circular 7

A first-choice energy delivery company

Energy plays an important part in our lives, powering our homes and businesses, fueling the digital world, and supporting growth and prosperity.

At Enbridge, we transport energy safely and reliably, helping to keep it accessible and affordable. That commitment guides how we operate our diversified energy assets, which together form one of North America’s most resilient systems. It also reflects our focus on being a first-choice partner for customers, communities, investors, regulators and policymakers, and our employees.

We continue to strengthen, modernize and expand our network, because we believe strong energy infrastructure unlocks North America’s energy advantage and fuels economic growth. We work closely with our customers to understand and meet their needs. We invest in technology to enhance our systems and help reduce emissions intensity. We partner with communities to share opportunities and shape solutions together. And we empower our people to bring forward ideas that improve performance and move energy forward.

The world’s energy needs are growing, and we believe meeting future demand will require all forms of energy. Our infrastructure, scale, scope and reach help keep energy moving to meet people’s needs—today and tomorrow. Tomorrow is on.

Guided by our values

Our team members demonstrate the values of Safety, Integrity, Respect, Inclusion and High Performance in support of our communities, the environment and each other.

Our values drive our every decision, action and interaction, and are key to our ongoing success. By acting in ways that reflect and support the Enbridge values, we contribute to a positive culture that enables us to perform to our full potential.

Delivering on our strategic priorities

Safety and Operational Reliability	Extend Growth	Maintain Financial Strength and Flexibility	Disciplined Capital Allocation	“All-of-the-Above” Approach to Energy Evolution

•
Continued strong total recordable incident frequency and process safety performance
•
Executed integrity and maintenance programs efficiently and effectively across each business
•
Extended growth by placing $5 billion of projects into service and adding $14 billion of secured growth to the backlog in 2025
•
Announced further acquisitions in Permian Gulf joint venture assets

•
Exceeded the midpoint of 2025 financial guidance range for EBITDA and DCF per share, delivering another year of record financial results
•
Target debt-to-EBITDA range of
4.5x to 5.0x
•
Investment grade credit ratings
• 7.7 GW of renewable generation capacity (operating and under construction) • Invested in carbon capture and storage infrastructure in Alberta and Louisiana and piloting hydrogen blending in Ontario

8 Enbridge Inc. 2026 Management Information Circular

31st consecutive
annual dividend
increase – to C$3.88
per share

Executive Summary

2025 highlights

EBITDA growth[1]	DCF/share growth[1,2]

Increase in EBITDA over 2025 of 21.3%	Increase in DCF/share over 2025 of 2%

1 Increase shown as compound annual growth rate.

2 EBITDA, DCF and DCF per share are non-GAAP measures; these measures are defined and reconciled in the Non-GAAP and other financial measures section of Appendix C.

Sustainability

Invested approximately $31 million in community-strengthening initiatives by partnering with over 4,700 organizations across North America.	Met 12 of the 22 commitments from our inaugural Indigenous Reconciliation Action Plan and are progressing the others, as outlined in our updated plan released in 2025.	Historic agreement with Stonlasec8 Indigenous Alliance Limited Partnership for a 12.5% equity interest in our Westcoast natural gas pipeline system in British Columbia.

Sanctioned the US$0.3B Pelican CO2 Hub in Louisiana, a 50% JV with Occidental to transport and store 2.3MTPA of CO2.	Launched a new Inclusion Strategy, embedding inclusion into our everyday work through three pillars: Community, Curiosity and Commitment.	Board of Directors met with representatives from our nine Employee Resource Groups (ERGs) to learn about ERG initiatives and inclusion efforts.

Disclaimer Statement: The use by Enbridge Inc. of any MSCI ESG Research LLC or its affiliates (“MSCI”) data, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement, recommendation or promotion of Enbridge Inc. by MSCI. MSCI services and data are the property of MSCI or its information providers, and are provided “as is” and without warranty. MSCI names and logos are trademarks or service marks of MSCI.

Enbridge Inc. 2026 Management Information Circular 9

> Cary Energy Center LNG, NC

10
About the Meeting

11	Meeting information
12	Voting information
15	Business of the meeting
15	Item 1: Election of directors
16	Director nominee profiles
31	Mix of skills and experience
32	Item 2: Appointment of auditors
33	Item 3: Advisory vote on executive compensation
34	Item 4: Shareholder rights plan

About the Meeting

About the Meeting

Meeting information

Meeting date, time and location

May 6, 2026, at 1:30 p.m. MT

Virtual Meeting via live audio webcast online at https://meetings.lumiconnect.com/400-294-381-075, password “enbridge2026” (case sensitive), Meeting ID: 400-294-381-075.

Quorum

We need a quorum to hold the Meeting and transact business, which is at least three persons holding, or representing by proxy, at least 25% of the total number of issued and outstanding Enbridge shares. If you submit a properly executed form of proxy or voting instruction form, or vote by telephone or the internet, you will be considered part of the quorum.

How do I attend and participate at the Meeting?

We are holding the Meeting virtually, conducted via live audio webcast.

Login instructions for the virtual Meeting

•
Log in online at https://meetings.lumiconnect.com/
400-294-381-075 at least 15 minutes before the Meeting start time.
•
click “Login” and then enter your control number located on your form of proxy or your username (see below) and password “enbridge2026” (case sensitive).

OR

•
click “Guest” and then complete the online form

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, all in real time, provided they are connected to the internet and comply with all requirements set out in this Circular.

You must remain connected to the internet at all times during the Meeting in order to vote at the appropriate time. You should allow ample time to check into the Meeting online and complete the related procedures. Please refer to our virtual meeting user guide for instructions for logging into and participating in the Meeting, including a list of compatible web browsers and contact information for technical support. This guide will be available on sedarplus.ca and on our website at enbridge.com/investment-center/notice-and-access.

Registered Shareholders: Registered shareholders can log into the Meeting online by entering the control number located on their form of proxy, and the password “enbridge2026” (case sensitive).

Beneficial Owners: Beneficial owners may appoint a proxyholder (including themselves), as outlined on page 14 under “Appointment of a third party as proxy”. Duly appointed proxyholders will receive a username and can log into the Meeting online by entering this username and the password “enbridge2026” (case sensitive). Beneficial owners who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests but will not be able to ask questions or vote at the Meeting.

Guidelines for the Meeting

•
This year, the Meeting will take place virtually, which allows shareholders to participate in the Meeting regardless of their geographic location. Shareholders and guests will be able to participate online using their smartphone, tablet or computer.
•
Any registered shareholder or duly appointed proxyholder who logs in to the virtual Meeting will have the opportunity to ask questions and vote in real time when voting commences.
•
Shareholders are encouraged to vote by proxy prior to the Meeting by following the instructions on their form of proxy or voting instruction form. Shareholders who have voted in advance of the Meeting and do not wish to change their vote do not need to vote again during the Meeting.
•
Voting at the Meeting will be conducted by virtual ballot.
•
Questions or comments can be submitted throughout the Meeting using the “Messaging” tab of the online platform. Type your question in the box at the top of the screen and click the send arrow. To ask a question verbally, type in your phone number and subject and click the send arrow so you can be dialed in to the conference.
•
Questions that relate to a specific motion must indicate which motion they relate to at the start of the question (e.g., “Directors”) and must be submitted prior to voting on the motion so they can be addressed at the appropriate time during the Meeting.
•
If questions do not indicate which motion they relate to or are received after voting on the motion, they will be addressed during the general question and answer session, after the formal business of the Meeting and the CEO’s remarks.

Enbridge Inc. 2026 Management Information Circular 11

•
Shareholders may submit questions in advance of the Meeting by email to CorporateSecretary@enbridge.com, indicating in the subject line that the question is related to the Meeting.
•
Written questions or comments will be read or summarized by a representative of Enbridge, after which the Chair or CEO will respond or direct the question to the appropriate person to respond.
•
If several questions relate to the same or very similar topic, we may group the questions and state that we have received similar questions.
•
Questions received during the Meeting, together with the Company’s responses, will be posted on the “Investors” page of our website (enbridge.com/investment-center/dashboard) as soon as practical after the Meeting.
•
An audio recording of the Meeting with real time captioning for the hearing impaired, will be made available on our website at enbridge.com/investment-center/events-and-presentations, under “2026 Annual Meeting of Shareholders”.

These guidelines may vary from time to time depending on logistics and with a view to following best practices in governance. A representative of Enbridge will provide an overview of these guidelines at the Meeting before the Meeting is called to order.

Delivery of meeting materials

As permitted by Canadian securities regulators, we are using notice-and-access to deliver the Circular and our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) to registered shareholders and beneficial owners.

This means that we will post the Circular and 2025 Annual Report online for our shareholders to access electronically. Notice-and-access is a more environmentally friendly and cost-effective way to distribute these materials, as it reduces printing, paper and postage.

You will receive a package in the mail with a Notice of 2026 Annual Meeting and Notice of Availability of Meeting Materials (“Notice”). The Notice will outline the matters to be addressed at the Meeting and explain how to access the Circular and 2025 Annual Report online, how to request a paper copy, and how to return your proxy or voting instructions. You will also receive a virtual meeting user guide and a form of proxy or voting instruction form, as applicable, so you can vote your shares.

We will also mail a paper copy of the Circular and/or 2025 Annual Report to beneficial owners who requested to receive one. All applicable meeting materials will be forwarded to beneficial shareholders at Enbridge’s expense.

Voting information

Please read this section carefully, as it contains important information regarding how to vote your Enbridge shares. Registered shareholders will receive a form of proxy and beneficial owners will receive a voting instruction form.

Who can attend the Meeting and vote?

The Board has fixed March 9, 2026 as the record date for the purpose of determining shareholders entitled to receive the notice of Meeting and to vote at the Meeting (or any adjournment or postponement thereof). Holders of common shares as of 5:00 p.m. (Eastern Time) on the record date are entitled to vote at the Meeting.

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preference shares, issuable in series. Each holder of common shares is entitled to one vote for each common share held. Preference shares do not have voting rights.

Who is soliciting my proxy?

Management of Enbridge is soliciting your proxy in connection with this Circular and the Meeting. The Company has retained Sodali & Co to assist in communications with shareholders, solicit proxies, and provide related advice and support. In connection with these services, Sodali & Co is expected to receive a fee from Enbridge not to exceed $50,000 plus reasonable out-of-pocket expenses. Proxies may be solicited by mail, in person, by telephone or electronically.

If you have any questions or require more information regarding the procedures for voting your shares, you can contact Sodali & Co by telephone at 1-888-444-0591 toll free in North America (1-289-695-3075 by collect call) or by email at assistance@investor.sodali.com.

Enbridge employees may also contact you by any of these methods to encourage you to vote. Enbridge will bear the entire cost of this solicitation, and our employees do not receive a commission or any other form of compensation for it.

Voting recommendations

The Board recommends that you vote:

•
FOR the election of each of the 12 director nominees
•
FOR the appointment of the auditors and authorize the directors to fix their remuneration
•
FOR the non-binding advisory resolution to accept our approach to executive compensation (say on pay)
•
FOR the amendment, reconfirmation and approval of our shareholder rights plan

12 Enbridge Inc. 2026 Management Information Circular

About the Meeting

Voting by Enbridge proxyholders and exercise of discretion

If you appoint Gregory L. Ebel, our President and Chief Executive Officer (“President & CEO”), and Steven W. Williams, our Board Chair (the “Enbridge proxyholders”) to act and vote on your behalf at the Meeting, as provided in the form of proxy or voting instruction form, but do not indicate how you want to vote your common shares, the Enbridge proxyholders will vote as the Board of Directors recommends (as set out on the previous page under “Voting recommendations”).

The form of proxy or voting instruction form also confers discretionary authority on the person(s) named to vote on any amendment or variation to the matters identified in the notice of Meeting and on any other matter properly coming before the Meeting. As of the date of this Circular, management is not aware of any such amendment, variation or other matter. If, however, any such amendment, variation or other matter properly comes before the Meeting, proxies will be voted at the discretion of the person(s) named on the form of proxy or voting instruction form. If you appoint a proxyholder other than the Enbridge proxyholders, please make them aware and ensure they attend the Meeting for your vote to count.

What is the difference between a registered shareholder and a beneficial owner?

You are a registered shareholder if your common shares are registered directly in your name with our transfer agent, Computershare Trust Company of Canada (“Computershare” or “Transfer Agent”). You may hold your common shares in the form of a physical share certificate or through the direct registration system (“DRS”) on the records of the Transfer Agent in electronic form.

You are a non-registered shareholder (or beneficial owner) if your bank, trust company, securities broker, trustee or other financial institution (your nominee) holds your common shares for you in a nominee account. This means you do not have a physical share certificate and do not hold through the DRS on the records of our Transfer Agent in electronic form. Instead, your common shares are recorded on the nominee’s electronic system.

What does it mean if I receive more than
one Notice, form of proxy or voting
instruction form?

If you receive more than one Notice, form of proxy or voting instruction form, it means that you hold shares in multiple accounts with the Transfer Agent, brokers or other nominees. The voting process is different for registered shareholders and beneficial owners. Please follow the instructions carefully and vote or provide voting instructions for all of the common shares you own.

How to vote

Enbridge shareholders may vote by proxy before the Meeting or vote at the Meeting, as described below.

1. Voting by proxy before the Meeting

You may vote before the Meeting by completing your form of proxy or voting instruction form in accordance with the instructions provided. Voting by proxy is the easiest way to vote. It means you are giving someone else (called your “proxyholder”) the authority to attend the Meeting and vote on your behalf. The vast majority of shareholders vote by proxy in advance of the Meeting, and we encourage you to do so.

Gregory L. Ebel, our President & CEO, and Steven W. Williams, our Board Chair, have agreed to act as the Enbridge proxyholders. Proxyholders must vote your common shares according to your instructions, including on any ballot that may be called. If there are changes to the items of business or new items properly come before the Meeting, a proxyholder can vote at their discretion. You can appoint someone else to be your proxyholder. This person does not need to be a shareholder. See “Appointment of a third party as proxy” on page 14.

Registered Shareholders: Registered shareholders will receive a Notice containing instructions on how to access the Meeting materials and a form of proxy outlining the three ways for registered shareholders to vote by proxy before the Meeting:

You may vote on the internet by logging on to the website indicated on the form of proxy (investorvote.com) and following the website prompts. You may also scan the QR code on your form of proxy.

You may vote by calling the toll-free telephone number 1-866-732-8683. You will be prompted to provide your control number printed on the form of proxy. If you vote by telephone, you may not appoint a person as proxyholder other than the Enbridge proxyholders named in the form of proxy.

You may vote by completing, signing and returning the form of proxy in the postage-paid envelope provided.

Proxies, whether submitted through the internet or by telephone or mail as described above, must be received by the Transfer Agent by 1:30 p.m. MT on May 4, 2026. If the Meeting is postponed or adjourned, your instructions must be received not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time the Meeting is reconvened. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at their discretion without notice.

Enbridge Inc. 2026 Management Information Circular 13

For any voting questions, contact Computershare at 1-866-276-9479 (toll free in North America) or 1-514-982-8696 (outside North America).

Beneficial owners: Beneficial owners will receive a Notice and a voting instruction form through their broker or other intermediary. The Notice contains instructions on how to access the Meeting materials and return your voting instructions. You should carefully follow all voting instructions provided by your broker or intermediary to ensure your shares are voted. Brokers or other intermediaries may set deadlines for voting that are further in advance of the Meeting than those set out in this Circular.

Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting common shares for the broker’s client and U.S. brokers and their agents or nominees are prohibited from voting common shares for the broker’s client with respect to “non-routine” matters, including the election of directors and the non-binding advisory vote on our approach to executive compensation, but may vote such common shares with respect to “routine” matters, including the appointment of an auditor. When a broker is unable to vote on a proposal because it is non-routine and the owner of the common shares does not provide voting instructions, a “broker non-vote” occurs. Broker non-votes have no effect on the vote on such a proposal because they are not considered present and entitled to vote.

For any voting questions, contact your broker, intermediary or nominee.

2. Voting at the Meeting

Registered Shareholders: Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting.

Beneficial owners: If you are a beneficial owner and wish to vote at the Meeting, you must appoint yourself as proxyholder by inserting your own name in the space provided on the voting instruction form sent to you (if permitted) and must follow all applicable instructions provided by your intermediary.

Beneficial owners who have not duly appointed themselves as proxyholder will not be able to vote at the Meeting. This is because the Company and our Transfer Agent do not have a record of the non-registered shareholders of the Company, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder.

Appointment of a third party as proxy

The following applies to shareholders who wish to appoint someone other than the Enbridge proxyholders as their proxyholder to attend and participate at the Meeting and vote their shares. This includes beneficial owners who wish to appoint themselves as proxyholder. If both Step 1 and Step 2 are not completed, the proxyholder will not be able to ask questions or vote at the Meeting and will be admitted as a guest only.

Step 1

•
Submit your form of proxy or voting instruction form: To appoint someone other than the Enbridge proxyholders as proxyholder, insert that person’s name in the space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting the form of proxy or voting instruction form. This must be completed before moving to step 2 (registering your proxyholder).
•
Beneficial owners: If you are a beneficial owner and wish to participate or vote at the Meeting, you must insert your own name in the space provided on the voting instruction form and follow all applicable instructions provided by your intermediary. You must also register yourself as your proxyholder, as described in Step 2. By doing so, you are instructing your intermediary to appoint you as proxyholder.
•
Beneficial owners located in the United States: In addition to the steps described on page 11 under “How do I attend and participate at the Meeting?”, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting instruction form sent to you. If you did not receive a legal proxy form, contact your intermediary to request one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Computershare via e-mail or by courier to: uslegalproxy@computershare.com or Computershare, Attention: Proxy Dept., 14th Floor, 320 Bay Street, Toronto, ON M5H 4A6, Canada. In either case, your request must be labeled “Legal Proxy” and received no later than the voting deadline of 1:30 p.m. MT on
May 4, 2026.

Step 2

•
Register your proxyholder: To register a third-party proxyholder, shareholders must visit computershare.com/EnbridgeAGM by 1:30 p.m. MT on May 4, 2026 and provide Computershare with the required proxyholder contact information so that Computershare can provide the proxyholder with a username via email. Without a username, proxyholders will not be able to ask questions and vote at the Meeting and will only be able to attend as a guest.

How can I change or revoke my vote?

Registered shareholders: You may change a vote you made by proxy by voting again, in advance of the deadline, using any of the available means described on page 13 under “Voting by proxy before the Meeting”. Your new instructions will revoke your earlier instructions.

14 Enbridge Inc. 2026 Management Information Circular

About the Meeting

If you have followed the process for attending and voting at the Meeting online, voting at the Meeting online will revoke your previous proxy.

If you are a registered shareholder and voted by proxy, you can also revoke your voting instructions by:

•
sending us a notice in writing (from you or a person authorized to sign on your behalf). We must receive it by 5:00 p.m. MT on May 5, 2026, or by 5:00 p.m. MT on the business day before the Meeting is reconvened if it was postponed or adjourned. Send your notice to the Corporate Secretary, Enbridge Inc., 200, 425-1st Street SW, Calgary, Alberta, T2P 3L8, Canada or by email at CorporateSecretary@enbridge.com; or
•
any other manner permitted by law.

Beneficial owners: Contact your broker or nominee to find out how to change or revoke your voting instructions and the timing requirements for doing so. Intermediaries may set deadlines for the receipt of revocation notices that are further in advance of the Meeting than those set out in this Circular; accordingly, any revocation should be completed well in advance of the deadline outlined in the voting instruction form to ensure it is given effect at the Meeting.

What is the voting deadline?

If voting by proxy before the Meeting, your proxy must be received by 1:30 p.m. MT on May 4, 2026, regardless of the voting method you choose. If the Meeting is postponed or adjourned, your instructions must be received not later than 48 hours (excluding, Saturdays, Sundays and statutory holidays) before the time the Meeting is reconvened. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at their discretion without notice.

The Company reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

Employee savings plan voting information

If you participate in any Enbridge employees savings plan and have Enbridge shares under such plan, you have the right to provide voting directions to the applicable third-party administrator for those Enbridge shares. Enbridge shares held by plan participants will be voted in accordance with the instructions received from the plan participant. If you elect not to provide voting directions to the applicable third-party administrator, the Enbridge shares that you beneficially own under the applicable plan will not be voted.

Please note: plan participants will have an earlier voting deadline so that the voting instructions from plan participants can be processed in time to allow the applicable third-party administrator to vote before the proxy cut-off of 1:30 p.m. MT on May 4, 2026. Please refer to your voting instruction form for details of the cut-off applicable to each plan.

How will votes be tabulated?

Proxies will be counted and tabulated by the Transfer Agent. Proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.

How do I contact the Transfer Agent?

Registered shareholders may contact Computershare, our Transfer Agent, at 1-866-276-9479 (toll free in North America) or 1-514-982-8696 (outside North America), with any voting questions.

Business of the Meeting

Financial statements

Our audited consolidated financial statements for the year ended December 31, 2025, and the report of the auditors thereon will be placed before the shareholders at the Meeting. You can view, download or request a copy of our 2025 Annual Report (which includes the financial statements) by following the instructions on the Notice. You can also view or download a copy from our website, or you can request a copy from our Investor Relations department using the contact information on page 53. The 2025 Annual Report is also available at sedarplus.ca.

ITEM 1: Election of directors

Shareholders elect directors to the Board for a term of one year, expiring at the end of the next annual meeting. Shareholders will be asked to elect 12 directors at the Meeting. All of our current directors are nominated for re-election.

All of the directors standing for election are independent except for Gregory L. Ebel, our President & CEO.

You may vote for all 12 of the director nominees, vote for some and against others, or vote against all of them. Unless you instruct otherwise, the Enbridge proxyholders will vote “FOR” each of the director nominees.

As of the date of this Circular, the Company has received no notice of any other proposed director nominees. Any such nominations would need to be made in accordance with our Advance Notice By-Law as described on page 37 of this Circular.

Enbridge Inc. 2026 Management Information Circular 15

Vote required for approval:

The director nominees receiving votes cast in their favour that represent a majority of the votes duly cast for and against them at the Meeting will be elected to the Board.

The Board recommends that shareholders vote “FOR” the election of each nominee set forth below, to hold office until the close of the next annual meeting of shareholders or until their respective successors have been elected.

Majority voting for directors

In accordance with and subject to the Canada Business Corporations Act (“CBCA”), directors stand for election each year at the annual meeting of shareholders, and a separate vote of shareholders is taken with respect to each candidate nominated for director. If there is only one candidate nominated for each position available on the Board (an uncontested election), each candidate is elected only if the number of votes cast in their favour represents a majority of the votes cast for and against them by the shareholders who are present in person or represented by proxy at the meeting. Unelected incumbent directors who fail to achieve a majority vote may continue in office until the earlier of: (a) the 90th day after the election; and (b) the day on which their successor is appointed or elected. Majority voting will not apply in the case of a contested election of directors, in which case the directors will be elected by a plurality of votes of the shares represented in person or by proxy at the meeting and voted on the election of directors.

Nominees for election to the Board

Director nominee profiles

The profiles that follow provide information about the director nominees, including their backgrounds, experience, current directorships, Enbridge shares and deferred share units held and the Board committees they sit on. Additional information about the skills and experience of our director nominees can be found on page 31.

16 Enbridge Inc. 2026 Management Information Circular

Q

Global energy markets have faced black swan events— from geopolitical shocks to pandemics and extreme weather. How does your international experience help the Board prepare for the unexpected?

A

“Black swan events teach us that resilience is built before the crisis. In India, North America, and beyond, I’ve seen the value of diversified supply chains, robust safety systems, and flexible capital structures. At Enbridge, that means stress-testing strategies, embedding risk awareness into every decision, and positioning ourselves to pivot quickly without compromising reliability or stakeholder trust.”

M.M. (Mike) Ashar

Age 70	Director since	2025 annual meeting
Calgary, Alberta, Canada	July 29, 2021	votes for:
98.69%
Independent	Latest date of retirement:
May 2030

Mr. Ashar has been Principal at Bison Refining and Trading LLC since 2018. He was previously an Advisor at Reliance Industries Limited from 2016 to 2018 and an Executive Director, Managing Director and Chief Executive Officer of Cairn Energy India Ltd. from 2014 to 2016. Prior to that, Mr. Ashar served as President of Irving Oil Ltd. from 2008 to 2013. He held various senior leadership positions at Suncor Energy Inc. from 1987 to 2008. Mr. Ashar holds a Master of Business Administration, Bachelor of Arts, Master of Engineering and a Bachelor of Science from the University of Toronto. Mr. Ashar is a member of the Institute of Corporate Directors ("ICD").

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors	8 out of 8	100%
Governance	4 out of 4	100%
Human Resources and Compensation[9]	2 out of 2	100%
Safety and Reliability[9]	2 out of 2	100%
Total	16 out of 16	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

64,000	$38,122	$7,587,665	$1,295,406

Other board/board committee memberships[6]
N/A

About the Meeting

Enbridge Inc. 2026 Management Information Circular 17

Q

As Chair of the Safety and Reliability Committee, what’s the most important question you ask management after an incident?

A

“The most important question I ask is “What is it about our system that allowed this to happen?” That means looking beyond the immediate fix or one-off changes. It means examining broader system level improvements—whether in processes, technology, or culture—so lessons translate into lasting resilience.”

Gaurdie E. Banister

Age 68	Director since	2025 annual meeting
Houston, Texas, USA	November 4, 2021	votes for:
98.86%
Independent	Latest date of retirement:
May 2033

Mr. Banister is the founder and CEO of Different Points of View, a private firm that provides advisory services in the areas of leadership and safety. He served as President & CEO of Aera Energy LLC, an oil and gas exploration and production company jointly owned by Shell Oil Company and ExxonMobil from 2007 until his retirement in 2015. Prior to that, Mr. Banister held various senior leadership positions at Shell from 1980 to 2007. Mr. Banister holds a Bachelor of Science in Metallurgical Engineering from the South Dakota School of Mines and Technology. In February 2023, Mr. Banister was recognized as one of the Top 25 Black Board Members in the U.S. by BoardProspects.

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors	8 out of 8	100%
Audit, Finance and Risk	4 out of 4	100%
Safety and Reliability (Chair)	4 out of 4	100%
Total	16 out of 16	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

21,323	18,856	$2,985,300	$1,295,406

Other board/board committee memberships[6]
Public
Dow, Inc. (public materials science company)	• Director • Member, compensation and leadership development committee • Member, corporate governance committee
Private
Russell Reynolds Associates (leadership advisory and search firm)	• Chair • Member, compensation committee
Former US-listed company directorships (last 5 years)
Tyson Foods

18 Enbridge Inc. 2026 Management Information Circular

Q

With shifting political priorities and evolving stakeholder expectations in Canada and the U.S., how is the role of sustainability committees changing for cross-border companies?

A

“The role is becoming more dynamic. While policies may change, stakeholder expectations for safety, respect, and integrity remain. The Committee now needs to anticipate policy swings and stakeholder demands. That means stress-testing strategies against multiple scenarios and listening to investors, customers, communities, and other stakeholders to understand what matters most.”

Susan M. Cunningham

Age 70	Director since	2025 annual meeting
Houston, Texas, USA	February 13, 2019	votes for:
98.58%
Independent	Latest date of retirement:
May 2031

Ms. Cunningham served as an Advisor for Darcy Partners from 2017 until 2019. From 2014 to 2017, Ms. Cunningham was Executive Vice President, EHSR (Environment, Health, Safety, Regulatory) and New Frontiers (global exploration, new ventures, geoscience and business innovation) at Noble Energy, Inc. From 2001 to 2013, she held various senior management roles with Noble Energy, including leadership accountability for Exploration, Reserves, Innovation and Offshore Operations. Prior thereto, Ms. Cunningham held positions with Texaco U.S.A., Statoil Energy, Inc. and Amoco Corporation, where she served as Country Manager in Denmark and conducted field work in East Africa, amongst other duties. Ms. Cunningham holds a Bachelor of Arts in Geology and Physical Geography from McMaster University, is a graduate of Rice University’s Executive Management Program, and is an executive coach. She was Chair of the OTC (Offshore Technology Conference) from 2010 to 2011 and received multiple awards including the WISE-Bio Houston Leadership in Technology Award in 2011 and the Top 25 Women in Energy (Oil and Gas Investor Magazine) in 2018.

Susan is currently the Chair of the Board at Chord Energy Corporation and serves on the Board of Governors for McMaster University, in Ontario, Canada. She has previously served on the boards of Oil Search and Cleveland Cliffs.

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors	8 out of 8	100%
Sustainability (Chair)	4 out of 4	100%
Human Resources and Compensation	4 out of 4	100%
Total	16 out of 16	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

3,502	37,473	$3,044,443	$1,295,406

Other board/board committee memberships[6]
Public
Chord Energy Corporation (formerly known as Whiting Petroleum Corporation) (oil and gas exploration and production)	• Chair
Former US-listed company directorships (last 5 years)
Oil Search Limited

About the Meeting

Enbridge Inc. 2026 Management Information Circular 19

Q

As CEO of a cross-border company, what’s your view on how policy can help position North America as a global energy superpower?

A

“Markets build when governments set clear rules and stick to them. If Canada and the U.S. align on permitting reform, emissions policy, and incentives for innovation, we can attract investment and deliver energy security and affordability for our citizens and allies. Policy certainty is not just a regulatory issue—it’s a competitive advantage in a world where energy demand and geopolitical risks are rising.”

Gregory L. Ebel

Age 61	Director since	2025 annual meeting
Houston, Texas, USA	February 27, 2017	votes for:
95.97%
Not Independent	Latest date of retirement:
May 2039

Mr. Ebel became President and Chief Executive Officer of Enbridge on January 1, 2023 and is a member of the Board of Directors. Mr. Ebel was Chair of the Board from 2017 to 2022. He served as Chairman, President and CEO of Spectra Energy from 2009 until 2017. Prior to that time, Mr. Ebel served as Spectra Energy’s Group Executive and Chief Financial Officer beginning in 2007. He served as President of Union Gas Limited from 2005 until 2007, and Vice President, Investor & Shareholder Relations of Duke Energy Corporation from 2002 until 2005. Mr. Ebel joined Duke Energy in 2002 as Managing Director of Mergers and Acquisitions in connection with Duke Energy’s acquisition of Westcoast Energy Inc. Mr. Ebel holds a Bachelor of Arts (Honors) from York University and is a graduate of the Advanced Management Program at the Harvard Business School. Mr. Ebel has earned the CERT Certificate in Cybersecurity Oversight. This certificate was developed by the National Association of Corporate Directors ("NACD"), Ridge Global, and Carnegie Mellon University’s CERT division.

Enbridge Board/Board committee memberships[7]		Meeting attendance[1]

Board of Directors	8 out of 8	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares (excluding stock options)[4]	Minimum required[8]

756,510	62,180	$60,828,667	N/A

Other board/board committee memberships[6]
Public
The Mosaic Company (public producer and marketer of concentrated phosphate and potash)	• Chair of the Board • Member, audit committee • Member, corporate governance and nominating committee
Former US-listed company directorships (last 5 years)
Baker Hughes Company

20 Enbridge Inc. 2026 Management Information Circular

Q

Which governance trends matter most for boards
in 2026?

A

“Governance in 2026 requires boards to exercise stronger judgment at the intersection of technology, talent, and geopolitics. Technology fluency becomes a fiduciary responsibility, with boards ensuring AI and digital capabilities are deployed responsibly, securely, and in ways that create durable advantage. At the same time, boards must elevate talent and succession oversight as core enterprise risks, while continuously anticipating geopolitical, regulatory, and supply-chain dynamics that will shape long-term resilience and value creation.”

Jason B. Few

Age 59	Director since	2025 annual meeting
Westport, Connecticut,	May 4, 2022	votes for:
USA		98.79%

Independent	Latest date of retirement:
May 2041

Mr. Few is President and Chief Executive Officer of FuelCell Energy, Inc., a global provider of advanced distributed power platforms designed to deliver highly reliable, scalable, and clean on-site energy for mission-critical applications, including data centers, industrial facilities, and utility infrastructure. FuelCell Energy’s purpose is to enable a world empowered by clean energy. For more than 35 years, Mr. Few has been a business leader, entrepreneur, and technology executive across multiple industries and has served on the boards of multiple publicly listed and privately held companies. He is also the founder and senior managing partner of BJF Partners, LLC, a privately held strategic transformation consulting firm, where he has served since 2016. Mr. Few has worked at the intersection of technology, energy, and large-scale transformation for Global Fortune 500, small- and mid-cap, and privately held companies, including NRG/Reliant, Continuum Energy, Motorola, AT&T, and Sustayn Analytics L.L.C. Mr. Few holds a Master of Business Administration from Northwestern University’s J.L. Kellogg School of Management and a Bachelor of Business Administration (Computer Systems in Business) from Ohio University School of Business.

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors	8 out of 8	100%
Audit, Finance and Risk	4 out of 4	100%
Governance (Chair)[10]	2 out of 2	100%
Sustainability[10]	2 out of 2	100%
Total	16 out of 16	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

-	15,576	$1,157,297	$1,295,406

Other board/board committee memberships[6]
Public
FuelCell Energy, Inc. (molten carbonate fuel cell technology company)	• Director • Chair, executive committee
Private
Atlantic Aviation (flight support and ground handling services company)	• Director • Member, ESG committee
Former US-listed company directorships (last 5 years)
Marathon Oil Corporation

About the Meeting

Enbridge Inc. 2026 Management Information Circular 21

Q

How does your background in finance and operations strengthen board oversight?

A

“Having served as both CFO and CEO, I bring a deep understanding of financial discipline and operational efficiency. This dual perspective helps to ground strategic decisions in sound economics while supporting innovation and long-term shareholder value.”

Douglas L. Foshee

Age 66	Director since	2025 annual meeting
Houston, Texas, USA	January 1, 2025	votes for:
99.68%
Independent	Latest date of retirement:
May 2035

Mr. Foshee is the owner and founder of Sallyport Investments, a family office investing in private equity and venture capital. He has more than 40 years of energy industry experience, including as Chair, President and CEO of El Paso Corporation from 2003 to 2012, as Chief Financial Officer and then Chief Operations Officer of Halliburton Company from 2001 to 2003, and as Chair, President and CEO of Nuevo Energy from 1996-2001. Mr. Foshee holds a Master of Business Administration (Finance and Public Administration) from Rice University and a Bachelor of Business Administration from Texas State University.

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors	8 out of 8	100%
Human Resources and Compensation	3 out of 3	100%
Safety and Reliability	3 out of 3	100%
Total	14 out of 14	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

8,387	3,511	$884,021	$1,295,406

Other board/board committee memberships[6]
Private
Combined Arms (organization delivering innovative SaaS technology that optimizes connection to resources, improving the quality of life for veterans and military families)	• Chair
Former US-listed company directorships (last 5 years)
Marathon Oil Corporation

22 Enbridge Inc. 2026 Management Information Circular

Q

As a member of the Audit, Finance & Risk Committee, what's your priority when reviewing Enbridge's financial strategy?

A

“My priority is ensuring financial resilience and disciplined capital allocation. That means stress-testing assumptions, evaluating liquidity, and confirming we can fund strategic priorities without compromising balance sheet strength. My CFO experience helps the Board balance growth with risk management.”

Theresa B.Y. Jang

Age 61	Director since	2025 annual meeting
Calgary, Alberta, Canada	May 8, 2024	votes for:
99.59%
Independent	Latest date of retirement:
May 2040

Ms. Jang served as Executive Vice President and Chief Financial Officer for Stantec Inc., a top-tier global engineering and design firm, from 2019 until her retirement in 2024. Prior thereto, Ms. Jang spent more than 25 years in the North American energy infrastructure sector, including serving as Senior Vice President and Chief Financial Officer for Veresen Inc. from 2014 to 2017. From 2006 to 2014, Ms. Jang held various financial leadership roles with Veresen. Prior thereto, Ms. Jang held positions with TransCanada Corporation (now TC Energy Corporation). Ms. Jang holds a Bachelor of Commerce (Accounting) from the University of Calgary and is a Fellow of the Chartered Professional Accountants. Ms. Jang was named as one of Canada’s Top 100 Most Powerful Women by the Women’s Executive Network in 2022.

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors	8 out of 8	100%
Audit, Finance and Risk	4 out of 4	100%
Sustainability	4 out of 4	100%
Total	16 out of 16	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

16,516	8,666	$1,871,023	$1,295,406

Other board/board committee memberships[6]
Private
STARS Air Ambulance (non-profit organization that provides emergency medical transport across Western Canada)	• Director • Chair, audit committee

About the Meeting

Enbridge Inc. 2026 Management Information Circular 23

Q

How is the Audit, Finance & Risk Committee approaching AI oversight and where do you see the committee adding the most value?

A

“Our role is to oversee AI adoption so it aligns with Enbridge’s risk framework and governance standards. In 2025, the committee completed specialized training on AI usage and governance, cybersecurity, and regulatory trends. That knowledge helps us ask sharper questions about data integrity, opportunities, and operational risk. We bring a governance lens to AI—evaluating its implications for the Company’s business, including both risks and opportunities. The committee’s education sessions in 2025 emphasized accountability and ethical standards, enabling us to embed those principles into oversight as AI becomes more central to business processes.”

Teresa S. Madden

Age 70	Director since	2025 annual meeting
Boulder, Colorado, USA	February 12, 2019	votes for:
97.84%
Independent	Latest date of retirement:
May 2031

Ms. Madden was the Executive Vice President and Chief Financial Officer of Xcel Energy, Inc., an electric and natural gas utility, from 2011 until her retirement in 2016. She joined Xcel in 2003 as Vice President, Finance, Customer & Field Operations and was named Vice President and Controller in 2004. Prior thereto, Ms. Madden served as Controller of Rogue Wave Software, Inc. as well as New Century Energies and Public Service Company of Colorado, predecessor companies of Xcel Energy. Ms. Madden holds a Bachelor of Science in Accounting from Colorado State University and a Master of Business Administration from Regis University. Ms. Madden has earned the CERT Certificate in Cybersecurity Oversight. This certificate was developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division. Ms. Madden also maintains a Certified Public Accountant license in the state of Colorado.

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors	8 out of 8	100%
Audit, Finance and Risk (Chair)	4 out of 4	100%
Governance	4 out of 4	100%
Total	16 out of 16	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

5,454	34,762	$2,988,049	$1,295,406

Other board/board committee memberships[6]
Public
The Cooper Companies, Inc. (medical device company)	• Director • Chair, audit committee
Former US-listed company directorships (last 5 years)
Peabody Energy Corp.

24 Enbridge Inc. 2026 Management Information Circular

Q

How does your entrepreneurial background add value to Enbridge's board?

A

“Building a global business
from the ground up taught me how to navigate disruption,
scale responsibly, and keep customers at the center of strategy. That perspective helps me contribute to discussions on growth, innovation, and stakeholder trust.”

Manjit Minhas

Age 45	Director since	2025 annual meeting
Calgary, Alberta, Canada	November 28, 2023	votes for:
99.57%
Independent	Latest date of retirement:
May 2056

Ms. Minhas is an entrepreneur and venture capitalist in the liquor industry as CEO and co-founder of Minhas Brewery, Distillery and Winery since 1999. Ms. Minhas has extensive business and entrepreneurial experience in strategic planning, cybersecurity oversight, brand development, marketing, sales management, shareholder and government relations, governance, and holds an ESG designation and certification from Competent Boards. Ms. Minhas was appointed as a member of the Council of the Alberta Order of Excellence, effective January 1, 2025 and in 2024 she received the United Nations Global Citizen Laureate Award for her work in advancing Gender Equality.

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors	8 out of 8	100%
Sustainability	4 out of 4	100%
Safety and Reliability	4 out of 4	100%
Total	16 out of 16	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

336	7,844	$607,774	$1,295,406

Other board/board committee memberships[6]
Private
ATB Financial (financial institution and Crown corporation wholly owned by the Province of Alberta)	• Director • Member, human resources committee • Member, risk and governance committee
YYC Calgary Airport Authority (not-for-profit, non-share capital corporation responsible for the operation and management of YYC Calgary International Airport)	• Director • Member, audit & finance committee • Member, people, governance & nominating committee

About the Meeting

Enbridge Inc. 2026 Management Information Circular 25

Q

What’s your focus as Chair of the Human Resources & Compensation Committee?

A

“My priority is aligning people strategy with business objectives. That means linking executive development and pay to measurable outcomes, from operational excellence to sustainability goals, while fostering a culture that attracts top talent in a competitive market.”

Stephen S. Poloz

Age 70	Director since	2025 annual meeting
Ottawa, Ontario, Canada	June 4, 2020	votes for:
98.95%
Independent	Latest date of retirement:
May 2031

Mr. Poloz was Governor of the Bank of Canada from 2013 until his retirement in 2020, in which capacity he served as Chair of the Board of Directors, and on the Board of Directors of the Bank for International Settlements. Prior thereto, Mr. Poloz spent 14 years with Export Development Canada in various roles, including Chief Economist, Head of Lending, and President & Chief Executive Officer. He previously spent five years at BCA Research as managing editor of The International Bank Credit Analyst and 14 years at the Bank of Canada in economic research and forecasting. He holds a Bachelor of Arts (Honors) in Economics from Queen’s University, and an MA and PhD in Economics from the University of Western Ontario. He is an Honorary Certified International Trade Professional and a graduate of Columbia University’s Senior Executive Program. He is also author of The Next Age of Uncertainty: How the World Can Adapt to a Riskier Future, published by Penguin Random House Canada. In 2024, Mr. Poloz was named an Officer of the Order of Canada.

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors	8 out of 8	100%
Governance (Chair)[11]	2 out of 2	100%
Human Resources and Compensation (Chair)[11]	2 out of 2	100%
Safety and Reliability[11]	2 out of 2	100%
Sustainability[11]	1 out of 2	50%
Total	15 out of 16	94%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

1,736	32,339	$2,531,773	$1,295,406

Other board/board committee memberships[6,12]
Public
CGI Inc. (IT and business consulting services company)	• Director • Member, audit and risk management committee

26 Enbridge Inc. 2026 Management Information Circular

Q

How does your investment background strengthen Enbridge’s board oversight?

A

“Managing large-scale portfolios taught me how to evaluate risk and return in complex environments. I bring that discipline to Board discussions and decision making on capital allocation, strategic investments, and resilience—helping create sustainable value.”

S. Jane Rowe

Age 66	Director since	2025 annual meeting
Toronto, Ontario, Canada	November 4, 2021	votes for:
98.68%
Independent	Latest date of retirement:
May 2034

Ms. Rowe served as Vice Chair, Investments, Ontario Teachers’ Pension Plan from 2020 until her retirement in 2023. From 2019 to 2020, she was Executive Managing Director, Equities, at Ontario Teachers, an independent organization responsible for administering and managing the assets of the Ontario Teachers’ Pension Plan. Prior to that, she was Senior Managing Director, Ontario Teachers’ Private Capital from 2010 to 2019. Ms. Rowe held several executive positions at Scotiabank from 1987 to 2010, including President and Chief Executive Officer of Scotia Mortgage Corporation and Roynat Capital Inc. Ms. Rowe holds a Master of Business Administration from York University, Schulich School of Business and a Bachelor of Commerce (Honors) from Memorial University. Ms. Rowe is a member of ICD.

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors	8 out of 8	100%
Governance	4 out of 4	100%
Human Resources and Compensation	4 out of 4	100%
Total	16 out of 16	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

39,290	17,760	$4,238,815	$1,295,406

Other board/board committee memberships[6]
Public
TD Bank Financial Group (Canadian multinational banking and financial services corporation)	• Director • Member, audit committee • Chair, remediation committee

About the Meeting

Enbridge Inc. 2026 Management Information Circular 27

Q

How does the Board help Enbridge stay steady in a volatile environment?

A

“Our role is to provide clarity
and confidence when markets and policies shift. We focus
on long-term fundamentals— financial strength, operational reliability, and disciplined risk management—so the organization can adapt without losing sight of its strategic goals.”

Steven W. Williams

Age 70	Director since	2025 annual meeting
Calgary, Alberta, Canada	May 4, 2022	votes for:
91.57%
Independent	Latest date of retirement:
May 2031

Mr. Williams has nearly 50 years of international energy industry experience. He served as Chief Executive Officer of Suncor Energy from 2012 until his retirement in 2019 and as President from 2011 to 2018. Prior to that, Mr. Williams held various senior leadership roles at Suncor and for 18 years at Esso/Exxon. Mr. Williams is one of 12 founding Chief Executive Officers of Canada’s Oil Sands Innovation Alliance and attended the 2015 United Nations Climate Change Conference in Paris as an official member of the Government of Canada delegation. Mr. Williams has a Bachelor of Science (Honors) in chemical engineering from Exeter University and is a Fellow of the Institution of Chemical Engineers. He is also a graduate of the business economics program at Oxford University and the advanced management program at Harvard Business School. Mr. Williams is a member of ICD.

Enbridge Board/Board committee memberships		Meeting attendance[1]

Board of Directors (Chair)	8 out of 8	100%
Human Resources and Compensation (Chair)[13]	2 out of 2	100%
Safety and Reliability[13]	2 out of 2	100%
Total	12 out of 12	100%

Enbridge shares and DSUs held[2]

Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]

32,282	36,204	$5,088,510	$1,295,406

Other board/board committee memberships[6]
Public
Smiths Group plc (engineering and technology company)	• Chair of the Board • Chair, nomination & governance committee • Member, remuneration & people committee • Chair, separation oversight committee
Former US-listed company directorships (last 5 years)
Alcoa Inc.

28 Enbridge Inc. 2026 Management Information Circular

About the Meeting

1 Percentages are rounded to the nearest whole number. Includes all meetings held in 2025.

2 Based on information provided by the director nominees and is as at the date of this Circular.

3 DSUs refer to deferred share units, as defined on page 61.

4 Total market value = number of common shares and DSUs × closing price of Enbridge shares on the TSX on March 3, 2026 of $74.30, rounded to the nearest dollar.

5 Directors must hold at least three times their annual US$315,000 Board retainer in DSUs or Enbridge shares within five years of becoming a director on our Board. Amounts are converted to C$ using US$1 = C$1.3708, the published WM/Reuters 4 pm London exchange rate for December 31, 2025. All current directors meet or exceed this requirement except Mr. Few, Ms. Minhas, and Mr. Foshee, who have until May 4, 2027, November 28, 2028, and January 1, 2030, respectively, to meet this requirement.

6 Public means a corporation or trust that is a reporting issuer in Canada, a registrant in the U.S., or both, that has publicly listed equity securities. Private means a corporation, trust, or other entity that is not a reporting issuer or registrant.

7 Mr. Ebel is not a member of any Board committee, but as a director and President & CEO, he attends Board committee meetings upon request.

8 As President & CEO, Mr. Ebel must hold Enbridge shares equal to eight times his base salary (see page 89).

9 Mr. Ashar ceased being a member of the Human Resources and Compensation Committee and was appointed to the Safety and Reliability Committee on June 13, 2025.

10 Mr. Few was appointed to the Governance Committee as Chair on May 7, 2025 and ceased being a member of the Sustainability Committee on June 13, 2025.

11 Mr. Poloz ceased being the Chair of the Governance Committee and was appointed to the Human Resources and Compensation Committee as Chair on May 7, 2025. Mr. Poloz ceased being a member of the Governance Committee and the Safety and Reliability Committee and was appointed to the Sustainability Committee on June 13, 2025.

12 Mr. Poloz was a director of OMNI Conversion Technologies Inc. ("OMNI") from October 2021 to October 2024. On November 19, 2024, OMNI filed a Notice of Intention to Make a Proposal under the Bankruptcy and Insolvency Act (Canada). On November 29, 2024, the Ontario Superior Court issued an order to commence a formal court-authorized sale and investment solicitation process. OMNI completed the restructuring process in 2025.

13 Mr. Williams ceased being a member of the Human Resources and Compensation Committee and the Safety and Reliability Committee when he was appointed Chair of the Board on May 7, 2025 , but he attends Board committee meetings upon request.

Current Board committee participation

The following table outlines Board committee participation as of the date of this Circular. Each of our Board committees is comprised entirely of independent Board members. Gregory L. Ebel is not a member of any Board committees but attends Board committee meetings upon request, in his capacity as President & CEO.

Audit, Finance and Risk Committee	Sustainability Committee	Governance Committee	Human Resources and Compensation Committee	Safety and Reliability Committee
Teresa S. Madden (Chair)[1]	Susan M. Cunningham (Chair)	Jason B. Few (Chair)	Stephen S. Poloz (Chair)	Gaurdie E. Banister (Chair)
Gaurdie E. Banister	Theresa B.Y. Jang	M.M. (Mike) Ashar	Susan M. Cunningham	M.M. (Mike) Ashar
Jason B. Few[1]	Manjit Minhas	Teresa S. Madden	Douglas L. Foshee	Douglas L. Foshee
Theresa B.Y. Jang[1]	Stephen S. Poloz	S. Jane Rowe	S. Jane Rowe	Manjit Minhas

1 Ms. Madden, Ms. Jang and Mr. Few each qualify as an audit committee financial expert, as defined under the Exchange Act. The Board has also determined that all members of the Audit, Finance and Risk Committee are financially literate, in accordance with Canadian Securities Administrators National Instrument 52-110 – Audit Committees (“NI 52-110”) and the rules of NYSE.

Enbridge Inc. 2026 Management Information Circular 29

Board and committee meeting attendance

Total number of Board and Committee meetings held in 2025, together with director attendance, is outlined in the following tables.

Board/committee	Total number of meetings	Overall attendance

Board	8	100%
Audit, Finance and Risk Committee	4	100%
Sustainability Committee	4	94%
Governance Committee	4	100%
Human Resources and Compensation Committee	4	100%
Safety and Reliability Committee	4	100%
Total	28	99%

			Board committees
	Board (8 meetings)		Audit, Finance and Risk Committee (4 meetings)		Sustainability Committee (4 meetings)		Governance Committee (4 meetings)		Human Resources and Compensation Committee (4 meetings)		Safety and Reliability Committee (4 meetings)

Director	#	%	#	%	#	%	#	%	#	%	#	%
M.M. (Mike) Ashar[1]	8	100					4	100	2	100	2	100
Gaurdie E. Banister	8	100	4	100							4	100
Susan M. Cunningham	8	100			4	100			4	100
Gregory L. Ebel[2]	8	100
Jason B. Few[3,4]	8	100	4	100	2	100	2	100
Douglas L. Foshee	8	100							3	100	3	0
Theresa B.Y. Jang	8	100	4	100	4	100
Teresa S. Madden	8	100	4	100			4	100
Manjit Minhas	8	100			4	100					4	100
Stephen S. Poloz[5,6]	8	100			1	50	2	100	2	100	2	100
S. Jane Rowe	8	100					4	100	4	100
Steven W. Williams (Chair)[7]	8	100							2	100	2	100

1 Mr. Ashar ceased being a member of the Human Resources and Compensation Committee and was appointed to the Safety and Reliability Committee on June 13, 2025.

2 Mr. Ebel is not a member of any Board committee, but as a director and President & CEO, he attends Board committee meetings upon request.

3 Mr. Few was appointed to the Governance Committee as Chair on May 7, 2025.

4 Mr. Few ceased being a member of the Sustainability Committee on June 13, 2025.

5 Mr. Poloz ceased being the Chair of the Governance Committee and was appointed to the Human Resources and Compensation Committee as Chair on May 7, 2025.

6 Mr. Poloz ceased being a member of the Governance Committee and the Safety and Reliability Committee and was appointed to the Sustainability Committee on June 13, 2025.

7 Mr. Williams ceased being a member of the Human Resources and Compensation Committee and the Safety and Reliability Committee when he was appointed Chair of the Board on May 7, 2025, but he attends Board Committee meetings upon request.

30 Enbridge Inc. 2026 Management Information Circular

About the Meeting

Mix of skills and experience

We maintain a skills and experience matrix for our directors that we use in our assessment of Board composition and in the recruitment of new directors. The table below indicates each director nominee’s skills and experience, based on self-assessments.

Area

Primary Industry Background
Energy	•	•	•	•	•	•	•	•				•
Utilities		•		•	•	•	•	•				•
Industrial	•	•		•	•	•	•		•			•
Financial Services				•		•			•	•	•
Functional Experience
Accounting/Finance/Audit/ Economics[1]	•	•	•	•	•	•	•	•		•	•	•
Capital Markets and Mergers & Acquisitions[2]	•	•	•	•	•	•	•	•			•	•
CEO / Executive Leadership[3]	•	•	•	•	•	•	•	•	•	•	•	•
Energy Transition[4]	•	•	•	•	•	•	•	•				•
ESG, Corporate Social Responsibility & Sustainability[5]	•	•	•	•	•	•	•	•	•	•	•	•
Governance[6]	•	•	•	•	•	•	•	•	•	•	•	•
Government, Policy, Legal & Regulatory[7]	•	•	•	•	•	•		•	•	•	•	•
Health, Safety & Environment[8]	•	•	•	•	•	•		•	•			•
Human Resources / Compensation[9]	•	•	•	•	•	•	•	•	•	•	•	•
Industry – Energy/Midstream/ Utilities/Transportation[10]	•	•	•	•	•	•	•	•				•
International Business[11]	•	•	•	•	•	•	•	•	•	•	•	•
Operations[12]	•	•	•	•	•	•			•	•	•	•
Risk Management[13]	•	•	•	•	•	•	•	•		•	•	•
Strategy and Leading Growth[14]	•	•	•	•	•	•	•	•	•	•	•	•
Information Technology/ Cybersecurity[15]	•	•	•	•	•	•		•				•

1 Experience in financial accounting, reporting and corporate finance with knowledge of internal controls.

2 Experience with capital raising transactions and M&A transactions.

3 Experience as a CEO, CFO or executive officer of a publicly listed company or major organization.

4 Experience with policy, regulations, operations, transactions relating to renewable energy sources, new energy technologies, and climate change.

5 Understanding of ESG, corporate social responsibility and sustainability practices and their relevance to corporate success.

6 Experience as a board member of a publicly listed company or major organization.

7 Experience in, or a strong understanding of, the workings of government and public policy in Canada, U.S. and internationally, legal and regulatory, and in stakeholder engagement or management.

8 Thorough understanding of industry regulations and public policy and leading practices of workplace safety, health and the environment.

9 Strong understanding of compensation, benefit and pension programs, legislation and agreements, with specific expertise in executive compensation programs.

10 Experience in the energy industry (including pipelines), and knowledge of markets, financials, operational issues and regulatory issues.

11 Experience working in a major organization with global operations where Enbridge is or may be active.

12 Experience overseeing operations as a senior executive with a strong understanding of operating plans and business strategy.

13 Experience in risk governance, including oversight of annual review of principal risks or identifying principal risks, or monitoring or implementing a risk management program.

14 Experience driving strategic direction and leading growth of an organization.

15 Experience in information technology and data security systems.

Enbridge Inc. 2026 Management Information Circular 31

Compensation committee interlocks and insider participation

During 2025, no two director nominees were members of the same board of directors of another public company.

ITEM 2: Appointment of our auditor

PricewaterhouseCoopers LLP (“PwC”) were last appointed as our auditors at our annual meeting of shareholders, held on May 7, 2025. If PwC are reappointed, they will serve as our auditors until the end of the next annual meeting of shareholders. PwC (formerly Price Waterhouse) have been our auditors since 1992 and have been the auditors for Enbridge Pipelines Inc., our subsidiary, since 1949.

Representatives from PwC are expected to be present at the Meeting to respond to questions and will have an opportunity to make a statement if they desire to do so.

The Board, on the recommendation of the Audit, Finance and Risk Committee (“AFRC”), proposes that PwC be reappointed as auditors and recommends that you vote for the appointment of PwC as our auditors and authorize the directors to fix their remuneration. You may vote for the appointment of our auditors or withhold your vote.

PwC is a participating audit firm with the Canadian Public Accountability Board, as required under the Canadian Securities Administrators National Instrument 52-108 –Auditor Oversight.

Auditor independence

Auditor independence is essential to the integrity of our financial statements. PwC has confirmed its status as independent within the meaning of applicable Canadian and U.S. securities rules.

We are subject to Canadian securities regulations, including NI 52-110 and National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”), the U.S. Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the accounting and corporate governance rules adopted by the U.S. Securities and Exchange Commission (“SEC”) under Sarbanes-Oxley, which specify certain services that external auditors cannot provide.

While we comply with these Canadian and U.S. rules, we believe that some non-audit services, like tax compliance, can be delivered more efficiently and economically by our external auditors. To maintain auditor independence, the AFRC must pre-approve all audit and non-audit services. The AFRC is also responsible for overseeing the audit work performed by PwC.

The AFRC conducts a review of the Company’s audit firm on an annual basis and makes a recommendation to the Board. In 2025, in order to formulate its recommendation to the Board, the AFRC carefully reviewed:

•
the annual engagement letter and audit plan,
•
the scope of work to be provided,
•
the reasonableness of proposed fees, and
•
the qualifications, independence, expertise and performance of the external auditor.

This review includes formal written statements that describe any relationships between the auditors, their affiliates and Enbridge that could affect the auditors’ independence and objectivity. For more information see the Report of the Audit, Finance and Risk Committee on page 53.

The AFRC also ensures that the lead audit partner is replaced after five consecutive years in accordance with applicable professional and regulatory requirements. The Company’s lead audit partner was last replaced following the year ended December 31, 2023.

Pre-approval policies and procedures

The AFRC has adopted a policy that requires pre-approval by the AFRC of any services to be provided by the Company’s external auditors, whether those services are audit or non-audit related. This policy prohibits the Company from engaging the auditors to provide the following non-audit services:

•
bookkeeping or other services related to accounting records or financial statements
•
financial information systems design or implementation
•
appraisal or valuation services, fairness opinions or contribution-in-kind reports
•
actuarial services
•
internal audit outsourcing services
•
management functions
•
human resources
•
broker-dealer, investment adviser or investment banking services
•
legal services
•
expert services unrelated to the audit of consolidated financial statements
•
any services or product provided for a contingent fee or commission, either directly or indirectly
•
tax services related to marketing, planning or opining in favour of the tax treatment of confidential transactions or aggressive tax position transactions

The AFRC has also adopted a policy which prohibits the Company from hiring (as a full time employee, contractor or otherwise) into a financial reporting oversight role any current or former employee or partner of its external auditor

32 Enbridge Inc. 2026 Management Information Circular

About the Meeting

who provided audit, review or attestation services in respect of the Company’s financial statements (including financial statements of its reporting issuer subsidiaries and significant investees) during the 12 month period preceding the date of the initiation of the current annual audit. The policy further prohibits the hiring of a former partner of the Company’s external auditor who receives pension benefits from the firm, unless such pension benefits are of a fixed amount, not dependent upon firm earnings and fully funded. In all cases, the hiring of any partner or employee or former partner or employee of the independent auditor is subject to joint approval by the lead engagement partner and the Company’s Senior Vice President and Chief Accounting Officer.

You can find further information about the roles and responsibilities of the AFRC beginning on page 53.

External auditor services — fees

The following table sets forth all services rendered by the Company’s auditors, by category, together with the corresponding fees billed by the auditors for each category of service for the fiscal years ended December 31, 2025 and 2024.

	2025 ($)	2024 ($)	Description of fee category
Audit fees	17,511,400	16,914,000	Represents the aggregate fees for audit services.
Audit-related fees	1,461,000	1,445,000

Represents the aggregate fees for assurance and related services by the Company’s auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included under “Audit fees”.

Tax fees	1,850,000	1,710,000	Represents the aggregate fees for professional services rendered by the Company’s auditors for tax compliance, tax advice and tax planning.
All other fees	821,150	532,000	Represents the aggregate fees for products and services provided by the Company’s auditors other than those services reported under “Audit fees”, “Audit-related fees” and “Tax fees”.
Total fees	21,643,550	20,601,000

Vote required for approval:

The appointment of PwC as Enbridge’s auditors and authorizing the directors to fix their remuneration requires an affirmative vote of the majority of the votes duly cast at the Meeting.

The Board recommends that shareholders vote “FOR” the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company to hold office until the close of the next annual meeting of shareholders and authorize the directors to fix their remuneration.

ITEM 3: Advisory vote on executive compensation

We are providing shareholders with the opportunity to vote on the non-binding advisory resolution to accept our approach to executive compensation as disclosed in this Circular, commonly known as “say on pay”. As this is an advisory vote, the results will not be binding on the Board. However, when considering the Company’s approach to compensation for our named executive officers (“NEOs”), the Board will consider the results of this vote, together with other shareholder feedback and best practices in compensation and governance.

We ask that, as you consider your vote, you review the Compensation Discussion and Analysis contained in this Circular, beginning on page 68. The Board believes that the executive compensation program that has been implemented achieves the goal of maximizing long-term shareholder value while attracting, motivating and retaining top talent. The Company recognizes that the proper structure of executive compensation is critical to both managing risk and appropriately incentivizing the Company’s NEOs. The Company believes that its approach to executive compensation is fair and balanced and helps ensure that NEOs are well-aligned with shareholder interests over the long term.

Enbridge Inc. 2026 Management Information Circular 33

We hold advisory votes on our approach to executive compensation at each annual meeting of shareholders. Voting results in the most recent three years are set out in the table below.

Say on Pay	2025	2024	2023

Votes “for”	89.78%	89.19%	90.75%

You will be asked to vote for or against, or you may abstain from voting on, our approach to executive compensation through the following resolution:

BE IT RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in Enbridge Inc.’s Management Information Circular dated March 3, 2026 delivered in advance of the 2026 annual meeting of shareholders.

The Board will take the results of this vote into account when it considers future compensation policies and issues. We will also examine the level of shareholder interest and the comments we receive and consider the best approach and timing for soliciting feedback from shareholders on our approach to executive compensation in the future.

Vote required for approval:

In order to be passed, the advisory “say on pay” resolution requires an affirmative vote of the majority of the votes duly cast at the Meeting.

The Board recommends that shareholders vote “FOR” the advisory vote to accept our approach to executive compensation as disclosed in the Management Information Circular.

ITEM 4: Shareholder rights plan

You will be asked to vote in favour of the amendment, reconfirmation and approval of our shareholder rights plan under the terms of an agreement between Enbridge and Computershare.

The plan encourages the fair treatment of shareholders if there is a take-over bid for control of Enbridge. The plan is intended to prevent the acquisition of control of Enbridge in a manner that benefits a small group of shareholders at the expense of shareholders. While existing securities legislation in Canada has substantially addressed many of the historical concerns of unequal treatment in take-over bids, there remains the possibility that control of Enbridge may be acquired pursuant to an exempt take-over bid in which a small group of shareholders dispose of their shares at a premium to market price which premium is not shared with other shareholders. In addition, a person may slowly accumulate shares through stock exchange acquisitions which may result, over time, in an acquisition of control without payment of fair value for control or a fair sharing of a control premium among all shareholders. The plan does not prevent or discourage take-over bids, but rather it addresses the concerns noted above by applying to all acquisitions that would result in a person owning 20% or more of Enbridge’s voting shares (subject to certain limited exceptions), to better ensure that shareholders receive equal treatment.

Our rights plan became effective on November 9, 1995. It was amended and restated in 1996 and has been amended, restated and reconfirmed by shareholders every three years since, most recently in 2023. The plan provides that it must be reconfirmed and approved by a majority vote of shareholders not later than the 2026 annual meeting of shareholders and at such a meeting every three years thereafter. Where such shareholder approval is not obtained, the plan will terminate and cease to have effect.

The plan is not in response to, or in anticipation of, any pending, threatened or proposed acquisition or take-over bid and is not intended as a means to prevent a take-over of Enbridge, as a strategy to retain management or the Board, or to deter fair offers for our shares. The plan does not affect the duty of the Board to act honestly and in good faith with a view to the best interests of Enbridge and its shareholders.

The Board believes the shareholder rights plan is in the best interests of Enbridge and our shareholders because:

•
it gives the Board sufficient time to explore and develop alternatives to a take-over bid, to maximize shareholder value; and
•
it gives every shareholder an equal opportunity to participate in a take-over bid.

The Board recommends that shareholders vote FOR the following resolution: BE IT RESOLVED that:

1.
the shareholder rights plan agreement between Enbridge Inc. (“Enbridge”) and Computershare Trust Company of Canada (as rights agent), dated November 9, 1995 and amended and restated as of May 6, 2026 (“2026 rights plan”) is hereby ratified, reconfirmed and approved;
2.
any revisions made to the 2026 rights plan on or before May 6, 2026 that are required by the relevant stock exchange to conform our plan with most other shareholder rights plans for reporting issuers in Canada, as may be approved by any two officers of Enbridge, are hereby approved;

34 Enbridge Inc. 2026 Management Information Circular

About the Meeting

3.
the 2026 rights plan, as amended in accordance with the immediately preceding paragraph, if applicable, is hereby ratified, confirmed and approved; and
4.
any officer or director of Enbridge be and is hereby authorized for and on behalf of Enbridge, under corporate seal or otherwise, to do all such things and to execute all such documents or instruments as may be necessary or desirable to give effect to this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of such actions.

A summary of the principal terms of the shareholder rights plan is set out in Appendix A - Shareholder Rights Plan Summary.

Vote required for approval:

The amendment, reconfirmation and approval of the Shareholder Rights Plan of Enbridge requires an affirmative vote of the majority of the votes duly cast at the Meeting, otherwise it will terminate.

The Board recommends that shareholders vote “FOR” the amendment, reconfirmation and approval of the 2026 Shareholder Rights Plan of Enbridge.

Proposals for the 2027 meeting

Enbridge is subject to the provisions of the CBCA with respect to shareholder proposals. As provided in the CBCA, simply submitting a shareholder proposal does not guarantee its inclusion in the management information circular. Shareholder proposals submitted pursuant to applicable provisions of the CBCA that a shareholder intends to present at the annual meeting of shareholders to be held in 2027 (the “2027 meeting”) and wishes to be considered for inclusion in Enbridge’s management information circular for the 2027 meeting must be received within the prescribed period, as outlined in the CBCA and associated regulations, and no later than 5:00 p.m. MT on February 4, 2027. Such proposals must also comply with all applicable provisions of the CBCA and the regulations thereunder. The 2027 meeting is expected to be held in
May 2027.

All shareholder proposals must be mailed to our Corporate Secretary at Enbridge Inc., 200, 425 – 1st Street SW, Calgary, Alberta, Canada, T2P 3L8, or sent by email to CorporateSecretary@enbridge.com, and must be received by the deadline indicated above.

As described in the “Advance Notice By-law” section
on page 37, pursuant to Enbridge’s By-law No. 2, if a shareholder intends to nominate a person for election as a director of Enbridge at an annual meeting of shareholders, other than pursuant to a shareholder proposal, such nomination must comply with the procedures set out in the bylaw, including providing
timely notice in proper written form.

Other business

As of the date of this Circular, the Board and management are not aware of any other items of business to be brought before the Meeting.

Voting results

We will post the results of this year’s votes and the other items of business on our website and on sedarplus.ca and sec.gov following the Meeting.

Enbridge Inc. 2026 Management Information Circular 35

> Savona, BC

36
Corporate Governance

37	Our governance practices
38	A culture of ethical conduct
39	The role of the Board
41	Oversight of risk
42	Sustainability
43	Cybersecurity, data privacy and artificial intelligence
45	Independence
46	Serving as a director
49	Board effectiveness
50	Board and workforce inclusion
51	Our approach to our people (human capital management)
51	Our approach to sustainability
52	Shareholder engagement
53	Board committees
61	Director compensation
66	Indebtedness of directors and executive officers
66	Other information

Corporate Governance

Corporate Governance

Our governance practices

At Enbridge, we are committed to strong corporate governance practices, which promote the long-term interests of our shareholders, strengthen our Board and management accountability, and help maintain public trust. See also our “Corporate governance highlights” on page 3.

Regulations, rules and standards

Enbridge is a “foreign private issuer” pursuant to applicable U.S. securities laws. Accordingly, Enbridge is permitted to follow home country practice instead of certain governance requirements set out in NYSE rules, provided we disclose any significant differences between our governance practices and those required by NYSE. Further information regarding those differences is available on our website.

We have a comprehensive system of stewardship and accountability that meets applicable Canadian and U.S. requirements, including:

•
Canadian Securities Administrators NI 52-110, NP 58-201, and National Instrument 58-101 – Disclosure of Corporate Governance Practices
•
requirements of the CBCA
•
the corporate governance guidelines of NYSE and TSX

Key governance documents

The framework for our corporate governance can be found in our Corporate Governance Principles and Guidelines ("Governance Guidelines"), Statement on Business Conduct and in the written terms of reference for our Board, each of the five standing Board committees, the President & CEO, and the Chair of the Board. Our articles and by-laws also set out certain matters that govern our business activities.

The following governance documents are available on our website.

•
Articles of Continuance and Certificates of Amendment
•
General By-Law No. 1
•
By-Law No. 2 (Advance Notice By-Law)
•
Statement on Business Conduct
•
Governance Guidelines
•
Terms of Reference for the Board
•
Terms of Reference for each of the five standing Board Committees
•
Terms of Reference for the Chair of the Board
•
Terms of Reference for the President & CEO
•
Incentive Compensation Clawback Policy
•
Clawback Policy for the Mandatory Recovery of Erroneously Awarded Incentive-Based Compensation
•
Political Contributions Policy
•
Shareholder Rights Plan Agreement (2023)
•
Whistle Blower Policy

Advance Notice By-Law

Enbridge’s By-Law No. 2 sets out advance notice requirements for director nominations (the “Advance Notice By-Law”) and provides guidance to our shareholders, directors and management regarding the nomination of directors. The Advance Notice By-Law is the framework by which the Company seeks to fix a deadline by which shareholders of the Company must submit director nominations to the Company prior to any annual or special meetings of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form. Pursuant to the Advance Notice By-Law, if a shareholder intends to nominate a person for election as a director of Enbridge at the Meeting, other than pursuant to a shareholder proposal, such nominations must comply with the procedures set out in the Advance Notice By-Law, including providing timely notice in proper written form.

To be timely, the nominating shareholder’s notice must
be given:

•
in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the meeting (no later than 5:00 p.m. MT on April 6, 2026, in the case of the Meeting); provided, that if the meeting is to be held less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the meeting was made, notice shall be not later than the close of business on the 10th day following the Notice Date; and
•
in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the meeting was made.

To be in proper written form, a nominating shareholder’s notice must set forth or be accompanied by, as applicable, the information specified in the Advance Notice By-Law regarding both the nominating shareholder and the person whom the nominating shareholder proposes to nominate for election as a director (a “proposed nominee”), as well as the written consent duly signed by the proposed nominee to being named as a nominee for election to the Board and to serve as a director of the Company, if elected. Such notice must be promptly updated and supplemented, if necessary,

Enbridge Inc. 2026 Management Information Circular 37

so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

Delivery of the notice pursuant to the Advance Notice By-Law may only be given by personal delivery or email, and shall be deemed to have been given and made only at the time it is served by personal delivery or mail to the Corporate Secretary at: Corporate Secretary, 200, 425-1st Street SW, Calgary, Alberta, Canada, T2P 3L8 or by email to CorporateSecretary@enbridge.com; provided if such delivery or email is made on a day which is not a business day or later than 5:00 p.m. MT on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the Advance Notice By-Law and, if any proposed nomination is not in compliance therewith, to declare that such defective nomination shall be disregarded. The Board may, in its sole discretion, waive any requirement in the Advance Notice By-Law. A copy of Enbridge’s Advance Notice By-Law is available on our website.

A culture of ethical conduct

A strong culture of ethical conduct is central to Enbridge. Our Statement on Business Conduct (“SOBC”) is our formal statement of the expectations that apply to all individuals at Enbridge and our subsidiaries, including our directors, officers, employees, and contingent workers, as well as consultants and contractors retained by Enbridge.

The SOBC outlines our expectations in various areas, including:

•
complying with the law, applicable rules and all policies
•
avoiding conflicts of interest, including examples of acceptable forms of gifts and entertainment
•
avoiding financial crimes such as anti-corruption, sanctions, money laundering and human rights violations
•
acquiring, using and maintaining assets (including computers and communication devices) appropriately
•
understanding data privacy, records management, and proprietary, confidential and insider information
•
protecting health, safety and the environment
•
interacting with landowners, customers, shareholders, employees and others
•
respectful workplace/no harassment

The current version of the SOBC is available on our website. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, and waivers from, the provisions of the SOBC by posting such information on our website.

On the commencement of employment with Enbridge and annually thereafter, all active Enbridge employees and contingent workers are required to complete mandatory SOBC training and certify compliance with the SOBC. Directors must also certify their compliance with the SOBC on an annual basis.

As of the date of this Circular, approximately 99.9% of Enbridge employees and contingent workers have certified compliance with the SOBC for the year ended December 31, 2025. All directors serving on the Board as of December 31, 2025, have also certified their compliance with the SOBC for the year ended December 31, 2025.

Through the annual online SOBC training program, Enbridge communicates its expectation that everyone working for Enbridge has a duty to report ethical misconduct, suspected illegal activity and/or compliance issues (including suspected breaches of the SOBC) on a timely basis.

We have continued to develop and maintain compliance programs in various risk areas, including anti-bribery and anti-corruption, competition/anti-trust, human rights, data privacy, and supply chain/third party risk management.

Handling conflicts of interest and related person transactions

If a director or officer has a material interest in a transaction or agreement involving Enbridge, or otherwise identifies a potential personal conflict, they must declare the conflict or potential conflict. A director who has a material interest, conflict or potential conflict in a matter must abstain from voting on that matter at any Board meeting where it is being discussed or considered. This approach is consistent with the requirements of the CBCA.

In making director independence determinations, the Board reviews related person transactions, assisted by the completion of annual questionnaires by directors and officers of the Company. For purposes of the foregoing, a “related person transaction” is a transaction in which the Company was or is to be a participant and the amount involved exceeds US$120,000, and in which any related person had or will have a direct or indirect material interest. Related person means (i) a director, nominee director or executive officer of the Company; (ii) an immediate family member of a director, nominee director or executive officer, or (iii) a beneficial holder of greater than five per cent of the Company’s shares or an immediate family member of such holder. In 2025, there were no related person transactions that required approval or disclosure.

The SOBC requires that all officers and directors avoid conflicts of interest and disclose any actual or potential conflicts of interest. Any actual or potential conflicts of

38 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

interest disclosed are reviewed by the Company’s Ethics and Compliance Department for appropriate follow-up and reporting. Any waiver from any part of the SOBC requires the approval of the CEO, and for executive officers, senior financial officers and members of the Board, a waiver requires the express approval of the Board. In 2025, neither the CEO nor the Board provided approval of any waivers respecting the SOBC.

Insider trading prohibited

We have adopted Insider Trading Guidelines governing the purchase, sale and/or other disposition of our securities by our directors, officers, employees, and contractors, as well as by Enbridge itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE and TSX listing standards or requirements, as the case may be. Our Insider Trading Guidelines place restrictions on those in a special relationship with Enbridge (including insiders) when they purchase or sell Enbridge shares or other securities.

These guidelines, which fulfill our obligations to stock exchanges, regulators and investors, include the following measures:

•
imposing quarterly and annual trading blackout periods on all directors and officers of Enbridge and certain employees, contractors and other persons in a special relationship with Enbridge when financial results are being prepared and have not yet been publicly disclosed (these periods currently begin on the first day following the end of each fiscal quarter or year end and end at the close of trading on the first trading day after we issue a news release disclosing our financial results for that fiscal quarter or year-end or a Form 10-Q or Form 10-K, as applicable, is filed with the SEC)
•
in the case of directors and executive officers, requiring pre-clearance of all proposed purchases or sales of Enbridge securities with the Corporate Secretary’s office
•
prohibiting all directors, officers, employees, contractors and other persons in a special relationship with Enbridge and its subsidiaries from purchasing or selling securities of Enbridge or its subsidiaries with knowledge of undisclosed material information, from disclosing material information to any persons before such information has been generally disclosed to the public (unless in the necessary course of business) and from making recommendations or expressing opinions on the basis of undisclosed material information as to the purchase or sale of securities of Enbridge and its reporting issuer subsidiaries
•
prohibiting all directors, officers, employees and contractors of Enbridge and its subsidiaries from engaging in hedging transactions, short sales and other derivative transactions involving the securities of Enbridge and its reporting issuer subsidiaries
•
prohibiting all directors and officers of Enbridge from entering into margin loans or other transactions involving the pledging of the securities of Enbridge and its reporting issuer subsidiaries.

We also maintain Disclosure Guidelines, which prohibit the Company from issuing securities or offering securities to the public during a blackout period (subject to specific circumstances outlined in the policy).

Whistle Blower Policy and reporting procedures

Our Whistle Blower Policy and reporting procedures help uphold our strong values and preserve our culture of ethical business conduct. We introduced the Whistle Blower procedures to protect the integrity of our accounting, auditing and financial processes, and update the procedures periodically, as required.

Complaints about financial or accounting irregularities, unethical conduct, or any other compliance issues (including alleged violations of the SOBC) can be made anonymously using the Ethics Helpline. The Ethics Helpline allows for the submission of confidential and anonymous reports through a toll-free telephone number, mobile texting and web-based reporting system. The Ethics Helpline is administered by an independent third-party service provider. Copies of all reports received through the Ethics Helpline warranting investigation are provided to the Chair of the AFRC.

At least once each quarter (or sooner based on urgency), the Chief Compliance Officer reports all significant matters to the AFRC on matters within its mandate. Quarterly reports to the AFRC also include information about any other significant compliance issues that have been brought to the attention of Enbridge’s Ethics and Compliance Department.

The role of the Board

The Board is ultimately responsible for governance at Enbridge and for stewardship of the Company; it has full authority to oversee the management of the Company’s business and carries out many of its responsibilities through its five standing Board committees:

•
Audit, Finance and Risk Committee
•
Governance Committee
•
Human Resources and Compensation Committee
•
Safety and Reliability Committee
•
Sustainability Committee

Enbridge Inc. 2026 Management Information Circular 39

Principal responsibilities

The principal responsibilities of the Board are described in the terms of reference for the Board, attached as Appendix B to this Circular and summarized as follows:

•
appoint, evaluate the performance of, and approve the compensation of the President & CEO
•
oversee succession planning processes, including appointment and monitoring of senior management and the CEO (see “Succession planning” on this page)
•
oversee strategic planning processes, including the Company’s strategic plan, and monitor and guide the Company’s progress (see “Strategic planning” on page 41)
•
oversee processes for identifying and understanding the principal risks of our business and for implementing appropriate systems to monitor, manage and mitigate those risks (see “Oversight of risk” on page 41)
•
oversee processes to monitor and maintain the integrity of our internal controls and management information systems (see "Internal controls" on page 44)
•
oversee the Company’s values of Safety, Integrity, Respect, Inclusion and High Performance
•
develop the Company’s approach to corporate governance, including our Governance Guidelines
•
oversee shareholder communications, public disclosure and corporate communications (see "Corporate communications" on page 44)

In addition to these responsibilities, the Board is also responsible for overseeing corporate financial operations, including changes to capital structure, annual budgets and financing plans, dividend policy, new financings, financial statements and management’s discussion and analysis (“MD&A”) and the Company’s delegation of authority policies. In addition, the Board reviews and approves initiatives, investments and transactions that could materially affect the Company. The Board also approves and monitors compliance with significant policies and procedures by which the Company is governed and operated.

The Board’s terms of reference were drafted by management under the guidance of the Governance Committee and approved by the Board, which reviews them annually and updates them as needed. The Governance Committee also defines the division of duties between the Board and the President & CEO. The Board develops position descriptions for each Board committee chair. These descriptions are part of each Board committee’s terms of reference and are reviewed annually.

The Board delegates day-to-day management duties to the President & CEO and senior management, although certain activities (such as major capital expenditures, debt and equity financing arrangements and significant acquisitions and divestitures) require Board approval.

The terms of reference for the Board, for each of the five standing Board committees, and for the Chair of the Board, are available on our website.

Succession planning

The Board is responsible for:

•
appointing the President & CEO, approving the appointment of executive officers and ratifying the appointment of other officers
•
annually reviewing the succession strategy for the President & CEO and succession plans for senior management positions

The Board delegates responsibility for reviewing our policies and procedures relating to employment, succession planning and compensation (including executive compensation) to the HRC Committee.

The HRC Committee is also responsible for:

•
in conjunction with the Chair of the Board and with input from Board members, identifying a CEO succession plan to be recommended to the Board for approval
•
maintaining appropriate programs for succession planning, management development and employee retention
•
monitoring the performance of senior management
•
overseeing human capital and human resources programs
•
overseeing the design of our compensation programs
•
overseeing and monitoring progress on our Inclusion strategy
•
reporting to the Board on organizational structure and succession planning matters

Enbridge has a comprehensive senior executive and CEO succession planning process. The President & CEO prepares an overview of the executive vice-president roles, noting the required skills and expertise for each position and the areas of strength of current executives. The President & CEO identifies potential future candidates for executive vice-president positions and presents them to the Board for discussion. Each candidate is assessed based on their skills and experience and the competencies that are required for promotion to the senior executive level. Development opportunities are also identified for each internal candidate to receive additional or varied management experience, training, development, and educational opportunities. The President & CEO also reviews annual objectives, including development plans, for each executive and presents them to the Board. The Board reviews each position and the performance assessment and competencies of potential successors at least annually and makes decisions as appropriate.

40 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

Strategic planning

The Board oversees the Company's strategic planning processes, including the Company’s strategic plan. The Company regularly conducts scenario and resiliency analysis on both our assets and business strategy, including testing various value enhancement and maximization options. The Board reviews and provides input on the Company’s strategy during a dedicated strategic planning session and receives updates throughout the year, which enables the Board to monitor progress and consider adjustments as needed.

Additional information about our strategic priorities can be found in the Executive Summary of this Circular and in our 2025 Annual Report, available on our website.

Update fundamentals
Management develops strategic view of energy fundamentals, business environment and the stakeholder landscape

Gather Board input
Management discusses fundamentals, business outlook, key strategic priorities and recommendations with the Board at the planning session for input and feedback

Revise and update
Management uses its view of energy fundamentals and business environment along with the input and feedback from the Board to revise and update the strategic plan and priorities

Finalize
Management finalizes the strategic plan with the Board and then implements and executes on strategic priorities

Communicate
Management shares corporate and business unit strategies externally

Board review and oversight
Board reviews progress on strategic priorities and receives updates on the changing energy landscape through regular Board meetings

Oversight of risk

Risk oversight and management is a key role for the Board and its committees. The Board is responsible for identifying and understanding the Company’s principal risks and overseeing the implementation of appropriate systems to monitor, manage and mitigate those risks. Each year, management prepares and provides to the Board a Corporate Risk Assessment (“CRA”), which aggregates the Company's top risks, identifies trends, and summarizes our risk treatment and resource allocation response. We assess and rank risks based on impact and probability and strive to ensure mitigation measures are appropriately designed, prioritized, resourced, and effective. Our proactive risk management approach informs our Company strategy and operations. It also helps to ensure that emerging risks are identified early so that we are ready and able to manage them as they materialize.

To better identify, manage and mitigate risk, each Board committee reviews the risk categories in the CRA report that are relevant to its mandate. Complementary to the CRA, management prepares and provides to the Safety and Reliability Committee an annual top operational risk report, which highlights the highest consequence operational risks across Enbridge and includes further detail on the risks and treatments in place to manage those risks.

For further information on each Board committee’s role in risk management, please refer to the “Risk oversight responsibilities” table on the following page, as well as “Board committees”, beginning on page 53. For more information about the risks applicable to Enbridge, see our 2025 Annual Report, available on our website and on sedarplus.ca and sec.gov.

Enbridge Inc. 2026 Management Information Circular 41

Risk oversight responsibilities

Board of Directors

Audit, Finance and Risk Committee	Sustainability Committee	Governance Committee	Human Resources and Compensation Committee	Safety and Reliability Committee

• Risk identification, assessment, and management processes, strategies, policies and practices

• Corporate risk assessment

• Integrity of financial statements and financial reporting process

• Cybersecurity and artificial intelligence

• Climate and energy evolution

• Indigenous rights and relationships and human rights

• Stakeholder engagement and government relations

• Sustainability and public policy matters and sustainability reporting

		• Corporate governance framework • Director appointment, education and evaluation • Statement on Business Conduct • Board inclusion policy	• Human capital and compensation • Succession planning • Pension, retirement and savings plans • Inclusion strategy	• Safety and operational risks • Pipeline and facility integrity • Security • Emergency response • Environment, health and safety

Sustainability

Oversight of sustainability matters is integrated into the responsibilities of the Board and all five of our Board committees. Each committee’s expertise is relevant for specific sustainability related topics.

•
The Sustainability Committee oversees our climate and energy evolution strategy (including greenhouse gas ("GHG") emissions reduction goals and targets), stakeholder and Indigenous engagement, sustainability reporting, and progress against our sustainability goals.
•
The Human Resources and Compensation Committee oversees workforce engagement, inclusion, and the alignment of sustainability goals to compensation.
•
The Governance Committee oversees Board composition, shareholder engagement (including responding to shareholder proposals), and corporate governance.
•
The Audit, Finance and Risk Committee oversees our annual corporate risk assessment, risk management processes, financial disclosures, and cybersecurity.
•
The Safety and Reliability Committee oversees safety and operational risks (including climate-related physical risks), environment, health and safety.

Handling these matters at our various Board committees effectively integrates sustainability matters into the work of the Board. The full Board is directly engaged in driving our sustainability practices and performance – including as part of our annual strategic planning process. Throughout the year, the Board and committees receive updates and provide feedback on our progress towards our goals and execution of our strategy, which facilitates continuous refinements and improvements to our approach.

The Company’s Board succession planning process is designed to keep our Board composition effective and skilled. We assess overall Board composition regularly to maintain this balance and strive to ensure our Board members are well-equipped to understand and oversee sustainability matters, including climate change and the energy evolution. Refer to “Mix of skills and experience” on page 31 and “Succession planning” on page 40 for more information.

For more information on our sustainability-related risks, goals, policies, practices and initiatives, see the 2025 Annual Report and our annual Sustainability Report, available on our website.

42 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

Cybersecurity, data privacy, and artificial intelligence

Oversight of cybersecurity, data privacy and artificial intelligence is integrated into the responsibilities of the Board and its committees. Management is responsible for the implementation of risk management strategies and monitoring performance for these areas. The following table outlines key elements of our approach.

Element	Approach
Board oversight

The AFRC provides primary oversight of cybersecurity matters, including with respect to financial risk and controls, integrity of financial data and public disclosures, and security of the cyber landscape across data and digital. Management provides quarterly cybersecurity and artificial intelligence reports to the AFRC and the Board and also reports to the Safety and Reliability Committee, as deemed necessary, on cybersecurity issues related to safety, reliability and operations.

Eight of our 12 directors have experience in information technology, cybersecurity and data security systems. Mr. Ebel and Ms. Madden have earned the CERT Certificate in Cybersecurity Oversight. This certificate, developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division, demonstrates commitment to advanced cybersecurity literacy. In 2025, the AFRC received a special education session on emerging topics, including cybersecurity and artificial intelligence.

Management organization and reporting structure

Technology and Information Services is centralized under Enbridge’s Senior Vice President & Chief Information Officer (“CIO”), who reports to the Executive Vice President & Chief Financial Officer. Reporting to the CIO is the Chief Information Security Officer who is accountable for our cybersecurity program and oversees the 24x7x365 Security Operations Center.

The Data Protection Officer reporting line is as follows: The Chief Privacy Officer & Associate General Counsel reports to the Vice President & Chief Compliance Officer, who reports to the Executive Vice President, External Affairs & Chief Legal Officer, who reports directly to the President & CEO.

Governance framework, policies, and programs

Enbridge employs a robust governance framework aligned to leading industry standards including National Institute of Standards and Technology (“NIST”) guidance and Transportation Security Administration Pipeline Security Guidelines. Our cybersecurity team uses several layers of defense and protection technologies, cybersecurity experts, and automated alerting and response mechanisms to reduce risk to the Company.

Enbridge has an overarching Cybersecurity Policy and an Acceptable Use of Technology Assets Policy, as well as supporting standards and procedures that describe how the security of systems is managed in adherence to regulatory requirements. We also maintain a cybersecurity third-party risk management program—a cross-functional program to help assess and mitigate risks from third-party vendors and other service providers.

Enbridge also maintains an Artificial Intelligence Policy that establishes principles and rules for the design, development, use and access of artificial intelligence systems at Enbridge, as well as a Privacy Policy, directed at protecting the privacy of our customers, landowners, employees, contractors, and other stakeholders.

Training

Enbridge maintains a robust cybersecurity training and awareness program supported by a dedicated Cybersecurity Awareness team. Cybersecurity awareness is integrated with corporate policy training and must be completed upon hire and annually thereafter. Our workforce participates in regular security awareness activities, including exercises designed to strengthen their ability to identify and report suspicious phishing emails to our Security Operations Centre. Acceptable use and targeted training modules are delivered at least annually, and phishing simulations are conducted at regular intervals.

In 2025, we continued to enhance our cybersecurity training and simulated testing for higher-risk groups across the organization. Tailored cybersecurity courses were introduced for personnel in operational technology, software development, and desktop support functions, and the frequency of phishing simulation exercises was further increased.

Enbridge Inc. 2026 Management Information Circular 43

Element	Approach
Monitoring and testing, including external assessments/audits

Detection and response measures enable proactive threat identification, with 24/7 monitoring to detect and react to cyber threats on Enbridge networks and systems. We conduct continuous assessments of our cybersecurity standards, perform regular tests of our ability to respond and recover, and monitor for potential threats. To help ensure continued effectiveness, we test our systems frequently, including independent third-party penetration/ vulnerability assessments, independent audits of cybersecurity controls, and regular testing of cybersecurity incident response and recovery processes. To further mitigate threats, we collaborate with governments and regulatory agencies and take part in external events to learn and share.

We also engage independent third parties to assess our cybersecurity program, track their recommendations and use those to further improve the program. Enbridge undergoes an annual assessment based on NIST’s Cybersecurity Framework. This assessment is conducted by an external firm with extensive expertise in NIST information security standards. Our latest assessment indicates that the Enbridge maturity score consistently exceeds the global average for our industry.

Insurance	Enbridge does not maintain an independent cyber insurance policy at the enterprise level. Instead, the Company opts for self-insurance to cover cyber risks.
Information security breach history

Enbridge has not had a significant cybersecurity breach in the past three years. The Company has responded to a growing number of non-material cyber incidents, including denial-of-service attacks, all of which have been mitigated effectively. Some of our third-party vendors have also faced cyber-attacks of varying severity. To date, these incidents have not, to our knowledge, had a significant negative impact on our business, operations or financial results.

We have experienced an increase in unauthorized attempts to access our systems and company data and expect this trend to continue. Enbridge devotes significant resources and implements security measures to prevent unwanted intrusions and to protect systems and data, whether such data is housed internally or by external third parties.

For more information on our cybersecurity risks, risk management, strategy and governance, see the 2025 Annual Report, available on our website.

Internal controls

The Board seeks assurance at least annually that our internal control systems and management information systems are operating effectively. The Board has delegated responsibility for reviewing our quarterly and annual financial statements to the AFRC, which reviews and approves our quarterly financial statements and recommends our annual financial statements to the Board for approval. The AFRC is also responsible for overseeing our internal audit function and receives regular reports, at least quarterly, from management regarding the effectiveness of internal controls.

Corporate communications

The Board reviews and approves all major corporate communications policies, including our corporate Disclosure Guidelines. The Board also reviews and approves principal continuous disclosure documents, including our annual report, MD&A and management information circular. The Board is responsible for overseeing the Company's communications program, including effective communication with shareholders and other stakeholders and compliance with applicable securities legislation governing public disclosure and corporate communications.

44 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

Identifying new Board candidates

The Governance Committee serves as the Board’s nominating committee and, working with the Chair of the Board, has accountability for the oversight of the Board and committee succession planning process and for making recommendations to the Board for the appointment of new Board and committee members. Directors are encouraged to provide feedback on the composition of the Board and Board committees as part of the annual assessments of the Board and Board committees.

Our Governance Guidelines state that the Board should possess, as a group, the competencies, skills and characteristics necessary to develop and oversee the implementation of the strategic vision of the Company and such other qualities as the Board shall identify from time to time. These characteristics and qualities include knowledge, experience, high ethical standards, integrity, independent judgment, understanding of the Company’s business, and willingness to devote adequate time to Board duties. In assessing candidates, potential and actual conflicts of interest are reviewed.

The Chair of the Board, the President & CEO and the Chair of the Governance Committee, with the support of the Executive Vice President, External Affairs & Chief Legal Officer, the Corporate Secretary, and external advisors, monitor the composition of the Board and committees on an ongoing basis and make recommendations to the Governance Committee . The Governance Committee reviews Board composition at least annually.

The Corporate Secretary maintains a Board composition plan which includes information pertaining to the current directors and an inventory of potential Board candidates, including business experience, occupation, residency, gender, age, tenure, retirement date, other board commitments, equity ownership, independence, and other relevant information, as well as a skills matrix, updated annually or more frequently, as required. The President & CEO, the Executive Vice President, External Affairs & Chief Legal Officer and the Corporate Secretary consider and plan for upcoming director retirements, considering relevant factors including directors’ skills, age, tenure, and residency. The Chair of the Board, President & CEO and the Chair of the Governance Committee have primary responsibility for the assessment of director candidates for recommendation to the Governance Committee and the Board. The Governance Committee also considers all candidates recommended by the Company’s shareholders. From time to time, executive search consultants are engaged to undertake external searches for potential director candidates, with the particulars of the executive search consultant’s mandate determined through dialogue between the Chair of the Board, the President & CEO and the Chair of the Governance Committee. When we use executive search consultants, they are directed to search for a diverse pool of candidates.

Independence

The Governance Committee is responsible for overseeing that the Board functions independently of management. The majority of our directors must be independent, as defined by Canadian securities regulators in NI 52-110, NYSE rules and SEC rules and regulations. Our Governance Guidelines provide that the Board shall consist of a substantial majority of independent directors. The Board uses a detailed annual questionnaire to assist in determining if each director is independent and makes this determination annually or more frequently, as required.

The Board has determined that 11 of our 12 director nominees, including the Chair of the Board, are independent. Mr. Ebel is not independent because he is our President & CEO. Each of the Board’s five standing committees is comprised entirely of independent directors.

Independent Chair and separate CEO

Enbridge maintains a separation of Chair and CEO. Mr. Williams is the independent Chair of the Board and Mr. Ebel is the Company’s President & CEO.

Meetings of non-management directors

Our Governance Guidelines provide that:

•
The Board meets regularly in-camera, without officers of the Company present.
•
The non-management directors hold regularly scheduled meetings without management directors present and may invite management directors and members of management to attend as they may determine.
•
If the non-management directors include directors who are not independent under applicable stock exchange rules, the Company should, at least once per year, schedule an executive session including only independent directors.

To facilitate open and candid discussion among independent directors, the independent directors are also given the opportunity to hold in-camera meetings should the need arise. In 2025, the directors met in-camera at every regularly scheduled Board and committee meeting. The directors also met in-camera without the President & CEO (the only non-independent director) at every regularly scheduled Board meeting.

External consultants and other third parties

To support the Board in functioning independently of management, the Board and its committees have the flexibility to meet with external consultants and Enbridge employees without management whenever they see fit. The

Enbridge Inc. 2026 Management Information Circular 45

Board and Board committees may also hire independent advisors, as needed, at Enbridge’s cost.

For more information, see “Handling conflicts of interest and related person transactions” on page 38 and “Identifying new Board candidates” on page 45.

Serving as a director

Our directors are expected to act honestly and in good faith with a view to the best interests of the Company and exercise their duty of care in both decision-making and oversight. The Governance Committee has developed guidelines that outline the expectations placed on directors. Key expectations include meeting attendance, financial literacy and ethical conduct.

Attendance

We expect directors to attend all Board and Board committee meetings of which they are a member. The Governance Committee annually reviews each director’s attendance record. If a director has a poor attendance record, the committee Chair and Chair of the Board will discuss and make a recommendation on how the matter will be handled. A director whose attendance record continues to be poor may be asked to leave the Board. For further information on director attendance, see the “Director nominee profiles” beginning on page 17 and “Board and committee meeting attendance” on page 30.

Financial literacy

The Board considers an individual to be financially literate if they can read and understand financial statements that are generally comparable to our Company’s in breadth and complexity of issues. The Board has determined that all members of the AFRC are financially literate, in accordance with NI 52-110 and NYSE rules. The Board has also determined that Ms. Madden, Ms. Jang, and Mr. Few each qualify as an audit committee financial expert, as defined under the Exchange Act. The Board bases this determination on each director’s education, skills and experience.

Director tenure

Our director tenure policy is set out in our Governance Guidelines, which were last updated in July 2025. Under our Governance Guidelines, a director will retire at the next annual meeting of shareholders after they reach the age of 75. A director will not be eligible to serve as chair of any Board committee beyond the annual meeting of shareholders following the director’s 74th birthday.

The following table outlines the latest date of retirement for each director nominee, if elected at the Meeting.

Latest year of retirement
2030	M.M. (Mike) Ashar
2031	Susan M. Cunningham, Teresa S. Madden, Stephen S. Poloz, Steven W. Williams
2033	Gaurdie E. Banister
2034	S. Jane Rowe
2035	Douglas L. Foshee
2039	Gregory L. Ebel
2040	Theresa B.Y. Jang
2041	Jason B. Few
2056	Manjit Minhas

Other directorships

Our directors may serve on the boards and committees of other public entities, provided their outside positions and memberships do not impact their ability to exercise independent judgment while serving on our Board. None of our director nominees serve on more than two public company boards, including Enbridge. Directors who serve on our AFRC cannot sit on the audit committees of more than two other public entities unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on our AFRC. For further information on each director’s service on other public company boards, see the “Director nominee profiles” beginning on page 17.

46 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

Orientation and continuing education

The Board recognizes that proper orientation and continuing education are important for directors to fulfill their duties effectively. It has delegated these responsibilities to the Governance Committee, which has developed a comprehensive program for new directors.

Orientation

Every new director meets with the Chair of the Board, the President & CEO and executive and senior management to learn about our business, operations, strategy, values and culture. New directors are encouraged to attend additional committee meetings of which they are not a member during their first set of Board meetings as part of their orientation.

New directors are provided with the Board manual electronically, which contains:

•
our Governance Guidelines and the terms of reference for the Board and each of its committees, the Chair and the President & CEO
•
information about each of the directors and executive management team
•
a list of the Board and committee members and all meeting dates
•
organizational charts (corporate and management)
•
our financial risk management policies and treasury authority limitations
•
information about statutory liabilities
•
information about the directors’ and officers’ liability programs
•
our Insider Trading Guidelines
•
indemnification agreements
•
our Statement on Business Conduct
•
key public disclosure documents for the Company

Continuing education

Our continuing education program for directors focuses on providing information relating to our business, industry, competitive environment and principal risks and opportunities. We offer education sessions for directors on key topics and encourage them to participate in associations and organizations that can broaden their awareness and knowledge of developments related to our business. We provide our directors with a corporate membership in the NACD and the ICD.

Directors can also request presentations on particular topics. Throughout their tenure, directors may have discussions with the Chair of the Board, receive quarterly presentations from senior management and participate in tours of our operations. Quarterly briefings include reviews of the competitive environment, our performance relative to our peers, and other developments that could materially affect our business. We also encourage directors to pursue director education seminars and courses offered externally and cover the cost of continuing education opportunities through third parties, as appropriate. The Company provides a variety of internal courses, including courses to foster an inclusive workplace, and we have offered a selection of online courses on anti-discrimination and harassment and Indigenous awareness to our directors.

We encourage and facilitate Board engagement with our shareholders, stakeholders and employees. In 2025, Directors attended a reception with representatives of Enbridge employee resource groups ("ERGs"), which included individual presentations highlighting ERG initiatives and experiences supporting employee engagement and inclusion across the organization. The reception also provided an opportunity for informal discussion and exchange between directors and employees. For more information on our ERGs, see “Workforce inclusion” on page 50.

In 2025, Directors also met with the Indigenous Advisory Group (established in 2024 to provide advice and Indigenous insights to the Board and executive management) and attended an information session and tour of the Marshall, Michigan site, which included participating in a sharing circle with Indigenous leaders.

The table below lists the courses and education sessions that our directors attended in 2025, provided by both the Company and third parties, as indicated.

Enbridge Inc. 2026 Management Information Circular 47

Date	Topic	Presented by	Attendance
February 20, 2025	Navigating the Future — AI Transformation and its impact on Board Governance	ICD	Theresa B.Y. Jang
April 7 & 8, 2025	104th Governance Forum — Williams: Delivering a shared culture of Safety and Excellence	Pilko (hosted by Williams)	M.M. (Mike) Ashar
April 10 & 11, 2025	Women Energy Directors Network	Morgan Stanley	Teresa S. Madden
May 6, 2025	Discussion with Indigenous leaders	Enbridge	All directors invited to attend
May 13 & 14, 2025	2025 CISA and U.S. Secret Service Cyber Security Board Academy	NACD, CISA, the U.S. Secret Service	Gaurdie E. Banister
May 30, 2025	Indigenous Canada Course — Indigenous histories and contemporary issues in Canada	University of Alberta - Online	Manjit Minhas
June 5, 2025	AFRC Educational Session: Cybersecurity, Artificial Intelligence, Tax, Accounting and Regulatory	Enbridge	All AFRC members All directors invited to attend
June 23-25, 2025	Stanford Directors College — executive education program that addresses a broad range of problems that confront modern boards	Stanford Directors' College	Theresa B.Y. Jang
June 24, 2025	NACD Corporate Directors Industry Roundtable — Energy, Mining & Utilities	NACD	M.M. (Mike) Ashar
July 28, 2025	Patterns, Purpose & Performance	Dr. Ivan Joseph	All directors invited to attend
July 29, 2025	Assessment of tariffs and impacts on US/Canada/European dynamics, US/China Relations and geopolitical environment	Nicholas Burns	All directors invited to attend
August 26 & 27, 2025	Energy Markets — Crude Oil, Natural Gas, NGLs and Refined fuels	RBN Energy	M.M. (Mike) Ashar
September 15, 2025	Pipeline Integrity Program	Enbridge	All directors invited to attend
September 23 & 24, 2025	Tour of Marshall site and discussion with Indigenous leaders	Enbridge	All directors invited to attend
October 12-15, 2025	NACD Directors' Summit — Be A Part of the Future of Governance	NACD	Manjit Minhas Douglas L. Foshee
October 14, 2025	Regulated Rate Elements of our Revenue and Earnings and How they are Realized	Enbridge	All directors invited to attend
November 4, 2025	Reception for Directors and Executive Leadership Team with ERG leads	Enbridge	All directors invited to attend
Quarterly	Texas Chairs Roundtable — Chairs and Committee Chairs of large, public companies meet to discuss Board governance topics	Center for Corporate Innovation, Inc.	Gaurdie E. Banister Susan M. Cunningham

48 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

Board effectiveness

The Board recognizes that a robust and constructive evaluation process enhances its overall effectiveness. The Governance Committee is responsible for assessing the performance of the Board and its Chair, the Board committees and individual directors, on an ongoing basis.

Board and Chair of the Board Evaluations	Completed by all Directors	Chair of Governance Committee and Chair of Board report results to Governance Committee and Board

Individual Director Review	Completed by all Directors for each of their peer Directors	Chair of Board meets with each Director individually

Committee Evaluations	Completed by committee members	Chair of each committee reports results to committee

Board and Board Chair assessments and individual peer reviews

All directors complete a confidential questionnaire on an annual basis in order to evaluate the effectiveness of the Board and Chair of the Board. The questionnaire is designed to provide constructive input regarding overall performance and includes questions on:

•
Board composition
•
effectiveness of the Board, Board meetings, individual directors and Chair of the Board
•
strategic planning process
•
director education topics
•
duties and responsibilities
•
management succession process, including CEO succession

A summary of the questionnaire responses is provided to the Chair of the Governance Committee, who then presents the feedback to the Chair of the Board. The Board Chair then presents a summary to the Board. The Board discusses the results and develops recommendations during an in-camera roundtable discussion conducted by the Chair of the Board.

Directors are also asked to evaluate each of their peers, considering criteria such as skills and experience, preparation, communication and interaction with Board members and management and overall contribution to the functioning of the Board. A summary of the peer review responses is provided to the Chair of the Board who provides feedback to each director individually.

Board committee assessments

As part of the annual confidential questionnaire, each director evaluates the Board committees of which they are a member. The questions are designed to facilitate candid conversation among the members of each Board committee about the committee’s overall performance, function, areas of accomplishment, and areas for improvement. The questionnaire helps the Board ensure that each Board committee is functioning effectively and efficiently and fulfilling its duties and responsibilities, as described in their respective terms of reference. The questionnaire includes questions about: composition of the Board committee; effectiveness of the Board committee, Board committee meetings and the committee Chair; and optimization opportunities for the Board committee.

A summary of the questionnaire responses is provided to the Chair of the Governance Committee, who then presents the feedback to the Chair of the Board. A copy is also provided to the chair of each Board committee. Each committee discusses the results of the assessment and develops recommendations during an in-camera session of the Board committee.

Directors are encouraged to comment broadly (positively and negatively) on any issue concerning the Board, Board committees and director performance. From time to time, the Chair of the Board meets informally with each director to discuss the performance of the Board and its committees, together with any other issues.

Enbridge Inc. 2026 Management Information Circular 49

Board and workforce inclusion

CBCA requirements

The CBCA requires disclosure for directors and “members of senior management” for four “designated groups”: women, members of visible minorities, Indigenous peoples and persons with disabilities.

For CBCA purposes, “members of senior management” is defined to include the Chair of our Board (who is an independent director and not a member of management) as well as “executive officers” as defined in National Instrument 51-102 - Continuous Disclosure Obligations. Our “executive officers” consist of nine officers: our President & CEO, our five Executive Vice Presidents and three Senior Vice-Presidents. Our representation, as self-identified, for these four designated groups, as at March 3, 2026, is as follows:

•
Five (42%) of our 12 director nominees are women, compared to our goal of 40% by 2025. Two (20%) of our ten “members of senior management” are women.1
•
Five (42%) of our 12 director nominees self-identify as a member of a visible minority, compared to our goal of 20% by 2025. One (10%) of our ten “members of senior management” self-identify as a member of a visible minority.1
•
None of our directors or “members of senior management” self-identify as an Indigenous person or a person with disabilities.

The Board maintains a written policy to outline the approach to inclusion for our Board and senior management. This policy emphasizes the importance of having a Board comprised of directors with the appropriate competencies, skills, and characteristics required to promote the Company’s continued growth and success. The Governance Committee reviews this policy and its objectives annually to assess effectiveness and makes recommendations to the Board, as required.

The Board, its relevant committees, and senior management actively review whether a diverse pool of candidates have been considered for senior management positions and for potential Board of Director candidates. In addition to the designated groups stipulated by the CBCA, we consider additional dimensions that are important across our organization, including but not limited to: diversity of thought, perspectives, and life experience, which can include education, language, values, and beliefs, among others. In identifying candidates for senior management roles, professional experience, educational background, skills, knowledge, and diversity are considered.

For further information on Board composition, see the Executive Summary on page 3 and “Identifying new Board candidates” on page 45.

Workforce inclusion1

An inclusive workforce of talented individuals with different ideas, strengths, and points of view is a strategic advantage that contributes to our success and enhances our business. We believe that inclusion drives innovation, better decisions, employee engagement and our ability to attract and retain top talent.

We aim to create a workplace where every individual feels valued, respected and empowered to contribute to their fullest potential through a focus on:

1.
Community: building inclusive communities that create a sense of belonging
2.
Curiosity: fostering curiosity to embrace diverse perspectives and deepen connections
3.
Commitment: commit to proactive measures that foster an inclusive workplace

Central to inclusion at Enbridge are our vibrant ERGs, which are open to all employees in the Company and play an important role in fostering our culture of inclusion and collaboration across the organization. Our ERGs are employee-led and Company-sponsored groups that:

•
promote understanding and support for employees
•
educate and create development opportunities for members and allies
•
promote an inclusive work environment

Our nine ERGs are:

•
CARES — Caregivers + Allies
•
Connect — Any Generation Employees + Allies
•
DAN (Diverse Abilities Network) — People with Disabilities + Allies
•
EDGE (Ethnically Diverse Group of Employees) — Ethnic/ Racially Diverse Employees + Allies
•
FEMINEN — Female engineers and technologists+ Allies
•
IERG (Indigenous Employees Resource Group) — Indigenous Employees + Allies
•
Prism Energy — 2SLGBTQ+ + Allies
•
VTRN — Active and former members of the armed forces + Allies
•
Women@Enbridge — Women + Allies.

1 The Company set representation goals (by 2025) for the Board (40% women and 20% members of a visible minority) and "senior management", defined for this purpose as the President & CEO and all Executive Vice Presidents, Senior Vice Presidents and Vice Presidents who are also officers of Enbridge Inc. (40% women and 28% members of a visible minority). As of March 3, 2026, 11 of 33 (33%) members of senior management are women and 8 of 33 (24%) self-identify as members of a visible minority. Specific goals regarding inclusion are aspirational goals which we intend to achieve in a manner compliant with state, local, provincial and federal law, including, but not limited to, executive orders, U.S. federal regulations, Equal Employment Opportunity Commission, and Department of Labor guidance.

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Corporate Governance

Our approach to our people (human capital management)

Our people are our most valuable asset and are vital to our success. Effectively engaging, developing, retaining, rewarding and promoting the wellbeing of our employees is a priority for us. As such, we strive to attract, develop and retain talented employees who form a team that is energized and proud of what we do. This includes fostering a culture where everyone feels valued, respected and connected. We champion inclusion in our workplace, recognizing its value in strengthening employee engagement, fostering innovation and creativity, and enhancing our decision making and problem-solving capabilities. Refer to “Board and workforce inclusion” on page 50 for more information.

We adjusted our employee benefit programs in 2025 to add family-building benefits, giving employees and their families access to new resources and financial support for fertility, adoption, and surrogacy. We also replaced the traditional retiree medical plan with an individual marketplace program that provides continued access to medical benefits in retirement, but with more flexibility. Employees near retirement age will continue to be eligible for the traditional medical plan.

Our ongoing commitment to safety and wellbeing remains important. Taking a proactive and holistic approach to supporting our employees’ well-being is integral to having a resilient workforce and enabling employees to achieve success at work, home and in their community. We focus on all elements of well-being: physical (including personal safety), mental, financial, and social. We provide employees with mental health training and access to confidential counseling through the employee and family assistance program.

We continually invest in our people’s personal and professional development because we recognize that their success is our success. We want to maximize our employees’ career experience and drive continued high performance, by enhancing the capability of our people through multiple channels, including: providing access to leading productivity tools and technologies (for example artificial intelligence-powered assistants for knowledge work), an extensive catalog of self-directed learning (over 10,000 external courses plus proprietary Enbridge University courses), rigorous succession planning of critical roles, and facilitating internal career development opportunities via rotational assignments. This also includes enhanced opportunities for growth and development in the flow of work, encouraging employees to build new skills needed for our core and emerging lines of business.

Our approach to sustainability

At Enbridge, our purpose is to fuel people’s quality of life, which drives our mission to be the first-choice energy delivery company for stakeholders across North America and beyond. In fulfilling our mission, we strive to provide affordable, reliable and secure energy that underpins economic and social well-being.

We hold ourselves to high standards of corporate social responsibility, conducting business ethically and responsibly, working to protect the environment and people's safety, and engaging with and supporting the communities and cultures where we operate. Our values—Safety, Integrity, Respect, Inclusion and High Performance—reflect what is truly important to us as a company and guide our actions.

Sustainability oversight is fully integrated into the responsibilities of our Board and all five Board committees, including overseeing progress on our sustainability goals. For further information on Board oversight of sustainability, see “Oversight of risk" on page 41.

The environment, social and governance ("ESG") framework continues to be a useful tool to track, manage, and share progress on key business risks and opportunities. We continue to focus on areas including GHG emissions, inclusion, safety, reporting transparency, and governance. Setting goals in areas core to our business and stakeholders is just one of the ways we are further integrating sustainability into our strategy, operations and decision making. Our goals are designed to build on our progress and broaden our efforts in response to the changing energy landscape and societal needs.

We strive to provide our stakeholders with transparent reporting of our sustainability performance. Our annual Sustainability Report is developed with reference to the Global Reporting Initiative (“GRI”) Universal Standards, including the Oil and Gas Sector Standard (GRI 11), which serve as a generally accepted framework for reporting on an organization’s economic, environmental, and social performance. We voluntarily disclose information following the Sustainability Accounting Standards Board (“SASB”) standards for Oil and Gas – Midstream and Gas Utilities and Distributors sectors. Additionally, we provide relevant updates on our response to the Task Force on Climate-Related Financial Disclosures (“TCFD”) recommendations as part of our annual Sustainability Report.

Enbridge Inc. 2026 Management Information Circular 51

In our 2024 Sustainability Report, we shared progress on our sustainability goals, detailed our approach to methane emissions reduction, included data from our recently acquired U.S. natural gas utilities, and updated our TCFD response, including an assessment of scenarios, risks and opportunities across each of our businesses.

We also continued reporting on our Indigenous Reconciliation Action Plan ("IRAP") commitments. By the end of 2024, we achieved 12 of the original 22 commitments. To further advance our goal of becoming a leader in North American Indigenous reconciliation, we published an IRAP update that included setting three new commitments and acknowledged the injustices that Indigenous groups have historically faced, including the lack of inclusion in our collective historical activities and the impacts on cultures, languages, and socio-economic well-being.

These reports are available on our website. For further information on our approach to sustainability, please refer to the “Executive Summary”.

Shareholder engagement

We believe that active, consistent engagement with our shareholders and other stakeholders on an ongoing basis is key to transparency, facilitating open and informed dialogue and sharing our story. The graphic below illustrates our continued approach to shareholder engagement.

Enbridge’s Investment Community Conference, which we hold periodically, is our primary shareholder event where we provide updates on the Company’s strategic priorities and outlook. All of our key presentations, including our annual meeting of shareholders and quarterly presentations, are webcast and accessible to our investors on our website. Presentations, audio recordings and transcripts are available to the investment community for a period of at least 12 months following events.

Members of our executive team actively engage at investor conferences and roadshows. Our President & CEO, Chief Financial Officer and the presidents of our business units, as well as representatives from Investor Relations and Sustainability departments, meet with existing and prospective shareholders throughout the year. In addition, we hosted asset tours in 2023 and 2024 for institutional investors, and we periodically conduct anonymous and confidential shareholder perception surveys to provide market perspective and feedback to management.

Sustainability-aligned business practices remain an important tenet of our value proposition. In 2025, we continued to focus our shareholder engagement activities on targeted outreach, allowing us to highlight our strong sustainability performance via continued investment, transparency, and progression towards our sustainability goals, detailed most recently in our 2024 Sustainability Report.

Throughout 2025, we regularly met with institutional investors across a variety of cities and countries. The key learnings were as follows:

•
Shareholders recognize the strength, scale and diversification of Enbridge’s critical infrastructure assets and their adjacent growth opportunities.
•
Shareholders support the low-risk strategy, stability, reliable contracted revenues, and leverage position.
•
Shareholders support our commitment to our capital allocation priorities and predictably visible growth, which underpins our long-term dividend growth and strong total shareholder return (“TSR”) of 10-12%.
•
Shareholders appreciate management’s availability to the investment community, acknowledge the scale of the Company and depth of expertise and experience within Enbridge and across the broader industry, and encourage continued open communications.
•
Shareholders appreciate Enbridge’s approach to sustainability and how it is integrated into all aspects of the business and management’s mindset.

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Corporate Governance

A list of upcoming and past events and presentations, as well as investor documents and filings, can be found on our website. Current and potential investors are also invited to contact the Investor Relations team online, by letter, phone (1-800-481-2804) or email (investor.relations@enbridge.com).

The Board understands the importance of constructive communication and engagement with shareholders as part of its oversight of the Company. Shareholders may engage with our Board, the Chair of the Board or individual directors by mail at Enbridge Inc., c/o Corporate Secretary, 200, 425 - 1st Street SW, Calgary, AB, Canada, T2P 3L8 or by email to CorporateSecretary@enbridge.com.

Board committees

The Board has five standing committees to help it carry out its duties and responsibilities:

•
Audit, Finance and Risk
•
Governance
•
Human Resources and Compensation
•
Safety and Reliability
•
Sustainability

The Board has delegated certain responsibilities to each Board committee, including overseeing risks that are within each Board committee’s mandate. All five of our Board committees are comprised entirely of independent directors.

Neither Mr. Ebel, our President & CEO, nor Mr. Williams, the Chair of the Board, are members of any Board committee; however, they attend committee meetings at their request. Before each Board meeting, the President & CEO meets with the Chair of the Board to discuss agenda items for the meeting and any significant issues. The Chair of the Board and President & CEO also meet periodically to discuss current business operations, strategy and key issues.

The Governance Committee regularly reviews Board committee memberships and recommends committee membership changes and assignments to the Board.

Board committee meetings generally take place before each regularly scheduled Board meeting. Each Board committee also meets in-camera, independent of management, following the regular Board committee meeting. They also meet with external consultants without management present, whenever they see fit. Before each Board committee meeting, the chair of each committee meets with executive management to discuss the agenda items for the meeting and any significant issues. Each Board committee reports regularly to the Board and makes recommendations on certain matters, as appropriate.

Report of the Audit, Finance and Risk Committee
Members

Current members:

100% independent

100% financially literate, in accordance with NI 52-110 and the rules of NYSE. Ms. Madden, Ms. Jang and Mr. Few qualify as “audit committee financial experts” as defined by the Exchange Act.

Teresa S. Madden (Chair)	Gaurdie E. Banister	Jason B. Few	Theresa B.Y. Jang

Mandate

The AFRC fulfills public company audit committee obligations and assists the Board with oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function and external auditors. The committee also assists the Board with the Company’s risk identification, assessment and management program. The committee's full mandate and responsibilities can be found in the Terms of Reference for the AFRC, available on our website.

Enbridge Inc. 2026 Management Information Circular 53

Meetings
Four meetings February, May, July, November

The AFRC meets in-camera without other management present with the Chief Audit Executive and the Chief Compliance Officer as well as with the external auditors. The committee also has meetings in-camera without other management present with the Chief Financial Officer and on its own at the end of each meeting.

Before each meeting, the Chair of the committee meets with the Chief Financial Officer to discuss the agenda items for the meeting and any significant issues. The Chair also meets with the senior partner of the external auditors, the Chief Audit Executive, and the Chief Compliance Officer before each meeting.

2025 highlights
Audits and financial reporting
•
reviewed annual MD&A and financial statements and notes and recommended them to the Board for approval
•
reviewed and approved the interim MD&A and financial statements and notes
•
reviewed public disclosure documents containing audited or unaudited financial information, including annual and interim earnings press releases and the 2025 Annual Report, and recommended them to the Board for approval for public release
•
received an annual pension report
•
reviewed the post-audit or management letter containing the recommendations of the external auditors and management’s response, including an evaluation of the adequacy and effectiveness of the Company’s internal financial controls
•
reviewed reports on the Company’s tax position
•
the Chair of the AFRC reviewed and approved the prior year’s expenses of the President & CEO

Internal controls
•
oversaw management’s system of disclosure controls and procedures
•
oversaw the internal controls over financial reporting
•
reviewed the quarterly internal controls compliance reports
•
reviewed the internal audit role and audit plan and received quarterly internal audit reports
•
reviewed and re-approved the internal audit charter

Compliance	• received quarterly updates on the Ethics Helpline activity from the Chief Compliance Officer
External auditors
•
reviewed the qualifications and independence of PwC
•
recommended appointment of PwC by shareholders and reviewed and approved the 2025 engagement letter (including the terms of engagement, audit plan and proposed fees)
•
pre-approved all non-audit services to be provided by PwC that are permitted under the committee’s policy
•
reviewed the performance of PwC
•
reviewed PwC’s report on compliance with Sarbanes-Oxley

Finance
•
reviewed unbudgeted capital commitments under management’s authority and recommended to the Board for approval that spending authorities be refreshed
•
recommended to the Board for approval amendments to the Delegation of Authority Policy
•
reviewed financing plans, including additional financing transactions not originally included in the 2025 annual financing plan, and credit facilities, and recommended them to the Board for approval

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Corporate Governance

Risk management
•
reviewed the quarterly treasury and financial risk management reports
•
reviewed and approved the Corporate Risk Assessment report as it pertains to the committee’s mandate
•
recommended updates to the Corporate Financial Risk Management Policy to the Board for approval
•
approved credit exceptions under the risk policy
•
reviewed the annual report on insurance coverages and insurance renewal strategy
•
reviewed quarterly cybersecurity and artificial intelligence reports and provided oversight of cybersecurity, including with respect to financial risk and controls, integrity of financial data and public disclosures, and security of the cyber landscape across data and digital
•
received update on governance and usage of artificial intelligence

Governance
•
reviewed the committee’s terms of reference
•
received update on accounting standards and regulatory changes
•
reviewed the committee’s performance in 2025
•
based on the review and discussions referenced above, recommended to the Board that the financial statements for the fiscal year ended December 31, 2025 be included in the Company's 2025 Annual Report on Form 10-K, for filing with the SEC

Report of the Governance Committee
Members
Current members: 100% independent
	Jason B. Few (Chair)	M.M. (Mike) Ashar	Teresa S. Madden	S. Jane Rowe
Others members that served during the year:	Stephen S. Poloz (former Chair)

Mandate

The Governance Committee fulfills public company nominating and corporate governance committee obligations and carries out the responsibilities delegated by the Board related to the Company’s director nominations process, director compensation and corporate governance policies. The committee's full mandate and responsibilities can be found in the Terms of Reference for the Governance Committee, available on our website.

Meetings
Four meetings February, May, July, November

The Governance Committee meets in-camera without management present at the end of each meeting. Before each meeting, the Chair of the committee meets with executive management to discuss agenda items for the meeting and any significant issues.

2025 highlights
Corporate governance
•
approved our statement on corporate governance practices
•
received reports on employee and director compliance with the Statement on Business Conduct
•
received management’s reports on developments in corporate governance and disclosure and on evolving issues & trends
•
reviewed and approved the updated Board and Senior Management Inclusion Policy

Enbridge Inc. 2026 Management Information Circular 55

•
received a report from an independent compensation consultant and reviewed director compensation
•
received management’s report on foreign private issuer status
•
reviewed the committee’s terms of reference, Board terms of reference, Governance Guidelines, Insider Trading Guidelines and Disclosure Guidelines
•
reviewed and recommended approval of Management Information Circular contents, including Board recommendations on meeting matters
•
reviewed proxy voting recommendations and annual meeting voting results for the 2025 annual meeting of shareholders
•
received management’s reports on our director and officer liability protection program
•
received management's report on recent industry trends in governance-related insurance claims

Board composition
•
on-boarded one new director: Douglas L. Foshee, effective January 1, 2025
•
reviewed and recommended changes to Board committee composition and committee chairs
•
reviewed the qualifications and independence of all members of the Board
•
reviewed Board composition plan and skills matrix
•
provided oversight of Board governance and succession process, including consideration of potential director candidates

Board performance	• provided oversight of the 2025 Board evaluation process and reviewed assessment results • reviewed the committee’s and Board’s performance in 2025
Director development	• reviewed director education program and educational topics

Report of the Human Resources and Compensation Committee
Members
Current members: 100% independent
	Stephen S. Poloz (Chair)	Susan M. Cunningham	Douglas L. Foshee	S. Jane Rowe
Others members that served during the year:	Steven W. Williams (former Chair) M.M. (Mike) Ashar

Mandate

The HRC Committee assists the Board by providing oversight and direction on human resources strategy, policies and programs for the named executive officers, senior management, and our broader employee base. This includes compensation, pension, and benefits as well as talent management, succession planning, and workforce retention. The committee's full mandate and responsibilities can be found in the Terms of Reference for the HRC Committee, available on our website.

56 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

Meetings
Four meetings February, May, July, November

The HRC Committee meets in-camera without management present at the end of each meeting. Before each meeting, the Chair of the committee meets with executive management to discuss the agenda items for the meeting and any significant issues.

2025 highlights
CEO performance and compensation
•
evaluated the President & CEO’s performance and recommended all aspects of his compensation for 2025 to the Board for approval, including base salary and short-, medium-, and long-term incentive awards
•
reviewed the recommendations of the President & CEO regarding performance and compensation for the other executive officers, including recommendations for their base salaries and short-, medium- and long-term incentive awards for 2025
•
reviewed competitive market analysis data provided by independent compensation advisors to inform recommendations for both the President & CEO and other executive officer compensation

Executive and employee compensation
•
reviewed Company and business unit performance, based on the approved short-term incentive performance metrics and corporate financial performance compared to peers, and used these assessments to determine 2025 short-, medium-, and long-term incentive awards for executives and employees
•
reviewed and recommended to the Board approval of the overall number of incentive stock options to be granted

Succession planning
•
reviewed the Company’s succession planning strategy and received regular updates on progress to provide robust development of candidate pools at various levels in the organization for leadership capability and continuity
•
reviewed the Company’s CEO succession planning strategy

Pension
•
reviewed the annual pension report
•
approved pension plan investment policy statements
•
reviewed and approved the annual benefit and regulatory compliance report as part of the pension governance process, including the funding status
•
approved changes to U.S. Pension Plan

Risk management
•
considered compensation risk in the approval of all compensation programs, measures and targets and reviewed and approved the results of the annual compensation risk assessment, designed to support compensation risk oversight
•
reviewed and approved the Corporate Risk Assessment report as it pertains to the committee’s mandate
•
received quarterly updates on the Ethics Helpline activity from the Chief Compliance Officer

Governance
•
reviewed workforce reports and the strategies and programs designed to attract, develop and retain employees
•
recommended officer appointments to the Board for ratification
•
received an update on labour relations
•
reviewed the committee’s terms of reference
•
reviewed management’s reports on evolving issues & trends
•
reviewed the committee’s performance in 2025
•
reviewed the Company’s inclusion strategy, including monitoring the Company’s progress thereon

Enbridge Inc. 2026 Management Information Circular 57

Report of the Safety and Reliability Committee
Members
Current members: 100% independent
	Gaurdie E. Banister (Chair)	M.M. (Mike) Ashar	Douglas L. Foshee	Manjit Minhas
Other members that served during the year:	Stephen S. Poloz Steven W. Williams

Mandate

The Safety and Reliability Committee provides oversight of operational matters and carries out the responsibilities delegated by the Board related to safety and reliability. The committee's full mandate and responsibilities can be found in the Terms of Reference for the Safety and Reliability Committee, available on our website.

Meetings
Four meetings February, May, July, November

The Safety and Reliability Committee meets in-camera without management present at the end of each meeting. Before each meeting, the Chair of the committee meets with executive management to discuss the agenda items for the meeting and any significant issues.

2025 highlights
Safety and reliability
•
received quarterly reports on the Company’s enterprise safety and operational reliability performance
•
received quarterly operational risk reports and annual safety and environment reports from the Liquids Pipelines, Gas Transmission & Midstream, Gas Distribution & Storage, and Power business units, as well as from Projects
•
received quarterly reports and updates from management regarding incidents, along with progress reports on related action plans and corrective action measures undertaken
•
received quarterly updates on enterprise initiatives and management system improvements focused on improvement in the areas of safety and reliability

Risk management
•
received and approved the Corporate Risk Assessment report as it pertains to the committee’s mandate
•
received management’s report on top operational risks
•
received quarterly reports on internal audit matters
•
received reports on and provided oversight, as required, of physical security and cybersecurity and artificial intelligence as they relate to operational risk and controls, safety, operations integrity and reliability, and asset operations

Compliance	• received quarterly updates on the Ethics Helpline activity from the Chief Compliance Officer
Governance	• reviewed the committee’s terms of reference • reviewed management’s reports on evolving issues & trends • reviewed the committee’s performance in 2025

58 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

Report of the Sustainability Committee

Members
Current members: 100% independent	Susan M. Cunningham (Chair)	Theresa B.Y. Jang	Manjit Minhas	Stephen S. Poloz
Other members that served during the year:	Jason B. Few
Mandate

The Sustainability Committee provides oversight of and carries out the responsibilities delegated by the Board related to sustainability matters. The committee's full mandate and responsibilities can be found in the Terms of Reference for the Sustainability Committee, available on our website.

Meetings
Four meetings February, May, July, November

The Sustainability Committee meets in-camera without management present at the end of each meeting. Before each meeting, the Chair of the committee meets with executive management to discuss the agenda items for the meeting and any significant issues.

2025 highlights
Oversight of sustainability and public policy-related policies, practices, risks and opportunities
•
provided oversight on the implementation of policies, procedures and practices on sustainability
•
received quarterly updates on key environmental, social, political and public policy issues, impacts, risks, and trends of consequence to our businesses including energy security, energy accessibility and affordability, energy evolution, inclusion, and Indigenous reconciliation
•
monitored developments related to climate and emissions reduction and how the Company is responding to new regulatory and market dynamics on climate and energy issues
•
reviewed and discussed quarterly reports from management on corporate and business unit commitments and progress on sustainability goals, including emissions reduction, and a focused update on plans to reduce methane emissions
•
monitored emerging developments relating to regulatory frameworks for impact assessment and permitting in both Canada and the U.S., including proposed permitting reforms
•
received management’s reports on regulatory issues and compliance as well as government relations activities

Enbridge Inc. 2026 Management Information Circular 59

Review of our engagements and communications with community stakeholders, Indigenous peoples, governments and regulators
•
received updates on the Canadian federal election and policy positions on Canada-U.S. relations, including in the areas of trade, taxation, and environmental regulation, and potential impacts on the energy industry and the Company
•
received updates on key advocacy initiatives
•
discussed with management key legislative and regulatory developments, including the Canadian federal budget
•
received briefings from management on stakeholder research and perspectives on energy issues
•
received updates on the Company’s engagement with key community stakeholders impacted by Company projects and operations
•
reviewed with management the Company’s approach to Indigenous engagement and progress in advancing Indigenous economic partnerships; discussed continued progress towards the Company’s IRAP commitments
•
discussed actions taken by management for meeting corporate and regulatory requirements for engagement with local communities and Indigenous peoples across all projects and operations
•
received updates on the Company’s community investment program

Monitoring and reporting sustainability performance
•
reviewed management’s strategies on sustainability matters as well as our enterprise-wide performance reporting on key sustainability topics in our annual Sustainability Report
•
received updates about the Company's progress and pathways to meeting its GHG emissions reduction targets
•
provided input with respect to management’s action plans on the Company's ongoing commitment to its objectives in the context of external political and regulatory uncertainty
•
reviewed and recommended approval of the Fighting Forced Labour and Child Labour in Supply Chains report

Risk management	• reviewed and approved the Corporate Risk Assessment report as it pertains to the committee’s mandate
Governance	• reviewed the committee’s terms of reference • reviewed management’s reports on evolving issues & trends • reviewed the committee’s performance in 2025

60 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

Director compensation

Philosophy and approach

The Board is responsible for developing and implementing the Directors’ Compensation Plan and has delegated the day-to-day responsibility for director compensation to the Governance Committee.

Our Directors’ Compensation Plan is designed with four key objectives in mind:

Director compensation philosophy

Attract and retain qualified directors	Reflect responsibilities

Be competitive	Align with shareholders

While our executive compensation program is designed around pay for performance, director compensation is based on annual retainers. This is designed to meet our compensation objectives and to help ensure our directors remain independent when making decisions and carrying out their duties while serving on our Board.

About DSUs

A deferred share unit (“DSU”) is a notional share that has the same value as one Enbridge common share. Its value fluctuates with variations in the market price of Enbridge shares. DSUs do not have voting rights but they accrue dividends as additional DSUs, at the same rate as dividends paid on our common shares.

The Governance Committee uses a peer group of companies to set the annual retainers for our Board and targets director compensation at or about the 50th percentile. See “Benchmarking to peers” on page 77 for more information about our peer group and how we benchmark executive compensation.

The Governance Committee reviews the Directors’ Compensation Plan every year, with assistance from management. Each year, as part of this review, the Governance Committee considers the time commitment and experience required of our directors. The Governance Committee also reviews the Directors’ Compensation Plan to assess whether the program remains appropriate and reports its findings to the Board.

Every second year, we retain an external consultant to conduct a comprehensive review, including peer analysis and benchmarking to the peer group. This comprehensive review was last completed in 2025. Following this review, and in line with our director compensation philosophy of targeting director compensation at or about the 50th percentile, the Board of Directors, on recommendation of the Governance Committee, approved changes to director compensation, effective January 1, 2025, including a US$15,000 increase in the annual Board retainer and a US$5,000 increase in the annual Sustainability Committee and Safety and Reliability Committee Chair retainers. These amounts remain unchanged for 2026.

All non-employee director compensation in 2025 was paid under the Directors’ Compensation Plan. We do not compensate non-employee directors under our 2019 Long Term Incentive Plan for employees. All retainers are payable in U.S. dollars regardless of director residency.

Director share ownership requirements

We expect directors to own Enbridge shares so that they have an ongoing stake in the Company and are aligned with the interests of shareholders. Within five years of becoming a director, each director is required to hold at least US$945,000 (C$1,295,406) in Enbridge shares and/or DSUs, being three times the annual Board retainer of US$315,000. See “Change in director equity ownership” on page 64 for more information.

If a decrease in the market value of Enbridge shares results in a director no longer meeting the share ownership requirements, we expect the director to acquire additional Enbridge shares in order to satisfy the minimum threshold.

DSUs are paid out when a director retires from the Board. They are settled in cash, based on the weighted average of the trading price of common shares on the TSX for the last five trading days before the date that is three trading days before the payment date, multiplied by the number of DSUs the director holds. Directors may not engage in equity monetization transactions or hedges involving securities of Enbridge (see “Insider trading and prohibition on hedging and pledging” on page 74).

Enbridge Inc. 2026 Management Information Circular 61

Director compensation components

Our Directors’ Compensation Plan has four components:

•
an annual retainer
•
an annual retainer if they serve as the Chair of the Board or chair of a Board committee
•
a fee for travelling to Board and Board committee meetings from the director’s home state or province to a meeting in another state or province
•
reimbursement for reasonable travel and other out-of-pocket expenses relating to their duties as a director

We do not provide meeting attendance fees.

Our Directors’ Compensation Plan has been in effect since 2004. The table below shows the fee schedule for directors in 2025, which remains unchanged for 2026.

Directors are paid quarterly. Mr. Ebel does not receive any director compensation because he is compensated in his role as our President & CEO. We do not grant stock options to directors. Directors can receive their retainer in a combination of cash, Enbridge shares and DSUs, but they must receive a minimum amount in DSUs. DSUs may only be granted to a director in lieu of cash fees on a value-for-value basis. Travel fees are paid in cash.

2025 directors’ compensation plan retainers

Compensation component	Annual amount (US$)
Board retainer	315,000
Additional retainers
Chair of the Board retainer	265,000
Board committee chair retainer
• Audit, Finance and Risk	25,000
• Human Resources and Compensation	20,000
• Governance	20,000
• Sustainability	20,000
• Safety and Reliability	20,000
Travel fee (where applicable)	1,500

Before a director’s minimum share ownership is met, at least 50% of their retainer will be paid in the form of DSUs, with the balance paid in cash, Enbridge shares or DSUs, in a percentage mix they choose. Once a director’s minimum share ownership is met, they can choose to receive between 35 and 100% of their retainer in DSUs, with the balance paid in cash, Enbridge shares or DSUs, in a percentage mix they choose. Directors are allocated the DSUs and Enbridge shares based on the weighted average of the trading price of the Enbridge shares on the TSX for the five trading days immediately preceding the date that is two weeks prior to the date of payment. Directors who do not make a timely election as to the form in which they wish to receive their retainer will receive the applicable minimum amount in DSUs and the balance in cash.

The table below shows the compensation components in which each director’s annual retainer for the year ended December 31, 2025, was delivered.

Director	Cash (%)	Enbridge shares (%)	DSUs (%)
M.M. (Mike) Ashar			100
Gaurdie E. Banister	65		35
Susan M. Cunningham	35		65
Gregory L. Ebel[1]	-		-
Jason B. Few	50		50
Douglas L. Foshee		50	50
Theresa B.Y. Jang	50		50
Teresa S. Madden	50		50
Manjit Minhas	50		50
Stephen S. Poloz	65		35
S. Jane Rowe		50	50
Steven W. Williams			100
Former Directors[2]
Pamela L. Carter	50	35	15

1 Mr. Ebel did not receive any compensation as a director of Enbridge because he is our President & CEO.

2 Ms. Carter retired from the Board effective May 7, 2025.

62 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

2025 Director compensation table

The table below provides information concerning the compensation of each non-employee director who served at any time during 2025.

							All other
		Share based awards[2]					compensation		Total
	Fees earned[1] (cash)	Enbridge Shares[3]		DSUs[3]		Other fees[4]	Dividends on DSUs[5]
Director	($)	(#)	($)	(#)	($)	($)	(#)	($)	($)
M.M. (Mike) Ashar				6,778.7	439,346	4,257	151.3	9,998	453,602
Gaurdie E. Banister	313,470			2,372.6	153,771	4,111	53.0	3,499	474,852
Susan M. Cunningham	153,771			4,836.6	313,470	4,111	107.9	7,134	478,486
Jason B. Few	237,253			3,389.4	219,673	8,369	75.6	4,999	470,294
Douglas L. Foshee	-	3,387	219,673	3,389.4	219,673	4,111	75.6	4,999	448,457
Theresa B.Y. Jang	219,673			3,389.4	219,673	4,257	75.6	4,999	448,602
Teresa S. Madden	237,108			3,658.4	237,108	6,216	81.6	5,396	485,827
Manjit Minhas	219,673			3,389.4	219,673	4,257	75.6	4,999	448,602
Stephen S. Poloz	303,707			2,523.2	163,534	6,263	56.3	3,722	477,226
S. Jane Rowe	-	3,387	219,673	3,389.4	219,673	8,369	75.6	4,999	452,714
Steven W. Williams	-			10,445.0	682,600	4,257	198.5	13,148	700,005
Gregory L. Ebel[6]
Former Directors
Pamela L. Carter	149,564	1,686	104,695	723.1	44,869	4,194	7.6	481	303,802

1 The cash portion of the retainers paid to the directors. Directors are paid quarterly in US$. The values presented in this table are in C$ and reflect U.S./Canadian exchange rates from the Bank of Canada of 1.4347 as at March 20, 2025, 1.3612 as at June 12, 2025, 1.3797 as at September 18, 2025, and 1.4034 as at November 27, 2025.

2 The portion of the retainer received as DSUs and Enbridge shares.

3 The value of the Enbridge shares and DSUs paid quarterly is based on the weighted average of the trading price of Enbridge shares on the TSX for the five trading days prior to the date that is two weeks prior to the applicable payment date. The weighted average Enbridge share prices were $61.15, $64.20, $67.06 and $67.34 for the first, second, third and fourth quarters, respectively, of 2025.

4 For all of our non-employee directors, includes a per meeting US$1,500 travel fee. For Ms. Minhas, the amount shown does not include $1,803 for use of the Company's aircraft.

5 Includes dividend equivalents granted in 2025 on DSUs granted in 2025 based on the 2025 quarterly dividend rate of $0.9425. Dividend equivalents vest at the time of grant.

6 Mr. Ebel does not receive any compensation as a director of Enbridge because he is our President & CEO. For Mr. Ebel’s compensation as President & CEO, see the summary compensation table on page 96.

Enbridge Inc. 2026 Management Information Circular 63

Change in director equity ownership

The table below shows the change in each director’s equity ownership from March 4, 2025, to March 3, 2026, the dates of the 2025 and 2026 management information circulars, respectively.

			Total	Market
	Enbridge		Enbridge shares +	(at risk) value of equity
Director	shares (#)	DSUs (#)	DSUs (#)	holdings (C$)[1,2]
M.M. (Mike) Ashar
2026	64,000	38,122	102,122	7,587,665
2025	64,000	29,397	93,397	5,616,896
Change	-	8,725	8,725	1,970,769
Gaurdie E. Banister
2026	21,323	18,856	40,179	2,985,300
2025	24,245	15,501	39,746	2,390,324
Change	(2,922)	3,355	433	594,975
Susan M. Cunningham
2026	3,502	37,473	40,975	3,044,443
2025	3,502	30,686	34,188	2,056,066
Change	-	6,787	6,787	988,376
Gregory L. Ebel[3]
2026	756,510	62,180	818,690	60,828,667
2025	672,484	58,778	731,262	43,978,097
Change	84,026	3,402	87,428	16,850,570
Jason B. Few[2]
2026	-	15,576	15,576	1,157,297
2025	-	11,404	11,404	685,837
Change	-	4,172	4,172	471,460
Douglas F. Foshee[2]
2026	8,387	3,511	11,898	884,021
2025	5,000	-	5,000	300,700
Change	3,387	3,511	6,898	583,321
Theresa B.Y. Jang
2026	16,516	8,666	25,182	1,871,023
2025	16,516	4,872	21,388	1,286,274
Change	-	3,794	3,794	584,748
Teresa S. Madden
2026	5,454	34,762	40,216	2,988,049
2025	5,454	29,277	34,731	2,088,722
Change	-	5,485	5,485	899,326
Manjit Minhas[2]
2026	336	7,844	8,180	607,774
2025	336	4,095	4,431	266,480
Change	-	3,749	3,749	341,294
Stephen S. Poloz[2]
2026	1,736	32,339	34,075	2,531,773
2025	1,736	28,099	29,835	1,794,277
Change	-	4,240	4,240	737,496
S. Jane Rowe
2026	39,290	17,760	57,050	4,238,815
2025	35,903	13,469	49,372	2,969,232
Change	3,387	4,291	7,678	1,269,583
Steven W. Williams
2026	32,282	36,204	68,486	5,088,510
2025	32,282	24,026	56,308	3,386,363
Change	-	12,178	12,178	1,702,147
Total
2026	949,336	313,293	1,262,629	93,813,335
2025	861,458	249,604	1,111,062	66,819,269
Change	87,878	63,689	151,567	26,994,066

64 Enbridge Inc. 2026 Management Information Circular

Corporate Governance

1 Based on the total market value of the Enbridge shares and/or DSUs owned by the director, based on the closing prices of $60.14 on the TSX on March 4, 2025, and $74.30 on March 3, 2026. These amounts have been rounded to the nearest dollar in Canadian dollars.

2 Directors must hold at least three times their annual US$315,000 Board retainer in DSUs or Enbridge shares within five years of becoming a director on our Board. Amounts are converted to C$ using US$1 = C$1.3708, the published WM/Reuters 4 pm London exchange rate for December 31, 2025. All current directors meet or exceed this requirement except Mr. Few, Ms. Minhas, and Mr. Foshee, who have until May 4, 2027, November 28, 2028, and January 1, 2030, respectively, to meet this requirement.

3 Mr. Ebel did not receive any compensation as a director of Enbridge; he is compensated for his role as President & CEO. Prior to becoming President & CEO, Mr. Ebel received DSUs as compensation for being a director and continues to receive dividends on those DSUs.

Security ownership of certain beneficial owners and management

Beneficial ownership table

The table below sets forth the number and percentage of outstanding Enbridge shares beneficially owned by each of our directors, director nominees, NEOs and all directors and executive officers as a group, as of the date of this Circular. The number of Enbridge shares beneficially owned by each person is determined under applicable SEC rules. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person, directly or indirectly, has or shares voting or investment power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. Unless otherwise indicated, for each person named in the table, the number in the “Number of Enbridge shares acquirable within 60 days” column includes shares covered by stock options that may be exercised and that vest within 60 days after March 3, 2026, as well as shares acquired on settlement of RSUs within 60 days after March 3, 2026. Unless otherwise indicated in the table, the address of each of the individuals below is c/o Enbridge Inc., 200, 425 – 1st Street SW, Calgary, Alberta, T2P 3L8.

Name of beneficial owner	Number of Enbridge shares held	Number of Enbridge shares acquirable within 60 days	Total Enbridge Shares Beneficially Owned	Percent of common shares outstanding
All current executive officers and directors as a group	1,614,717	2,564,428	4,179,145	*
M.M. (Mike) Ashar	64,000	—	64,000	*
Gaurdie E. Banister	21,323	—	21,323	*
Susan M. Cunningham	3,502	—	3,502	*
Gregory L. Ebel	756,510	698,416	1,454,926	*
Jason B. Few	—	—	—	*
Douglas L. Foshee[1]	8,387	—	8,387	*
Theresa B.Y. Jang	16,516	—	16,516	*
Teresa S. Madden	5,454	—	5,454	*
Manjit Minhas	336	—	336	*
Stephen S. Poloz	1,736	—	1,736	*
S. Jane Rowe[1]	39,290	—	39,290	*
Steven W. Williams	32,282	—	32,282	*
Colin K. Gruending	173,133	481,880	655,013	*
Cynthia L. Hansen[2]	296,553	743,016	1,039,569	*
Reginald D. Hedgebeth	130	83,667	83,797	*
Patrick R. Murray	41,683	254,382	296,065	*

1 Ms. Rowe and Mr. Foshee will be paid a portion of their directors’ compensation in Enbridge shares on March 27, 2026. Under our Directors’ Compensation Plan, the number of Enbridge shares will be calculated by dividing the applicable amount of compensation in Canadian dollars payable in Enbridge shares on the payment date by the weighted average the closing price per Enbridge share on the TSX for the five trading days prior to the date that is two weeks prior to the payment date.

2 The shares reported for Ms. Hansen are as of December 31, 2025, the date that she ceased being an NEO.

* Represents less than 1% of the outstanding Enbridge shares.

Enbridge Inc. 2026 Management Information Circular 65

Indebtedness of directors and executive officers

As of the date of this Circular, there is no indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by the Company or its subsidiaries to any of the Company’s directors or executive officers or any of their associates.

Other information

For further information

Enbridge’s financial information is provided in the Company’s consolidated financial statements for the year ended December 31, 2025, and the related MD&A.

This Circular, our 2025 Annual Report on Form 10-K containing our consolidated financial statements for the year ended December 31, 2025, together with the auditor’s report and MD&A, and our interim reports on Form 10-Q for periods beginning after December 31, 2025, are available at enbridge.com, sedarplus.ca, and sec.gov or may be obtained, free of charge, by contacting Investor Relations through our website or by email, phone or mail at:

Email: investor.relations@enbridge.com

Phone Within North America: 1-800-481-2804

Phone Outside North America: 1-403-231-3960

Mail: Enbridge Inc. Investor Relations, 200, 425 – 1st Street

SW, Calgary, Alberta, Canada T2P 3L8

In addition, key governance documents (including the terms of reference for the Board and its committees) are available on our website or free of charge upon written request to CorporateSecretary@enbridge.com or by mail to Corporate Secretary, Enbridge Inc., 200, 425 – 1st Street SW, Calgary, Alberta, Canada, T2P 3L8.

Additional information relating to the Company may also be found on sedarplus.ca or sec.gov.

U.S. householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” our proxy materials. This means that only one copy of the Circular may have been sent to multiple shareholders in the same household. If you wish to “opt out” of householding for future mailings, or if your household currently receives multiple copies of our Circular, and you wish to “opt in” to householding for future mailings to receive a single copy of these documents, please contact your broker, bank or other intermediary, as applicable. If you would like to receive additional copies of this Circular or our 2025 Annual Report, please contact Investor Relations as provided on this page or contact Broadridge Financial Solutions by following the instructions on your Notice.

Principal executive offices

The mailing address of our principal executive offices is Enbridge Inc., 200, 425-1st Street SW, Calgary, Alberta, Canada T2P 3L8.

Common shares, preference shares and principal shareholders

As of the date of this Circular, there are 2,182,336,834 common shares issued and outstanding.

There are also 20 series of preference shares issued and outstanding. Preference shares do not have voting rights, and none will be voting at the Meeting.

For information regarding the ownership of certain individuals, including directors and officers of the Company, see “Security ownership of certain beneficial owners and management” on page 65. To the knowledge of the Board and of the executive officers of Enbridge, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of Enbridge. As of March 3, 2026, there are no persons known to Enbridge who beneficially own more than five percent of issued and outstanding Enbridge shares.

66 Enbridge Inc. 2026 Management Information Circular

> Gray Oak, TX

67
Executive Compensation

68	Executive summary
70	Compensation philosophy
71	Compensation policies and practices
72	Compensation governance
73	Compensation risk management
75	Annual decision-making process
76	Compensation elements
77	Benchmarking to peers
80	2025 business performance
82	2025 compensation decisions
89	Share ownership
89	Executive profiles
96	Summary compensation table
98	Executive compensation tables and other compensation disclosures
107	Other benefit elements

Executive Compensation

Compensation discussion and analysis

The following compensation discussion and analysis describes the 2025 compensation programs for our Named Executive Officers (“NEOs”).

2025 NEOs

Gregory L. Ebel President & Chief Executive Officer (“CEO”)

Patrick R. Murray Executive Vice President & Chief Financial Officer (“CFO”)

Cynthia L. Hansen[1] Executive Vice President & President, Gas Transmission & Midstream

Colin K. Gruending Executive Vice President & President, Liquids Pipelines

Reginald D. Hedgebeth Executive Vice President, External Affairs & Chief Legal Officer

Executive summary

The HRC Committee works on behalf of shareholders
to keep our executive compensation programs firmly
aligned with performance, support the retention of high-caliber talent, and motivate Enbridge’s senior leaders to advance our vision, values and strategic priorities. We are pleased to share our approach to executive compensation and highlight the key accomplishments we considered in determining 2025 compensation awards for the executive leadership team.

The decisions related to executive compensation are guided by our compensation philosophy and reflect our ongoing desire to drive sustainable growth and create long-term value. This disciplined approach positions us to remain the first-choice energy delivery company for our customers, communities, shareholders and employees.

Advancing strategic priorities

Enbridge’s low risk, utility-adjacent business mix continues to support ratable dividend and equity growth, consistent with the Company’s commitment to long-term shareholder value and alignment. Our growing portfolio of assets provides a diverse suite of in-footprint investment opportunities, leveraging both our scale and expertise. Judicious capital allocation has differentiated Enbridge as an industry leading operator with a focus on long-term contracted cash flow generation.

We placed over $5 billion of assets into service in 2025 and sanctioned over $14 billion of new accretive secured capital, extending our growth programs past 2030. These investments will drive cash flow and EBITDA growth for shareholders, supporting dividend increases and future equity self-funded growth. In 2025, Enbridge also closed the acquisition of an interest in the Matterhorn Express Pipeline, enhancing our growing Permian natural gas franchise and closed a 12.5% investment by 38 First Nations groups in the Westcoast Pipeline System.

Our values of Safety, Integrity, Respect, Inclusion and High Performance remain core to Enbridge’s culture. These core values guide every decision we make and every action we take. Together, these principles help us deliver sustainable results while building trust and creating value for all shareholders.

1 Ms. Hansen served as Executive Vice President & President Gas Transmission & Midstream until December 31, 2025 and will serve as a Special Advisor to the CEO until her retirement in January 2027.

68 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

2025 achievements

•
Record financial results, marking 20th consecutive year of meeting or exceeding financial guidance
•
Announced 31st consecutive annual dividend increase
•
Placed over $5 billion of capital into service
•
Sanctioned $14 billion of new organic growth, including Mainline Optimization Phase 1, adding up to 150 kbpd of egress to the Western Canadian Sedimentary Basin (“WCSB”)
•
Acquired an equity stake in the Matterhorn Express natural gas pipeline system in the Permian Basin
•
Closed a 12.5% investment by 38 First Nations groups in the Westcoast Pipeline System
•
Reached positive rate case settlements at Enbridge Gas North Carolina and Enbridge Gas Utah
•
Strong overall safety performance
•
Recontracted and extended customer commitments across the asset base

DCF per share1

Increase in DCF Compound Annual Growth Rate of 2% since 2023

1 DCF and DCF per share are non-GAAP measures; these measures are defined and reconciled in the Non-GAAP and other financial measures section of Appendix C.

Compensation highlights

In considering executive compensation outcomes for the year, the HRC Committee assessed performance against financial, strategic and operational objectives that were approved by the Board at the beginning of the year and evaluated in the context of our compensation philosophy. The HRC Committee and Board also reviewed key performance indicators relative to our performance peer group, including dividend per share growth, earnings per share growth, DCF per share growth and TSR, and based on the review, approved the 2025 incentive payouts.

Our Company scorecard provides a consistent framework to align and drive non‑financial objectives enterprise-wide, while maintaining strong financial accountability within each business unit, reinforcing their contribution to overall enterprise value. We are pleased to share that we delivered results within our target financial guidance range, executed on our business strategy, and advanced operational goals related to safety, project performance and sustainability resulting in overall payouts for our NEOs ranging from 130% to 146% of target.

Performance stock unit (“PSU”) awards are subject to pre-established performance hurdles determined at the time of grant. The 2023 PSU award performance was based on three‑year performance targets tied to DCF per share growth, comparing our TSR to the Board approved performance peer group, and progress toward Enbridge’s GHG emissions intensity reduction target, with a performance period ending in 2025. Enbridge achieved an overall result above target, and the HRC Committee approved the payout for the 2023 PSU award, applying an overall performance multiplier of 1.34x.

The awards earned were consistent with our pay-for-performance philosophy, and more information is provided in the following materials.

Enbridge Inc. 2026 Management Information Circular 69

Compensation philosophy

Enbridge’s approach to executive compensation is governed by the HRC Committee and approved by the Board. A rigorous pay-for-performance philosophy is embedded in our short-, medium-, and long-term compensation programs and designed with the interests of Enbridge shareholders and other stakeholders through five main objectives:

Align to Enbridge’s business strategy

• Our compensation programs are designed to motivate management to deliver exceptional value by focusing on safe and reliable operations while maintaining financial strength, flexibility and executing on growth opportunities consistent with our low-risk business model

• Compensation program payouts are designed to align with achievement of our strategic priorities and outcomes

Align to Enbridge’s values

• Enbridge is committed to delivering steady, visible and predictable results, and operating our assets in an ethical and responsible manner

• Our compensation programs reward behaviours and outcomes closely aligned to our values

• We assess performance and compliance against our sustainability metrics

Attract and retain a highly effective executive team

• Incenting and engaging a high performing executive team is essential for achieving our strategic goals and desire to build a sustainable future for Enbridge

• Total direct compensation is targeted at the median of our compensation benchmarking peer group of U.S. and Canadian companies to reflect Enbridge’s identity as a North American leader

• Compensation programs reward employees for high performance and their potential for future contributions

Incent and reward for performance

• Performance is the cornerstone of Enbridge’s compensation strategy. Our pay-for-performance approach rewards management for their contributions to the enterprise, business unit and individual results against objectives that support the achievement of our strategic priorities

• A significant portion of the target compensation mix for the President & CEO and the other NEOs is “at risk”. Incentives are “at risk” because payout is not guaranteed, and their values are determined based on each metric’s guidance range and specific performance criteria

• When assessing performance, the HRC Committee considers performance results in context of other qualitative factors not captured in the formal metrics, including key performance indicators relative to peers, such as TSR, dividend per share growth, DCF per share growth, earnings per share growth and others, in addition to qualitative aspects of management’s responsibilities

Enhance long-term shareholder value

• Our compensation programs focus management on delivering strategic priorities over the long-term

• Medium- and long-term incentives pay out over time, encouraging a longer-term view of how we create value for our shareholders

• A significant portion of the target compensation mix for the President & CEO and NEOs is linked to medium- and long-term incentive programs

Talent management and succession planning

We take an integrated approach to talent management and succession planning using a comprehensive framework aligned to our business strategies which is overseen by the HRC Committee and the Board. Focusing on the development of executives to strengthen the overall succession pipeline enables us to retain top talent while ensuring depth of leadership capability to drive both short- and longer-term performance. Our philosophy of development and retention of executive talent supports and strengthens our culture, builds versatility and reduces business risk by providing multiple succession options.

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Executive Compensation

Compensation policies and practices

Our compensation policies and practices are designed to encourage appropriate behaviours, promote strategic risk management, and align to the interests of our shareholders. The following table outlines Enbridge’s compensation policies and practices that maintain disciplined governance.

What we do	What we don’t do

• Use a pay-for-performance philosophy whereby the majority of compensation provided to executives is “at risk”. "At risk” payouts are not guaranteed, and threshold performance must be achieved for a payout to occur. In 2025, the percentage of total target compensation considered “at risk” for the President & CEO was 91% and an average of 83% for the other NEOs

• Use a blend of short-, medium- and long-term incentive awards that are linked to business plans for the respective timeframe

• Incorporate risk management principles into decision-making processes to help ensure compensation programs do not encourage inappropriate or excessive risk-taking by executives

• Regularly review executive compensation programs through independent third-party experts and advisors to support regulatory compliance and ongoing alignment with shareholders

• Use both preventative and incident-based safety, environmental and operational metrics that are directly linked to short-term incentive awards with a maximum payout of 2x target

• Executives are required to meet minimum share ownership guidelines, which are regularly reviewed to align with market practices, motivate executives to create long-term value, and align the interests of executives with those of Enbridge shareholders

• Benchmark executive compensation programs against a compensation peer group of similar companies (by organization size, industry and geography) in North America, to assess that executives are compensated at competitive levels

• Maintain two clawback policies, including our Incentive Compensation Clawback Policy, covering all cash bonuses and equity-based incentive awards granted or paid, which is intended to prevent or rectify situations whereby employees engage in misconduct (defined to include fraud or willful misconduct), and the Clawback Policy for the Mandatory Recovery of Erroneously Awarded Incentive-Based Compensation, which aligns with SEC and NYSE requirements

• Use double-trigger change in control provisions within all cash and incentive plan agreements

• Hold an annual advisory shareholder vote on our approach to executive compensation, commonly known as “say on pay” and regularly engage with shareholders on our executive compensation program philosophy

• Regularly perform quantitative modelling, stress test performance, and potential compensation scenarios to assess reasonability of executive awards as compared to our compensation peer group

• Count performance stock units or unexercised stock options toward share ownership requirements

• Grant stock options with exercise prices below 100% fair market value or reprice out-of-the-money options

• Allow repricing or cash buyout of underwater options without shareholder permission

• Provide stock options to non-employee directors

• Pay dividends on unearned performance stock units; dividend equivalents are accrued during the performance period and are payable only on vested PSUs

• Permit hedging or pledging of Enbridge securities by directors, officers, or other employees

• Use employment agreements with single-trigger voluntary termination rights in favor of executives

• Grant loans to directors or senior executives

• Guarantee incentive payouts

• Apply tax gross-ups to awards

• Provide excessive perquisites

Enbridge Inc. 2026 Management Information Circular 71

Compensation governance

Enbridge’s compensation governance structure consists of the Board and the HRC Committee, with HR Consultant Mercer (Canada) Limited (“Mercer”), and others from time to time, providing independent advisory support to the HRC Committee. The HRC Committee reviews the governance structure annually against best practices and regulatory guidance.

Board and HRC Committee

The Board is responsible for the oversight of the compensation principles and programs at Enbridge. The HRC Committee approves major compensation programs and payouts to align incentive compensation with the company’s performance and its pay-for-performance philosophy, including reviewing and recommending to the Board the compensation for the President & CEO. The
HRC Committee also approves the compensation for the other NEOs.

The HRC Committee assists the Board in carrying out its responsibilities with respect to compensation matters by providing oversight and direction on human resources strategy, policies and programs for the NEOs, other executives and the broader employee base, including compensation, equity incentive plans, pension and benefits as well as talent management, succession planning, workforce recruitment, retention, inclusion, and employee health and safety. The HRC Committee also provides oversight regarding the management of broader people-related risk, and specifically reviews the compensation programs from a risk perspective.

The members of the HRC Committee in 2025 were Stephen S. Poloz (Chair), Susan M. Cunningham, S. Jane Rowe and Douglas L. Foshee. All members of the HRC Committee are independent under the independence standards discussed in this Management Information Circular on page 45.

The members of the HRC Committee have experience in human resources and compensation, including as members of the compensation committees of other public companies. In addition, the members of the HRC Committee have executive leadership experience, strong knowledge of the energy industry, experience as directors of other public companies and a mix of other relevant skills and experience. This background provides the HRC Committee members with the collective experience, knowledge and skills to effectively carry out their responsibilities. For information on each HRC Committee member’s experience and current service on other public company boards and committees, see the director profiles, beginning on page 17. For information on each HRC Committee member’s skills and experience, see the skills and experience matrix on page 31. For information on each HRC Committee member’s participation on other Enbridge Board committees, see page 29.

Independent advice

The HRC Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultants, outside legal counsel or other advisors it retains (each, an “Advisor”). The HRC Committee may select or receive advice from an Advisor only after taking into consideration all factors relevant to the Advisor’s independence from management including:

•
the provision of other services to Enbridge by the Advisor
•
the amount of fees received from Enbridge by the Advisor as a percentage of the Advisor’s total revenue
•
the policies and procedures of the Advisor that are designed to prevent conflicts of interest
•
any shares owned by the Advisor
•
any business or personal relationship of the Advisor with a member of the HRC Committee or with an executive officer at Enbridge

Although the HRC Committee is required to consider these factors, it is free to select or receive advice from an Advisor that is not independent.

Since 2002, Mercer, an independent Advisor, has provided guidance to the HRC Committee on compensation matters to help ensure Enbridge’s programs are appropriate, market competitive and continue to meet intended goals. Advisory services provided by Mercer include reviewing:

•
the competitiveness and appropriateness of executive compensation programs
•
annual total direct compensation for the President & CEO and the executive leadership team
•
executive compensation governance
•
the HRC Committee’s mandate and related Board committee processes

While the HRC Committee considers the information and recommendations Mercer provides, it has full accountability for decisions within its mandate, which may reflect other factors and considerations.

Each year, the HRC Committee Chair reviews and approves the terms of engagement with Mercer, which specify the work to be done in the year, Mercer’s responsibilities and its fees. Management may also retain Mercer on compensation matters from time to time or for prescribed compensation services. The HRC Committee Chair must approve all services that are not standard in nature, considering whether the work would compromise Mercer’s independence.

72 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

In 2025, Management and the HRC Committee engaged Mercer to provide analysis and advice on various compensation matters. While Mercer offered insights and recommendations, the HRC Committee has full accountability for decisions within its mandate. The following table provides a breakdown of services provided and fees paid to Mercer and its affiliates by Enbridge, reflecting an increase in insurance-related advisory services provided by Mercer affiliates in 2025, compared to 2024:

	Approximate fees in 2025	Approximate fees in 2024
Nature of work	($)	($)

Executive compensation related[1]	367,026	569,993
All others[2]	13,309,204	5,607,224
Total	13,676,230	6,177,217

1 Includes all fees related to executive compensation associated with the President & CEO and the executive leadership team.

2 Includes fees paid for other matters that apply to Enbridge as a whole, such as pension actuarial valuations, renewal and pricing of benefit plans, evaluation of geographic market differences and regulatory proceedings support. Also includes risk brokerage service and advisory service fees paid to Mercer affiliates (Marsh, Oliver Wyman and Guy Carpenter) primarily related to the design and implementation of a portfolio reinsurance program and other insurance strategy initiatives, subject to timing and currency exchange differences.

Having your say

We are committed to regular shareholder engagement and appreciate your feedback. Shareholders can express their views on executive pay at our annual meeting of shareholders, where we hold an annual advisory “say on pay” vote to receive shareholder feedback. This structure helps align executive compensation with shareholder interests. While the vote is advisory and non-binding, the Board considers the results when determining Enbridge’s compensation program. The 2025 vote resulted in a favourable outcome of 89.78%, and the HRC Committee interpreted this level of support as affirmation by our shareholders of the design and overall execution of our executive compensation programs, leading to no significant changes in our approach to executive compensation. For information on our Advisory vote on executive compensation, please visit page 33.

Compensation risk management

The HRC Committee plays a critical governance role related to enterprise risk. In carrying out this accountability, the HRC Committee employs a number of risk mitigation practices aimed at ensuring that Enbridge’s compensation programs are designed in a manner that does not encourage individuals to take inappropriate or excessive risks that could have material adverse impact on the Company.

Compensation risk mitigation practices

Enbridge uses the following compensation practices to mitigate risk:

•
a pay-for-performance philosophy that is embedded in the compensation design
•
a mix of pay programs benchmarked against a relevant compensation peer group, which contains companies in Canada and U.S. that are generally comparable in scope, complexity, and size to Enbridge, primarily in terms of enterprise value, and secondarily, market capitalization and assets
•
compensation programs that include a combination of short-, medium- and long-term elements that provide executives with an incentive to consider both the immediate and long-term implications of their decisions
•
program provisions whereby executives are compensated for their short-term performance using a combination of financial performance and operational metrics in areas such as safety, project performance, and sustainability that support a balanced perspective and are a mix of both leading (proactive/preventative) and lagging (incident-based) indicators
•
a rigorous approach to goal setting and a process of establishing targets with multiple levels of performance, which mitigate excessive risk-taking that could harm Enbridge’s value or reward poor judgment of executives
•
incentive plan performance ranges that include both minimum and maximum payouts
•
stock award programs that vest over multiple years and are aligned with overall stock price appreciation to drive value for Enbridge shareholders
•
share ownership guidelines that require executives to have a meaningful equity stake in Enbridge to align their interests with those of Enbridge shareholders
•
Insider Trading Guidelines that include prohibition on hedging and pledging provisions to prevent activities that would weaken the intended pay-for-performance link
•
two incentive compensation clawback policies: for more information, refer to the Clawback policies on page 74

The HRC Committee has considered the risk related to the Company’s compensation programs and has concluded that the programs do not encourage excessive or inappropriate risk-taking and are aligned with the long-term interests of shareholders.

Enbridge Inc. 2026 Management Information Circular 73

Insider trading and prohibition on hedging and pledging

We have adopted Insider Trading Guidelines governing the purchase, sale and/or other disposition of our securities by our directors, officers (including the NEOs), employees and contractors, as well as by Enbridge itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE and TSX listing standards. We also maintain Disclosure Guidelines, which prohibit the Company from issuing securities or offering securities to the public during a blackout period (subject to specific circumstances outlined in the policy).

Our Insider Trading Guidelines also prohibit directors, officers, employees and contractors from purchasing financial instruments that are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by such directors, officers, employees and contractors as such positions may weaken the link between the intended alignment of director and employee interests with shareholder interests.

The following activities are specifically prohibited:

•
speculating in securities of Enbridge and its reporting issuer subsidiaries
•
“short-selling” securities of Enbridge and its reporting issuer subsidiaries (i.e. selling securities that the individual does not own)
•
purchasing or selling call or put options or other derivatives relating to securities of Enbridge and its reporting issuer subsidiaries
•
entering into any other financial transaction that is designed to hedge or offset any decrease in the market value of the securities of Enbridge and its reporting issuer subsidiaries
•
entering into margin loans or other transactions involving the pledging of the securities of Enbridge and its reporting issuer subsidiaries

Clawback policies

Enbridge maintains two incentive compensation clawback policies.

The Incentive Compensation Clawback Policy allows Enbridge to recover, from current and former members of senior management, certain incentive compensation amounts awarded or paid to individuals including all cash bonuses and equity-based incentive awards if the individuals engaged in misconduct (defined to include fraud or willful misconduct) that led to inaccurate financial results reporting, regardless of whether the misconduct resulted in a restatement of all or a part of Enbridge’s financial statements.

The Clawback Policy for the Mandatory Recovery of Erroneously Awarded Incentive-Based Compensation, requires Enbridge (subject to certain exceptions) to recover erroneously awarded incentive-based compensation received by covered executive officers in the event that Enbridge is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under applicable securities laws.

74 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Annual decision-making process

Compensation decisions are guided by our compensation philosophy and principles as described on page 70. The following illustration provides an overview of our annual process for determining and assessing compensation for the President & CEO and other NEOs.

Planning and research

Independent compensation consultant • Market Analysis and benchmarking	Management • Recommend compensation targets (except the CEO) • Set objectives: corporate, business unit and individual • Define key metrics and other strategic priorities

Performance assessment and recommendation

Management • Performance assessments: — CEO self-assessment to objectives — Assessment of each NEO

HRC Committee

• Review corporate, business unit and individual performance

• Assess business environment and market

• Review historical compensation

• Consider use of discretion

• Discuss with independent compensation consultant

Decision-making and approvals

HRC Committee • Approve compensation targets and decisions for the NEOs (except the CEO) • Approve compensation targets and objectives set by management • Recommend CEO compensation to the Board	HRC Committee Chair and Chair of the Board • Review corporate and CEO performance • Solicit feedback from all Board members	Board of Directors • Final approval of CEO compensation

Enbridge Inc. 2026 Management Information Circular 75

Compensation elements

Enbridge’s compensation program is comprised of elements that balance the use of short-, medium- and long-term vehicles, designed to deliver value to Enbridge shareholders not only in the near-term, but also through continued performance over the long-term. Total direct compensation includes base salary and performance-based incentive awards. A significant component of total target compensation for 2025 was considered at risk, representing 91% for the President & CEO, and an average of 83% for the other NEOs. Pay is directly dependent on performance outcomes for our senior leaders, consistent with the interests of Enbridge shareholders.

The following table describes the primary compensation program components for our NEOs, together with key features, objectives and the time horizon for vesting and/or realized value.

Timeframe	Short-term		Medium-term		Long-term
Variability	Fixed	At-risk
Compensation element	Base Salary	Short-term Incentive Plan (“STIP”)	Performance Stock Units (“PSUs”)	Restricted Stock Units (“RSUs”)	Incentive Stock Options (“ISOs”)
Reference for more information	• Page 82	• Page 82	• Page 86	• Page 89	• Page 89
Key features	• Reviewed annually, with consideration of scope and role responsibilities, competency, and market conditions • Increases based on performance and market data	• Annual incentive reward based on our company scorecard shared by all employees with variability of business unit financial performance	• Granted annually • Three-year cliff vest • Subject to performance hurdles and results achieved against predetermined criteria • Realized value of units based on share price at vesting • Paid in cash	• Granted annually • Three-year cliff vest • Realized value of units based on share price at vesting • Share-settled	• Vest over four years and have a 10-year term • Realized value based on share price difference at grant date and at time of exercise
Objectives	• Fixed cash compensation for performing day-to-day responsibilities of the role	• Motivate delivery of results tied to executing the business strategy • Reward achievement for performance year

• Align with the interests of shareholders

• Motivate strong performance relative to external peers, long-term strategic goals, progressing sustainability, longer-term value generation, and stock price appreciation

				• Align with the interests of shareholders • Motivate longer-term value generation and stock price appreciation	• Align with the interests of shareholders • Motivate longer-term value generation and stock price appreciation

76 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Benchmarking to peers

Total direct compensation for the NEOs is managed within a framework that involves input from and consideration by the President & CEO and the HRC Committee (the HRC Committee only in the case of the CEO) with Mercer providing independent advisory support. The competitiveness of this framework is based on market data extracted from third-party compensation surveys and publicly disclosed executive compensation information for comparable benchmark roles at peer companies.

Enbridge targets overall total direct compensation for our NEOs at the median of our peer group, considering the skills, competencies and experience of each senior executive.

Compensation peer group determination

Enbridge uses a single North American peer group for executive compensation benchmarking in making compensation decisions. The following summarizes the key considerations and selection criteria for the compensation peer group of companies:

Industry

• Typically defined as low-risk regulated operations in the North American energy sector

• The peer group is limited to those in the energy and infrastructure space, and are subject to the same external industry pressures and macroeconomic factors as Enbridge rather than extending to other capital-intensive sectors

• Aligns Enbridge to pay competitively against “best-in-class” companies whose executives are often the most knowledgeable about Enbridge’s core businesses and are part of the primary talent pool from which Enbridge recruits

Geography

• A North American compensation peer group is used because the President & CEO and other NEOs’ responsibilities are primarily North American in scope, which is generally where we compete for executive talent

• The majority of our business assets and operations, as well as shareholders, are within the U.S. and Canada

• The U.S. market offers more comparable peers from an industry and/or size/complexity perspective, and approximately two‑thirds of our total revenue is generated in the United States; accordingly, our peer group is weighted more heavily towards the U.S.

• Most Canadian companies are not sufficiently comparable to Enbridge in terms of industry and/or size/complexity, and therefore only appropriate Canadian peers are included in the peer group

Size/complexity

• Broadly defined to consider multiple dimensions, including financial (e.g., market capitalization, cash flow, enterprise value, assets, capital employed) and non-financial measures (e.g., breadth of operations)

Enbridge Inc. 2026 Management Information Circular 77

Annual peer group decision making

Enbridge’s compensation peer group is reviewed annually by the HRC Committee and is comprised of Canadian and U.S. companies in the energy and infrastructure space. The compensation peer group was updated for 2025 to remove Dominion Energy following the acquisition of its U.S. natural gas utilities and Marathon Petroleum was added as a recognized industry peer. Enbridge's overall positioning within the new peer group was maintained after the 2025 peer group adjustment. The following peer group was used for determining compensation in 2025.

2025 compensation peer group
Canada
Canadian National Railway Company
Canadian Natural Resources Limited
Suncor Energy Inc.
TC Energy Corporation
U.S.
Chevron Corporation
ConocoPhillips
Duke Energy Corporation
Energy Transfer LP
Enterprise Products Partners L.P.
Halliburton Company
Kinder Morgan Inc.
Marathon Petroleum Corporation
NextEra Energy Inc.
Occidental Petroleum Corporation
Phillips 66
SLB
The Southern Company
The Williams Companies, Inc.
Union Pacific Corporation

Peer group comparison

Our compensation peer group contains companies that are generally similar in size to Enbridge, primarily in terms of enterprise value, and secondarily, market capitalization and assets. While Enbridge is considerably larger than most companies in its industry, the peer group includes organizations with comparable operational profiles, even though some size constraints were relaxed to maintain relevance.

As one of the largest companies in the peer group, Enbridge’s compensation practices are designed to reflect the scale and responsibilities of its business. Enbridge does not select aspirational peers; instead, the peer group is made up of North American organizations that operate in our industries that are comparable in scope, complexity, and size. This approach leads to compensation decisions that reflect representative market context, supporting both the integrity of Enbridge’s compensation philosophy and the interests of shareholders.

The following chart summarizes Enbridge’s placement compared to our North American peer group and indicates that Enbridge ranks above the median in all the selection criteria relative to the 2025 compensation peer group.

1 U.S. company information has been converted to Canadian dollars at variable rates throughout the year.

2 Revenue, EBIT, total assets are as of December 31, 2024. Market value and enterprise value are as of December 31, 2025.

78 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Aligning President & CEO pay with performance

Enbridge is committed to aligning President & CEO pay with company performance and TSR, consistent with the rigorous pay-for-performance philosophy embedded in our compensation programs and aligned with the interests of Enbridge shareholders. We place a substantial portion of pay at risk, linked to performance goals that strongly incent our executive team to manage the Company in the best long-term interests of the Company and our shareholders.

We strongly believe that President & CEO pay should correspond to the performance of the Company, and that relationship should align appropriately relative to our compensation peers, based on the same pay-for-performance measures. We analyze this relationship over a multi-year historical period to smooth effects of short-term fluctuations and to better identify long-term performance and market trends.

The HRC Committee reviews key performance indicators, including our TSR, relative to our compensation peer group, and annually performs a comparative analysis of the President & CEO’s grant date fair value (“GDFV”) pay and realizable pay.

GDFV pay represents the total amount disclosed in the summary compensation table, excluding the amounts in the pension value and all other compensation columns. Realizable pay represents salary and non-equity incentive plan compensation as disclosed in the summary compensation table and the current market value of unvested or unearned medium- and long-term incentive awards using the 2025 year-end share price.

In our most recent analysis, we compared the relationship between Enbridge’s percentile rank of President & CEO pay and TSR performance over the past three years, relative to our compensation peer group on the same basis.

Enbridge has a strong correlation between President & CEO pay and performance relative to our compensation peers. Enbridge’s placement within the highlighted bands in the charts below indicates that our President & CEO pay outcomes are aligned with actual company performance results and shareholder expectations.

GDFV pay1

Pay rank
P100
P90
P80
P70
P60
P50
P40
P30
P20
P10
P0
Enbridge
P0
P10
P20
P30
P40
P50
P60
P70
P80
P90
P100
TSR rank

1 This chart displays the President & CEO GDFV pay rank against the TSR rank over a three-year period from 2023 to 2025. GDFV pay is calculated from publicly disclosed information in the summary compensation table in 2023 and 2024. 2025 peer data has been estimated with a 3.0% aging factor.

The analysis indicated that Enbridge’s President & CEO GDFV pay was positioned at the 50th percentile and our TSR was positioned at the 67th percentile relative to our compensation peer group.

Realizable pay2

Pay rank
P100
P90
P80
P70
P60
P50
P40
P30
P20
P10
P0
Enbridge
P0
P10
P20
P30
P40
P50
P60
P70
P80
P90
P100
TSR rank

2 This chart displays the President & CEO realizable pay rank against the TSR rank over a three-year period from 2023 to 2025. Realizable pay includes peer group CEOs’ outstanding equity awards as of December 31 in publicly disclosed information in 2023 and 2024. 2025 peer data has been assumed based on the December 31, 2025 share price.

The analysis indicated that Enbridge’s President & CEO realizable pay was positioned at the 78th percentile and our TSR was positioned at the 67th percentile relative to our compensation peer group.

Enbridge Inc. 2026 Management Information Circular 79

2025 business performance

Priorities	Actions
1. Safety and operational reliability
•
Strong overall occupational safety performance with no fatalities, positive results of our Company-wide focus on serious injuries and protecting workers from high-energy hazards with the potential to cause life-altering or life-ending injuries
•
Continued strong Total Recordable Incident Frequency ("TRIF")
•
Executed integrity and maintenance capital programs efficiently and effectively across each business

2. Extend growth through disciplined capital allocation
•
Placed $5 billion of secured growth capital into service generating attractive risk-adjusted returns
•
Sanctioned $2 billion of Mainline Capital Investment through 2028, enhancing reliability and maximizing egress capacity
•
Sanctioned $0.4 billion Birch Grove expansion to the T-North Pipeline, adding critical egress out of the Montney basin to support growing LNG demand in Western Canada
•
Sanctioned US$0.1 billion Line 31 expansion of Texas Eastern Transmission to serve rising industrial and power demand
•
Sanctioned $0.3 billion, 40 Bcf expansion to the Aitken Creek gas storage facility, providing critical flexibility in the western Canadian LNG value chain
•
Sanctioned US$0.9 billion Clear Fork Solar project in Texas supporting Meta’s data center power needs under long-term agreements
•
Sanctioned the US$0.5 billion Southern Illinois Connector Pipeline creating 100 kbpd of long-haul contracted service to Nederland, Texas
•
Sanctioned US$0.3 billion Tiber extension to the Canyon Pipeline system in the U.S.
Gulf Coast
•
Sanctioned ~23 Bcf of new storage expansions across the U.S. Gulf Coast for
US$0.5 billion
•
Sanctioned the Algonquin Gas Transmission Enhancement project to serve rising local natural gas demand for US$0.3 billion
•
Sanctioned US$1.4 billion Mainline Optimization Phase 1 which adds 150 kbpd of additional WCSB egress capacity
•
Sanctioned Cowboy Solar Phase One, a 365 MW solar facility and a 135 MW battery energy storage system ("BESS") supporting Meta's power needs in Wyoming, for
US$1.2 billion
•
Sanctioned Easter Wind, a 152 MW onshore wind project in Texas serving Meta Platforms, Inc. (Meta) under a long-term offtake agreement for 100% of generation, for US$0.4 billion
•
Alongside our partners, approved the upsizing of the Traverse Pipeline from 1.75 Bcf/d to 2.5 Bcf/d , and approved and upsized the Eiger Express Pipeline, a 3 Bcf/d Permian egress conduit adjacent to the Matterhorn Express Pipeline
•
Acquired a 10% interest in the Matterhorn Express, a 2.5 Bcf/d natural gas pipeline providing Permian Basin to U.S. Gulf Coast egress under long-term contract
•
Advanced multi-year utility growth and Gas Transmission modernization programs

3. Maintain financial strength and flexibility
•
Achieved record adjusted EBITDA[1] of $19.95 billion[1], in the upper half of our 2025 Guidance range, and an increase over 2024 of 7%
•
Achieved DCF per share[1] of $5.71, at the midpoint guidance range
•
Increased the 2025 quarterly dividend by 3% to $0.97 ($3.88 annualized) per share, reflecting the 31st consecutive annual increase within our target payout ratio
•
Within target debt-to-EBITDA[1] range of 4.5x to 5.0x
•
Rated A (low) by DBRS, BBB+ by S&P and Fitch, and Baa2 by Moody’s

80 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Priorities	Actions
• Managed foreign exchange and interest rate volatility with enterprise-wide financial risk management program
4. Participate in energy transition over time
•
Issued 24th annual Sustainability Report
•
Continued progress on our Indigenous Reconciliation Action Plan commitments
•
Placed Orange Grove Solar and the first phase of Sequoia Solar into service
•
Sanctioned the Pelican CO2 Hub, a 50% joint venture with Occidental Petroleum to transport and store 2.3 MTPA of CO2

1.
Adjusted EBITDA, DCF per share and debt-to-EBITDA are non-GAAP measures; these measures are defined and reconciled in the Non-GAAP and other financial measures section of Appendix C.

Aligning executive compensation and shareholder return

Performance graph

The chart on the right shows the value of a $100 investment made on January 1, 2021, in Enbridge common shares, the S&P/TSX Composite Index and Enbridge’s compensation peer group at the end of each of the last five years (assuming reinvestment of dividends throughout the term) and shows the growth in total direct compensation for the NEOs reported in the summary compensation table over the same period. For the purpose of the graph, returns are shown in local currency.

Total direct compensation includes base salary, short-term incentive award paid, and the grant value of medium- and long-term incentive awards as disclosed in the summary compensation table. Average total direct compensation is taken by dividing the total direct compensation from the summary compensation table by the number of named executives in any given year. For 2025, the total direct compensation value for NEOs is 0.70% of our adjusted earnings of $6,578 million.

The total return on Enbridge common shares has been positive from 2021 through 2025, resulting in a 125% return, driven by strong share price appreciation and supported by a track record of annual dividend increases. Average total direct compensation paid to the NEOs corresponds to the movement of Enbridge’s shareholder return over the same period.

dollars ($)
millions ($)
200
150
100
50
0
20
15
10
5
0
2021
2022
2023
2024
2025
Average total direct compensation awarded to NEOs
Enbridge Inc.
S&P/TSX Composite
Compensation peer group

Enbridge Inc. 2026 Management Information Circular 81

2025 compensation decisions

Market review

In 2025, the HRC Committee engaged Mercer to gather and assess current market compensation data for the NEOs to validate that our programs are appropriate and market competitive. This assessment indicated that the NEOs’ total direct compensation continues to be slightly below the compensation peer group median year over year.

Base salary

Base salary is the principal fixed source of cash compensation provided to the President & CEO and other NEOs. Base salary reflects each executive’s level of responsibility, capabilities and experience in the context of their role and the market. Base salaries are reviewed annually and increases may be provided when an executive assumes increased responsibilities or significantly deepens their knowledge and expertise, or when there is a material change in the compensation levels of comparable roles in the compensation peer group.

Effective April 1, 2025, Mr. Ebel, Ms. Hansen, Mr. Gruending, and Mr. Hedgebeth received base salary increases that aligned with the approved merit budget. Mr. Murray received a base salary increase greater than the approved merit budget, to better align his positioning relative to the competitive market.

Executive	Base salary increase April 1, 2025	Base salary at December 31, 2025 ($)

Gregory L. Ebel	3.0%	1,976,694
Patrick R. Murray	8.0%	825,600
Cynthia L. Hansen	3.0%	961,616
Colin K. Gruending	3.0%	937,300
Reginald D. Hedgebeth	3.0%	954,488

1 U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.3708 in 2025.

Short-term incentive

STIP awards are designed to align with goals to drive collective outcomes across the business. Our company scorecard shared by all employees, with certain variability of business unit financial performance, allows for a simple and streamlined process of goal setting, measurement and tracking of performance, while increasing alignment, teamwork, and collaboration across the organization. For our NEOs, STIP is weighted 85% on the Enbridge scorecard, reflecting key financial and non-financial results, and 15% on individual performance tied to measurable high-priority and results-focused goals that align to our strategic plan.

•
Financial objectives are based on DCF per share and adjusted EBITDA relative to near-term business priorities and financial results for the organization.
•
Non-financial objectives include safety, operational performance and key strategic objectives in line with the interests of customers, employees, shareholders and other stakeholders.
•
Individual performance objectives are established to align with financial, strategic, and operational priorities related to contributions to the overall organization. The President & CEO’s objectives are discussed with the Board and approved by the HRC Committee. Individual objectives for other NEOs are set in consultation with the President & CEO, that include customer and operational strategic outcomes important to each executive’s role and accountabilities.

The HRC Committee approved an increase to Mr. Ebel's 2025 STIP target to 150% of base salary, intended to enhance the competitiveness of our CEO’s compensation relative to the market peers, while maintaining strong alignment with our strategic objectives and shareholder interests. The change reinforces our commitment to a pay-for-performance approach.

82 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

The HRC Committee approved the Enbridge scorecard metrics applicable to 2025 at the beginning of the year, and following year‑end, affirmed performance against those metrics. The total STIP outcome for our NEOs is weighted 85% on the Enbridge scorecard.

Metrics and weightings	2025 Result	Outcome
Enterprise financial performance 40%
•
DCF per share[1] target ($5.70), threshold ($5.50), and maximum ($5.90) were set using the external financial guidance range
•
For any payout to occur, Enbridge must achieve threshold performance, and for a maximum payout to occur, Enbridge must achieve the top of the guidance range, which allows for appropriate stretch in the plan

•
DCF per share[1] delivered on-target result at $5.70
•
Enbridge’s results demonstrate strong operational performance and effective asset management, supporting the sustainability of our annual dividend growth

Business unit financial performance 25%
• Adjusted EBITDA[1] targets were set using external guidance for each business unit	• Adjusted EBITDA[1] outcomes highlight strong utilization and new asset growth
– Enterprise (CEO only) $19,400M – $20,000M	– Enterprise
– Liquids Pipelines ~$9,600M	– Liquids Pipelines
– Gas Transmission ~$5,100M	– Gas Transmission
– Gas Distribution & Storage ~$4,100M	– Gas Distribution & Storage
– Power ~$700M	– Power
– Central Functions[2]	– Central Functions[2]
Safety 20%
• Quantitative assessment of Serious Injury Frequency ("SIF"); Total Recordable Injury Frequency ("TRIF"); and Process Safety Performance ("PSEF")	• Above target results in overall safety performance
Strategy and execution 15%

Project Performance

Cost vs budget

•
Cost performance against approved budget at the start of the year on a total project cost at completion basis

Return

•
Measures forecast portfolio return (weighted average) of approved projects against approved return
• Continued to execute on our growth program in 2025 and finished above target on returns for projects going into service
Emissions • Represents progressive emissions intensity reductions towards achieving our target of 35% before 2030[3]	• Progress remains positive towards reducing GHG emissions intensity commitments
Cyber • Cyber protection measured by percent click rate (that fell victim to) in phishing compliance simulation	• Performance exceeded the target, reinforcing our commitment to cyber defense and risk management
2025 Enbridge scorecard	• Liquids Pipelines 125% • Gas Transmission 137% • Gas Distribution & Storage 130% • Power 136% • Central Functions 126%

Above target (>1.10 multiplier)	On target (0.90 – 1.10 multiplier)	Below target (<0.90 multiplier)
1.
DCF per share and adjusted EBITDA are non-GAAP measures; these measures are defined and reconciled in the Non-GAAP and other financial measures section of Appendix C. For incentive compensation purposes, adjusted DCF per share also includes certain adjustments for events or circumstances not contemplated at the time the performance metrics were originally established – see the Non-GAAP and other financial measures section of Appendix C.

Enbridge Inc. 2026 Management Information Circular 83

2.
Central Functions financial performance is the weighted average of all business units EBITDA.
3.
Enbridge’s performance against our emissions reduction goals is provided in our annual Sustainability Report.

Short-term incentive award breakdown and calculations

The following illustrates the two components of STIP, weighted 85% on the Enbridge scorecard with variability of business unit financial performance and 15% on individual performance, tied to goals that align to our strategic plan. Actual STIP awards are earned between 0-200% of the target award based on achievement of the applicable performance components.

Calculated STIP outcomes for each NEO, as shown below, are determined using the Enbridge scorecard result, which will differ by each business unit EBITDA result, and individual amounts, which are differentiated based on individual actions and contributions that align to our strategic plan. Mr. Ebel’s individual performance is discussed with the Board and approved by the HRC Committee, taking into consideration the Company’s financial and strategic priorities. All other NEOs' achievements are reviewed by the President & CEO and based on meeting specific individual and/or team goals. 2025 accomplishments for each NEO are described under “Executive profiles” starting on page 89.

Executive	Base salary[1] ($)	STIP Target (%)	Target award[1] ($)	Enbridge scorecard award[1] ($)	Individual award[1,2] ($)	Actual award[1] ($)	Payout as a % of target

Gregory L. Ebel[3]	1,976,694	150%	2,965,040	3,553,601	778,323	4,331,924	146%
Patrick R. Murray[4]	825,600	100%	825,600	884,218	185,760	1,069,978	130%
Cynthia L. Hansen[5]	961,616	100%	961,616	1,119,802	230,788	1,350,590	140%
Colin K. Gruending[6]	937,300	100%	937,300	995,881	246,041	1,241,923	133%
Reginald D. Hedgebeth[4]	954,488	90%	859,039	920,031	206,169	1,126,200	131%

1 U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.3708 in 2025.

2 Individual awards are differentiated based on meeting specific contributions that align to our strategic plan.

3 As President & CEO, Mr. Ebel oversaw the overall organization, his business unit EBITDA metric was based on the composite measure of the enterprise EBITDA and Mr. Ebel’s overall scorecard resulted in 141%.

4 Mr. Murray and Mr. Hedgebeth’s business unit EBITDA metric is tied to Central Functions as a weighted average of EBITDA of all business units.

5 Ms. Hansen’s business unit EBITDA metric is tied to Gas Transmission.

6 Mr. Gruending’s business unit EBITDA metric is tied to Liquids Pipelines.

The HRC Committee retains discretion to:

•
change performance measures, scorecards and the award levels when it believes it is reasonable to do so, considering matters such as key performance indicators, performance relative to our compensation peer group, market conditions, and the business environment in which the performance was achieved.
•
approve positive or negative adjustments to the calculated STIP award to reflect extraordinary events and other factors not contemplated in the original measures or targets.
•
assess the strength of the performance metrics and determine the overall company performance payout.

In 2025, no such discretion was applied beyond standard normalizations to performance measures and scorecards.

84 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Medium- and long-term incentives

Enbridge’s medium- and long-term incentives for executives include three primary vehicles: PSUs, RSUs and ISOs. The long-term incentive plan (“LTIP”) target mix is PSUs (60%), RSUs (20%), and ISOs (20%).

Weighting the majority of the LTIP target mix with PSUs aligns to our compensation philosophy and motivates NEOs to focus on performance conditions including Enbridge’s three-year financial outlook, TSR relative to our performance peer group, and progressing sustainability. Payout is not guaranteed, and their value is determined based on each metric’s guidance range and specific performance criteria.

Enbridge’s medium- and long-term incentives are forward-looking compensation vehicles, and as such, grants are considered part of the compensation for the year of grant and onward instead of in recognition of prior performance or previously granted awards. The various awards that apply to executives have different terms, vesting conditions, and performance criteria, mitigating the risk that executives produce only short-term results. This approach also benefits shareholders and helps maximize the ongoing retentive value of the medium- and long-term incentives granted to executives.

Medium- and long-term incentive awards were granted in 2025 under the Enbridge Inc. 2019 Long Term Incentive Plan (“2019 LTIP”).

The table below outlines the medium- and long-term incentive plans used in 2025:

	PSUs	RSUs	ISOs
Term	Three years	Three years	10 years
Description	Phantom shares/units with performance conditions that affect the payout	Phantom shares/units	Options to acquire Enbridge shares For U.S. participants, awards are granted in non-qualified options that do not meet the requirements of Section 422 of the U.S. Internal Revenue Code
Frequency	Granted annually	Granted annually	Granted annually
Performance conditions	DCF per share growth relative to a target set at the beginning of the term (45% weight)	n/a	Stock price appreciation from date of grant
TSR performance relative to performance peer group (45% weight)
GHG emissions intensity reduction (10% weight)
Vesting	Units cliff vest at the end of the term, including dividend equivalents as additional units	Units cliff vest at the end of the term, including dividend equivalents as additional units with no holding period	Options vest 25% per year over four years, starting on the first anniversary of the grant date with no holding period
Payout	Paid out in cash based on market value of an Enbridge share at maturity, subject to adjustment from 0-200% based on achievement of the performance conditions above	Settled in shares at the end of the term	Participant acquires Enbridge shares at the exercise price defined as fair market value at the time of grant

Enbridge Inc. 2026 Management Information Circular 85

Each year the HRC Committee establishes annual equity award guidelines for all executives, including the NEOs, as a percentage of base salary based on market data for our compensation peers. From time to time, NEOs may receive a long-term equity incentive award above or below the target value based on the HRC Committee’s assessment of the prior year’s performance and the Company’s size, scope, and complexity relative to the peer group companies.

The HRC Committee approved an increase to Mr. Ebel’s 2025 LTIP target to 850% of base salary intended to enhance the competitiveness of our CEO’s compensation relative to the market peers, while maintaining strong alignment with our strategic objectives and shareholder interests. The change reinforces our commitment to a pay-for-performance approach and to tying CEO compensation to the achievement of Enbridge’s long-term strategic priorities and promoting disciplined decision-making that aligns the CEO’s interests with those of shareholders.

The table below shows the medium- and long-term incentive targets as well as the grant target for each vehicle (as a percentage of base salary). PSUs, RSUs, and ISOs have a 60%/20%/20% target mix. See summary compensation table on page 96 for details of the grant date fair value of the actual awards granted.

	Medium- and long-term incentive	Annual grant target
Executive	target	PSUs	RSUs	ISOs

Gregory L. Ebel	850%	510%	170%	170%
Patrick R. Murray	425%	255%	85%	85%
Cynthia L. Hansen	425%	255%	85%	85%
Colin K. Gruending	425%	255%	85%	85%
Reginald D. Hedgebeth	350%	210%	70%	70%

Performance stock units

PSUs are granted annually, in the first quarter of the year, and vest at the end of the third year. The achievement of pre-established and specific performance measures are certified on the maturity date, and the executives’ potential payout at the end of the performance period can range from 0% to 200% of the target award depending on the level of achievement of the performance measures. The final Enbridge share price for payout is the volume weighted average trading price of Enbridge shares on the TSX or NYSE for the 20 trading days immediately preceding the maturity date, on which performance is certified. These award payouts are made in cash.

2025 performance stock unit grant

The following performance metrics and weightings were used for the 2025 PSU grant:

Metrics	Description	Weight
DCF per share growth	Represents a commitment to Enbridge shareholders to achieve DCF growth that demonstrates Enbridge’s ability to deliver on its growth plan and continued dividend increases. Measurement against Enbridge’s long-range plan, as well as against industry growth rates, differentiates this metric compared to its use in the STIP, which is based on the one-year external guidance range. The different measurement periods are designed to minimize overlap between Enbridge’s compensation programs and encourage balanced decision-making across near-term execution and long-term strategy.	45%
Relative TSR	Enbridge compares itself against a performance peer group of Canadian and U.S. companies with a similar business and/or geographic mix to Enbridge and reflects the market’s perception of our overall performance relative to our peers over the three-year award term.	45%
GHG emissions intensity reduction	The GHG emissions intensity reduction targets are based on the estimated intensity and corresponding percent GHG emissions reduction from our operations in the target year relative to a 2018 baseline. The GHG emissions intensity reduction metric reinforces our commitment to reduce the emissions intensity from our operations (Scope 1 and 2) by 35% by 2030. Enbridge’s performance against our emissions reduction goals is provided in our annual Sustainability Report.	10%

86 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

As Enbridge has grown and evolved to pursue our low-risk pipeline/utility-like business strategy, our PSU performance peer group has evolved to include a greater proportion of gas and electric utility companies. The most relevant performance peer group for Enbridge includes a 75% weighting on midstream companies and a 25% weighting on utility companies.

Target payouts are earned at median performance results, reinforcing alignment with shareholder returns, while higher payouts require above-median performance results. It is important to note that payouts are significantly reduced for Relative TSR performance less than median and no payout is provided for performance results at or below the 25th percentile. This structure balances motivation and retention with strong pay-for-performance principles.

The PSU performance peer group used in 2025 was unchanged from 2024 and is outlined below:

Performance peer group: relative TSR
Canada
Canadian Utilities Limited Class A	Pembina Pipeline Corporation
Fortis Inc.	TC Energy Corporation
U.S.
CenterPoint Energy, Inc.	NiSource Inc.
Dominion Energy Inc.	ONEOK, Inc.
DTE Energy Company	PG&E Corporation
Duke Energy Corporation	Plains All American Pipeline, L.P.
Energy Transfer L.P.	Sempra Energy
Enterprise Products Partners L.P.	The Southern Company
Kinder Morgan, Inc. Class P	The Williams Companies, Inc.
NextEra Energy, Inc.

The mechanics of the 2025 PSU grant are illustrated below:

Performance between the thresholds will result in a performance multiplier interpolated on a linear basis.

Enbridge Inc. 2026 Management Information Circular 87

2023 performance stock unit payout

The PSUs granted in February 2023 have a performance period that ended December 31, 2025. The HRC Committee approved the 2023 PSU grant payout with an overall performance multiplier result of 1.34x based on our three-year DCF per share compound growth at 2.08%, compared our TSR to a Board approved performance peer group, which delivered a relative weighted TSR in the 40th percentile over the three-year term, and delivered on our progress of achieving 42% GHG emissions intensity reduction target.

	Multiplier[1]	DCF per share compound growth[2]	Multiplier[1]	TSR	Multiplier[1]	GHG intensity reduction target

Threshold	0.5x	0.6%	0.0x	at or below 25th percentile	0.0x	28%
Target	1.0x	1.2%	1.0x	at median	1.0x	30%
Maximum	2.0x	2.1%	2.0x	at or above 75th percentile	2.0x	35%
Actual	1.93x	2.08%	0.6x	40th percentile	2.0x	42%

1 Performance between the thresholds in this table results in a performance multiplier calculated on a linear basis.

2 Adjusted DCF per share is based on operating cash flows and is a non-GAAP measure, which is defined and reconciled in the Non-GAAP and other financial measures section of Appendix C. For incentive compensation purposes, adjusted DCF per share also includes certain adjustments for events or circumstances not contemplated at the time the performance metrics were originally established – see the Non-GAAP and other financial measures section of Appendix C.

The performance outcome resulted in the following cash payouts in early 2026:

Executive[1]	PSUs granted (#)	+	Notionally reinvested dividends (#)	=	Total PSUs (#)	x	Performance multiplier	x	Final share price[2,3] ($)	=	Payout ($)[3]

Gregory L. Ebel	132,390	+	30,102	=	162,492	x	1.34x	x	66.17	=	14,407,515
Patrick R. Murray	23,409	+	4,682	=	28,091	x	1.34x	x	66.73	=	2,511,855
Cynthia L. Hansen	36,090	+	8,206	=	44,296	x	1.34x	x	66.17	=	3,927,541
Colin K. Gruending	35,260	+	8,018	=	43,278	x	1.34x	x	66.73	=	3,869,878

1 Mr. Hedgebeth joined the company in September 2023 and therefore, did not receive PSUs granted in February 2023.

2 The volume weighted average share price of an Enbridge share on the TSX for the 20 trading days immediately preceding the maturity date February 10, 2026, on which performance was certified.

3 U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.3708 in 2025.

88 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Restricted stock units

RSUs are granted annually, in the first quarter of the year, and vest after three years. These awards are settled in Enbridge shares at the end of the term. The final settlement price at the end of the term is the volume weighted average trading price of Enbridge shares on the TSX or NYSE for the last 20 trading days before the end of the term. Settling RSUs in shares not only enhances executive ownership but also aligns the interests of our executives with those of other shareholders, reinforcing a commitment to long-term shareholder value and responsible decision making.

Incentive stock options

ISOs provide executives an opportunity to buy Enbridge shares at some point in the future at the exercise price defined at the time of grant.

ISOs are typically granted annually, in the first quarter of each year. ISOs vest annually in equal instalments over a four-year period. The maximum term of an ISO is 10 years, but the term can be reduced if the executive leaves Enbridge as described in the “Termination provisions of equity compensation plans” section on page 106. The exercise price of an ISO is the closing price of an Enbridge share on the listed exchange on the last trading day before the grant date. The grant date will be no earlier than the third trading day after a trading blackout period ends. ISOs are never backdated or repriced. ISOs may be granted to executives when they join Enbridge and are typically effective on the executive’s date of hire. If the hire date falls within a blackout period, the grant is delayed until after the end of the blackout period.

Share ownership

It is important for the NEOs to have a meaningful equity stake in Enbridge. Owning Enbridge shares is a tangible way to align the interests of executives with those of Enbridge shareholders.

Executives can acquire Enbridge shares by participating in the employee savings plan, exercising stock options, retaining shares from vested RSUs, or by making investments in Enbridge shares. Unvested RSUs, personal holdings and Enbridge shares held in the name of a spouse, dependent child or trust, all count toward meeting the guidelines. PSUs and unexercised stock options do not count toward meeting the guidelines.

The share ownership requirement is expressed as a multiple of base salary:

President & CEO	8.0 multiple
Executive Vice Presidents	4.0 multiple

All NEOs have met, or exceeded the current requirements as of December 31, 2025. Details on shares held can be found in the NEO profiles below.

Executive profiles

The following pages will profile our NEOs, providing:

•
a summary of each executive’s accomplishments in 2025
•
2025 actual pay mix (2025 base salary, STIP with respect to 2025, and medium- and long-term incentives granted in 2025, using the grant date fair value). Each NEO's target reflects the level of responsibility associated with their role, as well as benchmarking to our peer group, and is established as a percentage of base salary
•
share ownership

The values provided in the profiles are also reflected in the summary compensation table on page 96.

Enbridge Inc. 2026 Management Information Circular 89

Gregory L. Ebel

President & CEO

Effective date in role:

January 1, 2023

Location:

Houston, Texas, USA

Length of service[1]

3 years

[1] Prior to his appointment as President & CEO, Mr. Ebel held the position of Chair of the Enbridge Board since 2017. Prior to his role as Chair of the Board, Mr. Ebel served as Chairman, President & CEO of Spectra Energy Corp from 2009 until February 27, 2017.

Mr. Ebel serves as the President & CEO and is responsible for setting and executing Enbridge’s strategic priorities.

2025 accomplishments

•
Delivered strong results in serious injury and process safety incident prevention supported by comprehensive safety, integrity and reliability programs
•
Exceeded the midpoint of EBITDA and DCF per share guidance through excellent operational, commercial and cost management performance
•
Maintained a strong balance sheet and high investment grade credit rating while continuing to fund significant capital investment programs
•
Increased the quarterly dividend by 3%, reflecting the 31st consecutive annual increase
•
Successful management of cost mitigation in a dynamic tariff environment
•
Placed $5 billion of secured growth capital into service
•
Secured $14 billion of accretive organic projects, which increased secured backlog to $39 billion, with projects across our business units, including: Mainline Capital Investment, Mainline Optimization Phase 1, and Southern Illinois Connector pipelines; incremental expansions of our Westcoast and Northeast U.S. natural gas pipelines; investments in our Egan, Aitken Creek, and Moss Bluff gas storage facilities; and three new renewable power projects, serving Meta’s growing data center power needs under long-term power purchase agreements
•
Further strengthened our relationships with Indigenous and neighboring communities, including a 12.5% investment by 38 First Nations groups in the Westcoast Pipeline System
•
Achieved strong volumes on the Liquids Mainline and the Enbridge Ingleside Energy Center
•
Reached favorable outcomes in our North Carolina and Utah natural gas utility rate filings, and completed a new rate filing in Ohio
•
Reliably operated Line 5 for customers and society in the face of opposition in certain states
•
Successfully executed strategic maintenance work on Line 5 in northern Wisconsin
•
Delivered on significant customer engagement across business lines
•
Engaged in significant public policy advocacy with the Canadian and U.S. governments to identify paths to provide affordable, reliable energy solutions to meet growing customer and community needs
•
Remain on track with 2030 planned emissions intensity reduction target

2025 actual pay mix

Enbridge share ownership

Actual share ownership[1]	Minimum requirement	Ownership requirements achieved
31x	8x	Yes

1 See Share ownership on page 89 for more information

90 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

President & CEO compensation

Greg Ebel was appointed our President & CEO effective January 1, 2023, and is primarily responsible for executing our long-term business strategy. In 2025, Mr. Ebel was instrumental in continuing to strengthen Enbridge's position as a leading, diversified North American energy infrastructure company, supporting sustainable cash flows and long‑term shareholder value creation. Under his leadership, the Company continued to deliver on its strategic priorities of expanding and modernizing our conventional business.

Enbridge recently announced a 3% increase in dividends for shareholders effective March 1, 2026 — our 31st consecutive annual dividend increase — demonstrating that dividend increases remain an important part of our shareholder value proposition. In 2025, Mr. Ebel played a key role in strengthening Enbridge's asset portfolio and growth platform through the execution of highly strategic transactions, including the acquisition of an interest in the Matterhorn Express Pipeline, enhancing our growing Permian natural gas franchise and closed a 12.5% investment by 38 First Nations groups in the Westcoast Pipeline System, further strengthening Enbridge's high‑quality asset base and growth outlook.

In setting Mr. Ebel’s compensation for 2025, the HRC Committee considered the salary levels and incentive opportunities of CEOs of our North American peers. Consistent with our pay-for-performance philosophy and in alignment with shareholder interests, his incentive pay is based on how the Company performs relative to those peers, and against the Company’s financial and strategic objectives. For 2025, the HRC Committee approved a base salary, STIP and LTIP opportunities that closely aligned with the median of our peers.

In 2025, the HRC Committee also recognized that Mr. Ebel’s leadership remains critical to Enbridge’s continued success. His guidance supports the safe, reliable and efficient operation of Enbridge’s natural gas, liquids and renewable power networks, connecting millions of customers to the energy they rely on each day, while advancing the Company’s emissions reduction objectives and commitment to high standards of safety, integrity, respect, inclusion and performance.

Aligning President & CEO compensation to shareholder value

Enbridge’s compensation programs are designed to deliver value to Enbridge shareholders not only in the near-term, but also through long-term achievement of our strategic priorities.

The chart below illustrates the value of a $100 investment made on January 1, 2023, in Enbridge common shares at the end of each of the last three years (assuming reinvestment of dividends throughout the term) and shows the growth in total direct compensation for the President & CEO. The President & CEO’s total direct compensation is reported in the summary compensation table (including base salary, short-term incentive award paid, and the grant value of medium- and long-term incentive awards) for the years ended 2025, 2024 and 2023.

The total return on Enbridge common shares has been positive over the past three years, resulting in a 51% return and total direct compensation paid for the role of President & CEO has increased 30% over the same period. The HRC Committee reviewed the relationship of President & CEO pay to TSR over the past three years and determined they were appropriately aligned.

Enbridge Inc. 2026 Management Information Circular 91

Patrick R. Murray

Executive Vice President & Chief Financial Officer Effective date in role July 1, 2023 Location: Calgary, Alberta, Canada Length of service: 28 years

Mr. Murray is responsible for all corporate financial affairs of the Company including financial planning and reporting, tax, treasury, financial risk management, and Technology and Information Services ("TIS").

2025 accomplishments

•
Stewarded the Company’s financial performance to achieve EBITDA and DCF per share results ahead of the midpoint of guidance
•
Raised approximately $10 billion of long-term debt, and hybrid financing on attractive terms, in support of the Company’s growth program
•
Maintained a strong balance sheet and investment grade credit ratings
•
Advanced 12.5% investment by 38 First Nations groups in the Westcoast Pipeline System
•
Supported key transactions to advance Enbridge’s long-term growth strategy, including reaching final investment decision on $14 billion of organic projects within all of our business units
•
Developed the 2026 budget, financing plan, and three-year outlook
•
Engaged in significant shareholder outreach including global marketing, shareholder relations engagements and non-deal roadshows and maintained top-rated investor relations program results
•
Stewarded the integration of the U.S. natural gas utilities acquired in 2024
•
Implemented management rotations to develop bench strength and succession planning
•
Maintained strong investment review process and oversight during the transition of leadership in support of rotational assignments
•
Generated improved, and strong employee engagement scores in the Finance and
TIS teams

2025 actual pay mix

Enbridge Shares held

	Actual share ownership[1]	Minimum required	Ownership requirements achieved
	6x	4x	Yes

1 See Share ownership on page 89 for more information

92 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Cynthia L. Hansen

Executive Vice President & President, Gas Transmission & Midstream Effective date in role: March 6, 2022 through December 31, 2025[1] Location: Houston, Texas, USA Length of service: 26 years	Ms. Hansen was responsible for Enbridge’s natural gas transmission and midstream business across North America in 2025.

2025 accomplishments

•
Delivered strong business unit safety and environmental performance
•
Exceeded business unit EBITDA budget through solid operational performance
•
Delivered system reliability with completion of 100% of critical system preventative maintenance, hurricane, and winterization work
•
Advanced Texas Eastern Modernization with Armagh Station replacement in service, and the start of construction at Entriken HP replacement project
•
Placed into service Venice Extension (the final station) and ETNG System Alignment Project
•
Achieved 100% revenue contract renewal rate on our major pipelines
•
Sanctioned capital opportunities including the Line 31 expansion of Texas Eastern Pipeline, Algonquin Gas Transmission (AGT) Enhancement, Egan and Moss Bluff storage expansion, Tiber expansion, Southeast Supply Header (SESH) — Tupelo Trail expansion, North Aitken Expansion, and Birch Grove Expansion of T-North
•
Alongside our partners, approved the upsizing of the Traverse Pipeline, and approved and upsized the Eiger Express Pipeline
•
Acquired a 10% interest in the Matterhorn Express, a 2.5 Bcf/d natural gas pipeline providing Permian Basin to U.S. Gulf Coast egress under long-term contract
•
Exceeded sustainability performance goals, including reduction of GHG emissions intensity by capture of methane from blow down events
•
Executed 12.5% investment by 38 First Nations groups in the Westcoast Pipeline System

2025 actual pay mix

Enbridge Shares held

	Actual share ownership[2]	Minimum required	Ownership requirements achieved
	7x	4x	Yes

1 Ms. Hansen served as Executive Vice President & President Gas Transmission & Midstream
until December 31, 2025 and will serve as a Special Advisor to the CEO until her retirement in
January 2027.

2 See Share ownership on page 89 for more information

Enbridge Inc. 2026 Management Information Circular 93

Colin K. Gruending

Executive Vice President & President, Liquids Pipelines Effective date in role: October 1, 2021 Location: Calgary, Alberta, Canada Length of service: 26 years	Mr. Gruending is responsible for Enbridge’s crude oil and liquids pipeline business across North America.

2025 accomplishments

•
Delivered strong safety, environment and system reliability amid record system throughput
•
Substantially achieved financial target, delivering significant adjusted EBITDA
•
Reliably operated Line 5 for customers and society in the face of opposition in certain states
•
Exceeded commercial targets, reaching positive final investment decision on over $5 billion of accretive projects that renew, optimize or extend Enbridge’s Liquids Pipelines System, including the first phase of the Mainline Optimization program, advancing incremental WCSB egress capacity for full-path service to the U.S. Gulf Coast
•
Continued to serve as a trusted industry partner, working with provincial and federal governments to find the optimal solution for Canadians, including announcing a strategic partnership with the Government of Alberta to further accelerate WCSB egress solutions
•
Implemented management rotations to develop bench strength and succession planning
•
Initiated the Company’s carbon transportation business, reaching final investment decision on Pelican 50/50 joint venture with Occidental Petroleum in Louisiana and progressed a similar project in Alberta

2025 actual pay mix

Enbridge Shares held

	Actual share ownership[1]	Minimum required	Ownership requirements achieved
	15x	4x	Yes

1 See Share ownership on page 89 for more information

94 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Reginald D. Hedgebeth

Executive Vice President, External Affairs & Chief Legal Officer Effective date in role: January 1, 2024 Location: Houston, Texas, USA Length of service: 2 years	Mr. Hedgebeth is responsible for Legal Services, Public Affairs, Communications & Sustainability, Corporate Security and Aviation.

2025 accomplishments

•
Provided steady leadership across Legal Services, Public Affairs, Communications & Sustainability, Enterprise Security, and Aviation during organizational transition
•
Proactively supported enterprise priorities on strategic, regulatory, security, and risk matters, deepening trust from the CEO, Executive Leadership Team, and the Board
•
Achieved disciplined cost management, meeting budget targets through prioritization, increased in-sourcing, and reduced reliance on external resources
•
Advanced the Legal Services support model, improving service quality and alignment with business priorities
•
Enabled operational execution and disciplined capital deployment by supporting complex commercial, regulatory, litigation, compliance, and governance activities
•
Advanced major transactions and joint ventures, enhancing transparency and risk mitigation for enterprise growth
•
Sustained stable and effective Board and governance processes during staffing transitions and progressed enterprise succession planning initiatives
•
Strengthened enterprise risk management through modernization of executive protection, intelligence monitoring, and physical security upgrades
•
Advanced cohesive enterprise-wide external affairs by strengthening communications, Government Affairs, Community Engagement and Indigenous Relations, supporting business priorities and long-term credibility
•
Enhanced Board understanding of Indigenous engagement, remediation efforts, and long-term community trust-building
•
Improved aviation safety and operational discipline by integrating Aviation into the enterprise Safety & Reliability Program
•
Advanced technology adoption (including AI tools) to improve efficiency, quality control, and risk oversight across functions

2025 actual pay mix

Enbridge Shares held

	Actual share ownership[1]	Minimum required	Ownership requirements achieved
	4x	4x	Yes

1 See Share ownership on page 89 for more information

Enbridge Inc. 2026 Management Information Circular 95

Summary compensation table

The table below shows the total amounts that Enbridge and its subsidiaries paid and granted to the NEOs for the years ended December 31, 2025, 2024, and 2023. Amounts represented below for Mr. Ebel, Ms. Hansen, and Mr. Hedgebeth that were paid or granted in U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.3708, US$1 = C$1.4382, and US$1 = C$1.3186 in 2025, 2024, and 2023, respectively. Fluctuation in the exchange rates affect year-over-year comparability.

Name and Principal Position	Year	Salary[1] ($)	Stock-based awards[2] ($)	Option- based awards[3] ($)	Non- Equity Incentive Plan Compen- sation[4] ($)	Pension Value[5] ($)	All Other Compen- sation[6] ($)	Total ($)

Gregory L. Ebel	2025	1,962,497	13,441,627	3,360,381	4,331,924	1,008,000	283,834	24,388,263
President & Chief Executive	2024	1,995,601	12,736,743	3,184,176	4,758,860	848,000	259,083	23,782,463
Officer	2023	1,780,110	9,256,836	2,314,115	4,418,945	721,000	241,778	18,732,784
Patrick R. Murray	2025	810,510	2,599,025	649,745	1,069,978	681,000	-	5,810,258
Executive Vice President &	2024	757,090	2,499,065	624,754	1,153,862	356,000	-	5,390,771
Chief Financial Officer	2023	559,284	1,557,749	389,533	911,271	2,632,000	-	6,049,837
Cynthia L. Hansen	2025	954,687	3,174,029	793,489	1,350,590	797,000	28,787	7,098,582
Executive Vice President & President,	2024	970,045	3,201,986	800,477	1,508,788	709,000	29,771	7,220,067
Gas Transmission & Midstream	2023	833,507	2,523,448	630,803	1,450,544	1,296,000	26,108	6,760,410
Colin K. Gruending	2025	930,568	3,094,071	773,505	1,241,923	428,000	-	6,468,067
Executive Vice President &	2024	901,298	2,975,053	743,753	1,411,410	707,000	-	6,738,514
President, Liquids Pipelines	2023	840,145	2,494,351	623,618	1,553,125	1,361,000	-	6,872,239
Reginald D. Hedgebeth	2025	947,627	2,594,739	648,669	1,126,200	321,000	28,787	5,667,022
Executive Vice President,	2024	962,926	2,617,527	654,381	1,307,687	295,000	29,771	5,867,292
External Affairs & Chief	2023	248,908	1,318,619	-	349,691	81,000	-	1,998,218
Legal Officer

1 The amounts disclosed in this column include in-year adjustments to base salary.

2 The amounts disclosed in this column include the aggregate grant date fair value of PSUs and RSUs granted in 2025, 2024, and 2023. The value of PSUs and RSUs granted is determined by multiplying the number of PSUs and RSUs granted by the unit values in the table below:

Annual grants	C$	US$
February 20, 2025	60.21	42.31
February 14, 2024	46.37	34.19
February 15, 2023	53.06	39.77

Additional grants	C$	US$
August 8, 2023[a]	48.08	-
September 30, 2023[b]	-	33.19

a PSUs and share-settled RSUs provided to Mr. Murray upon his promotion to Executive Vice President & CFO in respect of the increase to his new medium-term incentive targets.

b Share-settled RSUs provided to Mr. Hedgebeth upon hire.

96 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

3.
The amounts in this column represent the grant date fair value of stock option awards granted to each of the NEOs, calculated in accordance with FASB ASC Topic 718. The value of the ISOs granted is determined by multiplying the number of ISOs granted by the stock option value. The grant date fair value of stock option awards is measured using the Black-Scholes option-pricing model, based on the following assumptions:

	February 2025		February 2024		February 2023		August 2023[a]
Assumptions	C$	US$	C$	US$	C$	US$	C$
Expected option term in years	6 years	6 years	6 years	6 years	6 years	6 years	6 years
Expected volatility	19.764%	22.742%	19.772%	22.925%	20.860%	23.501%	20.967%
Expected dividend yield	6.340%	6.340%	8.108%	8.108%	6.712%	6.712%	7.351%
Risk-free interest rate	2.978%	4.359%	3.544%	4.198%	3.209%	3.910%	3.497%
Exercise price	$60.21	$42.31	$46.37	$34.19	$53.06	$39.77	$48.08
Option value	$5.76	$5.88	$3.53	$3.58	$5.53	$5.23	$4.92

a Stock options granted to Mr. Murray upon his promotion to Executive Vice President & CFO in respect of the increase to his new long-term incentive target.

4 The amounts disclosed in this column represent amounts paid under the STIP with respect to the 2025, 2024, and 2023 performance years. There are no long-term non-equity incentive plans within the compensation program.

5 The amounts disclosed in this column are equal to the compensatory change shown in the “Summary of defined benefits” table on page 108.

6 All Other Compensation for 2025 includes actual amounts not reported in any other column for each NEO.

Executive	Perquisites[a] ($)	Matching contributions to retirement savings plan[b] ($)	Total[c] ($)

Gregory L. Ebel	255,047	28,787	283,834
Patrick R. Murray	-	-	-
Cynthia L. Hansen	-	28,787	28,787
Colin K. Gruending	-	-	-
Reginald D. Hedgebeth	-	28,787	28,787

a Perquisites may include excess flexible benefit credits, parking, relocation subsidies, executive medical expenses, personal security, personal use of the Company aircraft, financial counseling benefits, memberships, and other incidental compensation. For Mr. Ebel, this includes $112,866 associated with his housing accommodations while working in Canada and $104,758 related to personal use of the Company aircraft. Protecting the CEO’s safety is essential to effective leadership, business continuity, and long‑term value creation, and is therefore consistent with shareholder interests. As a result, the Company adopts a comprehensive and proactive approach to executive security, including personal use of the Company aircraft. Perquisites for other NEOs are not reported in this column if the aggregate amount is less than C$50,000 or 10% of the total salary.

b Retirement savings plan matching contributions reflect the Company contributions to the 401(k) plan for Mr. Ebel, Ms. Hansen, and Mr. Hedgebeth.

c Total compensation does not include $1,334,464 paid on behalf of Mr. Ebel pursuant to the Company’s tax equalization program applicable to all eligible employees on work assignments outside their primary residence. The program is in accordance with the Canada/U.S. Tax Treaty to prevent double taxation for employees and will result in a refund to the Company post tax settlement in 2026.

Enbridge Inc. 2026 Management Information Circular 97

Executive compensation tables and other compensation disclosures

Outstanding option-based and share-based awards

The table below shows the option-based and share-based awards that were outstanding on December 31, 2025. The market value of unvested or unearned awards is calculated based on C$65.68 per share for awards denominated in Canadian dollars and US$47.83 for awards denominated in U.S. dollars, which are the closing prices of Enbridge shares on the TSX and NYSE on December 31, 2025. The market value of unvested or unearned awards denominated in U.S. dollars were each converted from U.S. dollars to Canadian dollars using the published WM/Reuters 4 pm London 2025 year-end exchange rate of US$1 = C$1.3708.

	Option-based awards[1]							Share-based awards
	Plan		Number of securities underlying unexercised options	Option exercise price	Option expiry	Value of in-the-money unexercised options		Number of units that have not vested	Market or payout value of units not vested[2]	Market or value of vested share-based awards not paid out or distributed[3]
Executive	type	Grant date	(#)	($)	date	Vested ($)	Unvested ($)	(#)	($)	($)
Gregory L.	ISO	2/20/2025	416,905	US$42.31	2/20/2035	—	3,154,643
Ebel	ISO	2/14/2024	618,436	US$34.19	2/14/2034	2,890,835	8,672,504
	ISO	2/15/2023	335,560	US$39.77	2/15/2033	1,853,742	1,853,742
	RSU	2/20/2025						60,530	3,968,673
	RSU	2/14/2024						73,800	4,838,721
	RSU	2/15/2023						54,164	3,551,290
	PSU	2/20/2025						181,588	11,905,882
	PSU	2/14/2024						221,400	14,516,164
	PSU	2/15/2023								14,407,515
Patrick R.	ISO	2/20/2025	112,803	60.21	2/20/2035	—	617,032
Murray	ISO	2/14/2024	176,984	46.37	2/14/2034	854,390	2,563,171
	ISO[4]	8/8/2023	48,174	48.08	8/8/2033	423,931	423,931
	ISO	2/15/2023	27,580	53.06	2/15/2033	174,030	174,030
	ISO	2/16/2022	32,130	52.61	2/16/2032	314,961	104,978
	ISO	2/18/2021	37,050	43.81	2/18/2031	810,284	—
	ISO	2/20/2020	21,880	55.54	2/20/2030	221,863	—
	RSU	2/20/2025						11,274	740,508
	RSU	2/14/2024						15,356	1,008,586
	RSU[4]	8/8/2023						5,837	383,397
	RSU	2/15/2023						3,523	231,368
	PSU	2/20/2025						33,821	2,221,387
	PSU	2/14/2024						46,066	3,025,607
	PSU[4]	8/8/2023								1,565,788
	PSU	2/15/2023								946,068
Cynthia L.	ISO	2/20/2025	98,444	US$42.31	2/20/2035	—	744,908
Hansen	ISO	2/14/2024	155,470	US$34.19	2/14/2034	726,743	2,180,191
	ISO	2/15/2023	91,470	US$39.77	2/15/2033	505,310	505,310
	ISO	2/16/2022	118,200	52.61	2/16/2032	1,158,656	386,219
	ISO	2/18/2021	98,800	43.81	2/18/2031	2,160,756	—
	ISO	2/20/2020	105,000	55.54	2/20/2030	1,064,700	—
	ISO	2/21/2019	125,580	48.30	2/21/2029	2,182,580	—
	ISO	2/27/2018	115,380	43.02	2/27/2028	2,614,511	—
	RSU	2/20/2025						14,294	937,166
	RSU	2/14/2024						18,554	1,216,480
	RSU	2/15/2023						14,765	968,095
	PSU	2/20/2025						42,879	2,811,360
	PSU	2/14/2024						55,659	3,649,291
	PSU	2/15/2023								3,927,541
Colin K.	ISO	2/20/2025	134,289	60.21	2/20/2035	—	734,561
Gruending	ISO	2/14/2024	210,695	46.37	2/14/2034	1,017,135	3,051,386
	ISO	2/15/2023	112,770	53.06	2/15/2033	711,579	711,579
	ISO	2/16/2022	114,410	52.61	2/16/2032	1,121,511	373,828
	ISO	2/18/2021	136,370	43.81	2/18/2031	2,982,412	—
	ISO	2/20/2020	121,740	55.54	2/20/2030	1,234,444	—
	RSU	2/20/2025						13,421	881,515
	RSU	2/14/2024						18,280	1,200,662

98 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

	RSU	2/15/2023						14,422	947,240
	PSU	2/20/2025						40,264	2,644,544
	PSU	2/14/2024						54,840	3,601,910
	PSU	2/15/2023								3,869,878
Reginald D.	ISO	2/20/2025	80,477	US$42.31	2/20/2035	—	608,955
Hedgebeth	ISO	2/14/2024	127,095	US$34.19	2/14/2034	594,101	1,782,285
	RSU	2/20/2025						11,685	766,131
	RSU	2/14/2024						15,167	994,405
	RSU[5]	9/30/2023						35,005	2,295,097
	PSU	2/20/2025						35,053	2,298,255
	PSU	2/14/2024						45,500	2,983,216

1 Each ISO award has a 10-year term and vests pro-rata as to one fourth of the option award beginning on the first anniversary of the grant date.

2 Reflects a performance multiplier of 1.0x to calculate the 2024 and 2025 PSU values, based on achieving the target performance level as defined in the plan.

3 Reflects a performance multiplier of 1.34x to calculate the 2023 PSU payout value, which vested on December 31, 2025, and will be paid March 2026.

4 Reflects additional LTI grants upon Mr. Murray’s promotion to Executive Vice President & CFO in respect of the increase to his new medium- and long-term incentive targets.

5 Reflects RSU grant upon Mr. Hedgebeth’s hire.

Value vested or earned in 2025

	Value vested during the year		Value earned during the year

Executive	Option-based awards[1,2] ($)	Share-based awards[1,3,4] ($)	Non-equity incentive plan[1,5] ($)

Gregory L. Ebel	2,261,498	14,407,515	4,331,924
Patrick R. Murray	1,026,660	2,739,021	1,069,978
Cynthia L. Hansen	1,242,560	4,763,353	1,350,590
Colin K. Gruending	1,816,970	4,679,057	1,241,923
Reginald D. Hedgebeth	386,775	—	1,126,200

1 U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.3708 in 2025.

Enbridge Inc. 2026 Management Information Circular 99

2 The values of the option-based awards are based on the following:

Grant Date	Grant Price	2025 vesting date	Closing price on 2025 vesting date or last trading day prior to vest date

2/18/2021	$43.81	2/18/2025	$60.64
2/16/2022	$52.61	2/16/2025	$61.08
2/15/2023	$53.06	2/15/2025	$61.08
2/14/2024	$46.37	2/14/2025	$61.08
2/18/2021	US$34.52	2/18/2025	US$42.75
2/16/2022	US$41.30	2/16/2025	US$43.07
2/15/2023	US$39.77	2/15/2025	US$43.07
2/14/2024	US$34.19	2/14/2025	US$43.07
8/8/2023	$48.08	8/8/2025	$64.69

3 Includes RSUs and dividend equivalents, that matured in 2025. The values of the share-based awards are based on the following:

Grant date	Grant price	2025 vesting date	Volume weighted average share price for the 20 trading days preceding the vesting date

2/16/2022	$52.61	2/16/2025	$63.68
2/16/2022	US$41.30	2/16/2025	US$44.51

4 Includes PSUs and dividend equivalents, that vested in 2025. The values of the share-based awards are based on a performance multiplier of 1.34x and the volume weighted average share price of an Enbridge share on the TSX for the 20 trading days immediately preceding the maturity date February 10, 2026, on which performance was certified.

Grant date	Grant price	2025 vesting date	Volume weighted average share price for the 20 trading days preceding the vesting date

2/15/2023	$53.06	12/31/2025	$66.73
2/15/2023	US$39.77	12/31/2025	US$48.27

5 Includes STIP, based on the Enbridge scorecard with variability of business unit financial performance and individual performance for the 2025 performance year.

Termination of employment and change-in-control arrangements

Employment agreements

Enbridge has employment agreements with all NEOs. The terms in the employment agreements are competitive and part of a comprehensive compensation package that assists in recruiting and retaining top executive talent.

The agreements generally provide payments for executives in the case of involuntary termination for any reason (other than for cause) or voluntary termination within 150 days after constructive dismissal, as defined in each agreement, and do not provide for any “single-trigger” severance payments upon a change in control of the Company. As a condition to receiving payments under the employment agreements upon a qualifying termination of employment, the executive must execute a general release of claims in favour of Enbridge and comply with the following restrictive covenants:

Confidentiality provision	Non-competition/solicitation	No recruitment
2 years after departure	1 year after departure	2 years after departure

100 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Termination of employment scenarios

Compensation that would be paid to all NEOs pursuant to the terms of their existing executive employment agreements under various termination scenarios, including change in control (“CIC”), is described below.

Compensation component	Voluntary		Involuntary
	Resignation	Retirement	Termination not for cause or constructive dismissal	Termination following CIC
Base salary	None	None	Two times the current salary is paid in a lump sum
Short-term incentive	Payable in full if executive has worked the entire calendar year and remains actively employed on the payment date. Otherwise, none	Current year’s incentive prorated to retirement date

Two times the average short-term incentive award over the past two years is paid out in a lump sum plus

the current year’s short-term incentive, prorated based on active service during the year of termination based on target performance

Medium- and long- term incentives	• PSUs and RSUs forfeited • Vested stock options must be exercised within 30 days of resignation or by the end of the original term (if sooner) • Unvested stock options are cancelled
•
PSUs and RSUs granted prior to 2024 are prorated to retirement date and value is assessed and paid at the end of the usual term
•
PSUs and RSUs granted in 2024 and thereafter, are not prorated if the recipient is between the ages of 55-59 with 30+ years of service, or is age 60 and older at retirement date, otherwise are prorated to retirement date and value is assessed and settled at the end of the usual term, if the foregoing criteria are not met
•
Stock options granted prior to 2020 can be exercised for three years after retirement (or option expiry, if sooner)
•
Stock options granted in 2020 and thereafter continue to vest and can be exercised for five years after retirement (or option expiry, if sooner)

•
PSUs and RSUs are prorated to date of termination (plus any applicable notice period) and value is assessed and paid/settled at the end of the usual term
•
Vested stock options must be exercised according to stock option terms
•
The in-the-money spread value of unvested stock options is paid in cash

•
PSUs vest and the value is assessed and paid on performance measures deemed to have been achieved as of the change of control. RSUs vest and are share settled
•
All stock options vest and remain exercisable for 30 days following termination (or option expiry, if sooner)

Pension	No longer earns service credits		Additional two years of pension credit are added to the final pension calculation (three years for Mr. Hedgebeth)
Benefits	None	Post-retirement benefits begin	Two times the value of future benefits paid out in a lump sum

Enbridge Inc. 2026 Management Information Circular 101

The amounts shown in the table below include the estimated incremental payments and benefits that would be payable to each of our NEOs as a result of the specified triggering event, assumed to occur as of December 31, 2025. The actual amounts that would be payable in these circumstances can be determined only at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the table below. Amounts in U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.3708 in 2025.

Executive	Triggering Event[1]	Base salary[2] ($)	Short-term incentive[3] ($)	Medium-term incentive[4] ($)	Long-term incentive[5] ($)	Pension[6] ($)	Benefits[7] ($)	Total Payout ($)
Gregory	CIC	—	—	—	—	—	—	—
L. Ebel	Death	—	—	38,780,730	13,680,889	—	76,027	52,537,646
	Retirement	—	—	38,631,679	13,680,889	—	76,027	52,388,595
	Voluntary or for cause termination	—	—	—	—	—	76,027	76,027
	Involuntary termination not for cause	3,953,387	9,177,805	38,631,679	13,680,889	3,023,000	174,725	68,641,485
	Involuntary or good reason termination after a CIC	3,953,387	9,177,805	38,780,730	13,680,889	3,023,000	174,725	68,790,536
Patrick	CIC	—	—	—	—	—	—	—
R. Murray	Death	—	—	7,610,853	3,883,142	—	31,754	11,525,749
	Retirement	—	—	—	—	—	—	—
	Voluntary or for cause termination	—	—	—	—	—	31,754	31,754
	Involuntary termination not for cause	1,651,200	2,065,133	4,127,908	3,883,142	2,409,000	121,062	14,257,445
	Involuntary or good reason termination after a CIC	1,651,200	2,065,133	7,610,853	3,883,142	2,409,000	121,062	17,740,390
Cynthia	CIC	—	—	—	—	—	—	—
L. Hansen	Death	—	—	9,582,391	3,816,627	—	36,985	13,436,003
	Retirement	—	—	9,541,760	3,816,627	—	36,985	13,395,372
	Voluntary or for cause termination	—	—	—	—	—	36,985	36,985
	Involuntary termination not for cause	1,923,232	2,959,332	9,541,760	3,816,627	1,825,000	121,975	20,187,926
	Involuntary or good reason termination after a CIC	1,923,232	2,959,332	9,582,391	3,816,627	1,825,000	121,975	20,228,557
Colin	CIC	—	—	—	—	—	—	—
K. Gruending	Death	—	—	9,275,870	4,871,353	—	36,050	14,183,273
	Retirement	—	—	5,192,950	4,871,353	—	36,050	10,100,353
	Voluntary or for cause termination	—	—	—	—	—	36,050	36,050
	Involuntary termination not for cause	1,874,600	2,964,535	5,192,950	4,871,353	1,857,000	133,884	16,894,322
	Involuntary or good reason termination after a CIC	1,874,600	2,964,535	9,275,870	4,871,353	1,857,000	133,884	20,977,242
Reginald	CIC	—	—	—	—	—	—	—
D. Hedgebeth	Death	—	—	9,337,103	2,391,239	—	36,711	11,765,053
	Retirement	—	—	5,319,016	2,391,239	—	36,711	7,746,966
	Voluntary or for cause termination	—	—	—	—	—	36,711	36,711
	Involuntary termination not for cause	1,908,976	1,657,378	5,319,016	2,391,239	1,338,000	135,409	12,750,018
	Involuntary or good reason termination after a CIC	1,908,976	1,657,378	9,337,103	2,391,239	1,338,000	135,409	16,768,105

1 Mr. Ebel, Ms. Hansen, Mr. Gruending, and Mr. Hedgebeth are retirement eligible as of December 31, 2025. Retirement eligibility under Enbridge programs means age 55 or older.

2 Reflects a lump sum payment equal to two times the NEOs base salary in effect as at December 31, 2025.

102 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

3 Reflects a lump sum payment equal to two times the average of the short-term incentive award paid to the NEO in the two years preceding the year in which the termination occurs. In addition, the NEO would receive a short-term incentive payment for the current year reflected in the summary compensation table.

4 Represents the value of RSUs that would vest and be settled in shares and PSUs that would vest and be settled in cash upon the triggering event, based on C$65.68 for awards granted in Canadian dollars and US$47.83 for awards granted in U.S. dollars, the closing price of an Enbridge share on the TSX and NYSE, respectively, on December 31, 2025, and assuming, in the case of PSUs, target performance.

5 Represents the “in-the-money value” of unvested ISOs as of December 31, 2025, that would be paid in cash (as a result of an involuntary termination without cause) or that would become vested (as a result of an involuntary or good reason termination after a CIC or retirement). In-the-money value is calculated based on C$65.68 for awards granted in Canadian dollars and US$47.83 for awards granted in U.S. dollars, the closing price of an Enbridge share on the TSX and NYSE, respectively, on December 31, 2025, less the applicable exercise price of the option.

6 Reflects the value of two additional years of pension credit for each of Messrs. Ebel, Murray and Gruending, and Ms. Hansen, and three additional years of pension credit for Mr. Hedgebeth.

7 Reflects a lump sum cash payment in respect of vacation carryover following the NEOs termination (as a result of death, retirement or a voluntary termination), or a lump sum cash payment in respect of the flex credit allowance and savings plan matching contributions that would have been paid by Enbridge over a period of two years following the NEOs termination, plus vacation carryover and an allowance for financial and career counselling in the event of an involuntary termination without cause or an involuntary or good reason termination following a CIC.

Additional equity compensation information

Enbridge shares used for purposes of equity compensation

Enbridge adopted the 2019 LTIP effective February 13, 2019, under which stock options were granted beginning in 2019 and share-settled RSUs were granted beginning in 2020. The 2019 LTIP was approved by our shareholders at our 2019 annual meeting of shareholders.

Two prior stock option plans were approved by Enbridge shareholders in 2007, as Enbridge Inc. Incentive Stock Option Plan (2007), as revised (Incentive Stock Option Plan), and Enbridge Inc. Performance Stock Option Plan (2007), as amended and restated (2011) and further amended (2012 and 2014). No awards have been or will be granted under the Incentive Stock Option Plan or Performance Stock Option Plan after February 13, 2019, and all shares still available to be issued and not subject to awards under these prior stock option plans became available under the 2019 LTIP.

Shares reserved for equity compensation as of December 31, 2025

	A	B	C

Plans approved by security holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)[1]	Number of securities remaining available for future issue under equity compensation plans (excluding securities reflected in column A) (#)

2019 LTIP[2,3,4]	19,988,951	51.78	16,223,305
Incentive Stock Option Plan[5]	1,052,463	49.47	-
Spectra 2007 LTIP[6]	-	-	-

1 U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.3708 in 2025.

2 Includes options and share-settled RSUs outstanding under the 2019 LTIP.

3 The 2019 LTIP weighted-average exercise price relates only to options granted under this plan. All other awards granted under the 2019 LTIP are deliverable without the payment of any consideration, and therefore these awards have not been considered in calculating the weighted average exercise price.

4 The 2019 LTIP number of securities remaining available for future issue under equity compensation plans, represents 2.28% of total issued and outstanding Enbridge shares as of December 31, 2025.

5 Includes options outstanding under the Incentive Stock Option Plan. No securities remain available for future issuance under the Incentive Stock Option Plan, as all remaining capacity was discontinued upon implementation of the 2019 LTIP.

6 Awards granted under the Spectra 2007 LTIP were assumed by Enbridge at the closing of the Merger Transaction, as described in the “Assumed equity-based compensation awards from Spectra Energy” section. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction. All previously assumed awards have fully vested, expired, or been exercised, and no awards remained outstanding under the Spectra 2007 LTIP as at December 31, 2025.

Enbridge Inc. 2026 Management Information Circular 103

Awards granted and outstanding as of December 31, 2025

Awards outstanding	Number outstanding	Percentage of total issued and outstanding Enbridge shares

2019 LTIP[1]	19,988,951	0.9162%
Incentive Stock Option Plan	1,052,463	0.0482%
Spectra 2007 LTIP – stock options[2]	—	0%

1 Includes options and share-settled RSUs outstanding under the 2019 LTIP.

2 Awards granted under the Spectra 2007 LTIP as described in the “Assumed equity-based compensation awards from Spectra Energy” section.

Plan restrictions – 2019 LTIP

Enbridge shares reserved for issue under the 2019 LTIP

49,700,000 in total, or 2.28% of Enbridge’s total issued and outstanding Enbridge shares as of December 31, 2025.

The total number of Enbridge shares reserved for issuance to Insiders pursuant to all security-based compensation arrangements of the Company shall not exceed 10% of the number of Enbridge shares outstanding at the time of reservation.

Enbridge shares that can be issued in a one-year period

The total number of Enbridge shares issued to Insiders pursuant to all security-based compensation arrangements of the Company shall not exceed 10% of the number of Enbridge shares outstanding at the time of issuance (excluding any other Enbridge shares issued under all security-based compensation arrangements of the Company during such one-year period).

The number of Enbridge shares that can be issued as incentive stock options (within the meaning of the U.S. Internal Revenue Code)	Up to 2,000,000 Enbridge shares can be issued under the 2019 LTIP as Incentive Stock Options.
Stock options delivered to a greater than 10% shareholder

If an Incentive Stock Option is granted to a greater than 10% shareholder, the grant price will not be less than 110% of the fair market value on the grant date of the Incentive Stock Option, and in no event will such Incentive Stock Option be exercisable after the expiration of five years from the date on which the Incentive Stock Option is granted.

Minimum vesting

All awards shall be subject to a minimum vesting schedule of at least twelve months following the date of grant of the award, provided that vesting may accelerate in connection with death, retirement, a CIC or other termination of service.

Notwithstanding the foregoing, up to 5% of the Enbridge shares available for grant under the 2019 LTIP may be granted with a minimum vesting schedule that is shorter than twelve months.

104 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Annual burn rate

Stock options outstanding	2025	2024	2023
2019 LTIP	0.2294%	0.3356%	0.2223%
Incentive Stock Option Plan[1]	-	-	-
Spectra 2007 LTIP – stock options[2]	-	-	-

1 No grants have been made under this plan since 2018.

2 All grants under the Spectra 2007 LTIP were made by Spectra Energy prior to the Merger Transaction. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

Governance for making changes to the 2019 LTIP

To the extent permitted by applicable laws, the Board may amend, suspend or terminate the 2019 LTIP at any time without shareholder approval, provided that no amendment, other than an increase to the overall share limit, may materially and adversely affect any award outstanding at the time of the amendment without the affected participant’s consent.

Enbridge shareholder approval is required to implement any of the following changes:

•
increasing the overall share limit
•
reducing the grant, exercise or purchase price for any awards
•
the cancellation of any awards and the reissue of or replacement of such awards with awards having a lower grant, exercise or purchase price
•
removing or exceeding the limits of the 2019 LTIP on participation by insiders
•
the extension of the term of any award
•
allowing other than employees or non-employee directors of the Company or a subsidiary to become participants in the
2019 LTIP
•
allowing awards to become transferable or assignable other than by will or according to the laws of descent and distribution
•
changing the amendment provisions of the 2019 LTIP

Enbridge Inc. 2026 Management Information Circular 105

Termination provisions of equity compensation plans

The termination provisions for equity compensation awards granted under the 2019 LTIP (as governed by the incentive stock option grant agreements and the restricted stock unit grant agreements), and the incentive stock option plan (2007), as revised are summarized below.

	Reason for termination	Incentive stock option provisions[1]	Restricted stock unit provisions

	Resignation	Can exercise vested options up to 30 days from the date of termination or until the option term expires (if sooner).	All outstanding RSUs are forfeited.

Retirement

For incentive stock options granted prior to 2020, options can be exercised up to three years from retirement or until the stock option term expires (if sooner).

For incentive stock options granted in 2020 and thereafter, options continue to vest and can be exercised up to five years from retirement or until the stock option term expires (if sooner).

For RSUs granted prior to 2024, RSUs are prorated to retirement date and value is assessed and settled at the end of the usual term.

For RSUs granted in 2024 and thereafter, RSUs are not prorated for employees between the age of 55-59 with 30+ years of experience or who are age 60 and older at retirement date. RSUs are prorated to retirement date and value is assessed and settled at the end of the usual term if the foregoing criteria are not met.

	Death	All options vest and can be exercised up to 12 months from the date of death or until the option term expires (if sooner).	All outstanding RSUs become vested and are settled no later than 30 days following the date of death.

	Disability	Options continue to vest based on the regular provisions of the plan.	All outstanding RSUs become vested and are settled no later than 30 days following the date of disability.

Involuntary termination	not for cause

Unvested options continue to vest and options that are vested or become vested can be exercised up to 30 days after the termination date or the notice period (if applicable) or until the option term expires (if sooner).

RSUs are prorated to termination date (plus any applicable notice period) and value is assessed and settled at the end of the usual term.

	for cause	All options are cancelled on the date of termination.	All outstanding RSUs are forfeited.

Change of control or reorganization

For 2016 grants, for a change of control, options vest on a date determined by the HRC Committee before the change of control. For any other kind of reorganization, options are to be assumed by the successor Company. If they are not assumed, they will vest and the value will be paid in cash.

Beginning with the 2017 grants, if the employment of a participant is terminated without cause (including constructive dismissal) by the Company or a subsidiary within two years after a change of control, then all unvested options of the participant vest on that double-trigger date.

If the employment of a participant is terminated without cause, (including constructive dismissal) by the Company or a subsidiary within two years after a change of control, then all outstanding RSUs become vested and are settled no later than 30 days following the date of termination.

	Other transfer or assignment of stock options	The holder of an option may not transfer or assign it other than by will, or as allowed by the laws of descent and distribution.	The award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

1 Differences in termination provisions apply for US$ options where the executive has elected treatment as incentive stock options within the meaning of U.S. Internal Revenue Code Section 422. All U.S. ISOs beginning with the 2018 grant are issued as non-qualified.

106 Enbridge Inc. 2026 Management Information Circular

Annual
retirement
benefit
($)

Years of
SMPP service

Average
pensionable
earnings

2%

Highest base salary
Best three consecutive years out of the last 10 years of continuous service

Highest annual bonuses
50% of the average largest three annual incentive awards paid in the last five years of continuous service

Executive Compensation

Other benefits elements

Retirement benefits

The NEOs participate in the Senior Management Pension Plan (“SMPP”), a non-contributory defined benefit plan which is part of a market competitive compensation package for all Canadian and U.S. members of senior management. Before becoming participants in the SMPP, certain NEOs participated in a defined benefit or defined contribution pension plan.

Defined benefit plan

The following graphic shows how the SMPP retirement benefit payable at normal retirement age is calculated:

Key terms of the SMPP:

•
Eligibility: members of senior management join the SMPP on the later of their date of hire or promotion to a senior management position
•
Vesting: plan participants are fully vested immediately
•
Retirement age: normal retirement date is age 65. Participants may retire and receive an unreduced benefit at age 60, or as early as age 55 if they have 30 years of service. Participants with less than 30 years of service may retire on or after age 55 and receive a benefit that is reduced by 3% for each year the participant’s age at retirement was less than age 60
•
Survivor benefits: benefits are payable for the life of the member. If the member is single at retirement, 15 years of pension payments are guaranteed. If the member is married at retirement and dies before their spouse, 60% of the pension will continue to be paid to the spouse for his/her lifetime

Pension benefits are paid from the following tax-qualified and supplemental pension plans which comprise the SMPP:

•
Retirement Plan for Employees of Enbridge Inc. and Affiliates
•
Enbridge Employee Services, Inc. Employees’ Pension Plan
•
Enbridge Supplemental Pension Plan
•
Enbridge Employee Services Inc. Supplemental Pension Plan for United States Employees

Enbridge Inc. 2026 Management Information Circular 107

Summary of defined benefits

The following table outlines estimated annual retirement benefits, accrued pension obligations and compensatory and non-compensatory changes for the NEOs under the defined benefit pension plans. All information is based on the assumptions and methods used for the purposes of reporting the Company’s financial statements and which are described in the Company’s financial statements.

	Credited	Annual benefits payable		Accrued Obligation at January 1, 2025	Compensatory change[1]	Non-compensatory change[2]	Accrued Obligation at December 31, 2025
	service	At year end	At age 65	($)	($)	($)	($)
Executive	(years)	($)	($)	A	B	C	A + B + C

Gregory L. Ebel[3,4]	3.00	206,000	506,000	1,732,000	1,008,000	176,000	2,916,000
Patrick R. Murray	19.00	400,000	795,000	5,950,000	681,000	356,000	6,987,000
Cynthia L. Hansen[4,5,6]	20.42	653,000	698,000	9,052,000	797,000	699,000	10,548,000
Colin K. Gruending[6]	22.25	695,000	869,000	9,038,000	428,000	275,000	9,741,000
Reginald D. Hedgebeth[4,7]	2.29	55,000	252,000	410,000	321,000	67,000	798,000

1 The components of compensatory change are current service cost and the difference between actual and estimated pensionable earnings.

2 The non-compensatory change includes interest on the accrued obligation at the start of the year, changes in actuarial assumptions and other experience gains and losses not related to compensation.

3 Mr. Ebel accrued a deferred vested pension benefit, and is also in receipt of a pension, from various legacy pension plans in respect of service while employed by Spectra Energy prior to February 27, 2017. These entitlements were assumed by Enbridge on closing of the Merger Transaction, as described in the “Assumed equity-based compensation awards from Spectra Energy” section, but are not linked to, or impacted by, his employment with Enbridge Inc., so are not included in the above table. As at December 31, 2025, the accrued obligation in respect of these legacy entitlements is C$5,586,000 and the accrued annual benefits payable at year end is approximately C$350,000.

4 U.S. dollars have been converted to Canadian dollars using US$1 = C$1.4382 for the accrued obligation at January 1, 2025 and US$1 = C$1.3708 for the accrued obligation at December 31, 2025. The impact of changes to exchange rates on Mr. Ebel, Ms. Hansen, and Mr. Hedgebeth’s accrued obligation are reflected in the non-compensatory change.

5 Ms. Hansen’s expected January 1, 2027 retirement date has been reflected in the annual benefits payable at age 65 and the accrued obligation at December 31, 2025. Ms. Hansen’s SMPP retirement benefit is indexed for inflation.

6 In 2020, Ms. Hansen and Mr. Gruending were granted a temporary hold-harmless against a reduction to their SMPP pension resulting from the significant reductions in base salary should they retire within five years of the reduction. These temporary base salary reductions were related to the impacts of COVID-19, reduced energy demand and reduced commodity prices, and were not intended to have a permanent impact on the SMPP lifetime pensions. NEO base salaries were reinstated in 2021. This temporary hold-harmless expired on June 1, 2025 and is no longer included in the above table.

7 Mr. Hedgebeth accrued a deferred vested pension benefit in respect of service while employed by Spectra Energy prior to March 2, 2017. This entitlement was assumed by Enbridge on closing of the Merger Transaction but is not linked to, or impacted by, his employment with Enbridge Inc., so is not included in the above table. As at December 31, 2025, the accrued obligation in respect of this legacy entitlement is C$381,000 and the accrued annual benefits payable at year end is approximately C$40,000.

Defined contribution plan

The defined contribution pension plan is a non-contributory pension plan. The level of contribution varies, depending on age and years of service. None of the NEOs are currently participating in the defined contribution pension plan.

Mr. Murray, Ms. Hansen, and Mr. Gruending participated in the defined contribution plan for approximately ten years, six years, and four years respectively, prior to joining the SMPP. The values shown below reflect market value of assets of the defined contribution plan.

Executive	Accumulated value at January 1, 2025 ($)	Compensatory change[1] ($)	Accumulated value at December 31, 2025 ($)

Patrick R. Murray	135,352	—	157,410
Cynthia L. Hansen	196,216	—	212,878
Colin K. Gruending	130,005	—	154,937

1 The compensatory change is equal to contributions made by the Company during 2025.

108 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Other benefits

Enbridge’s savings plan and benefits plans are key elements of the total compensation package for our employees, including our NEOs.

Savings Plan

Enbridge provides a savings plan for Canadian employees and a 401(k) savings plan for U.S. employees. All NEOs participate in the savings plan on the same terms as eligible employees. The savings plans assist and encourage employees to save by matching 100% of employee contributions up to plan limits (maximum 2.5% and 6% of base salary for Canadian employees and U.S. employees, respectively) and subject to applicable tax limits. In Canada, matching contributions are provided as flex credits which may be used to purchase additional benefits or taken as after-tax cash; in the U.S., matching contributions are invested in the savings plan.

Life and health benefits

Medical, dental, life insurance and disability insurance benefits are available to meet the specific needs of individuals and their families. The NEOs participate in the same plan as all other employees. The plans are structured to provide minimum basic coverage with the option of enhanced coverage at a level that is competitive and affordable.

The HRC Committee reviews the retirement and other benefits regularly. These benefits are a key element of a total compensation package and are designed to be competitive and reasonably meet the needs of executives in their current roles.

Assumed equity-based compensation awards from Spectra Energy

On February 27, 2017, Enbridge Inc and Spectra Energy combined through a stock-for-stock merger transaction (the “Merger Transaction”). Pursuant to the terms of the merger agreement, Enbridge assumed all awards outstanding under the Spectra Energy Corp 2007 Long Term Incentive Plan, as amended and restated (the “Spectra 2007 LTIP”) at the closing of the Merger Transaction (“Assumed Spectra LTIP Awards”). The Assumed Spectra LTIP Awards, including the shares of Enbridge issuable thereunder, were approved by Enbridge shareholders as part of the Merger Transaction on December 15, 2016. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

Spectra 2007 LTIP

The Assumed Spectra LTIP Awards remain subject to and will continue to be administered by Enbridge pursuant to the terms of Spectra 2007 LTIP. The following summarizes the material provisions of the Spectra 2007 LTIP to the extent applicable to the Assumed Spectra LTIP Awards.

The summary is qualified in its entirety by the full text of the amended and restated Spectra 2007 LTIP, which is available on Enbridge’s profile on the SEC’s website at sec.gov.

General provisions

•
Number of shares. The aggregate number of Enbridge shares that may be issued pursuant to the Assumed Spectra LTIP Awards is 5,000,000 shares of Enbridge representing 0.25% of Enbridge’s outstanding and issued shares as at December 31, 2019.
•
Reservation of Shares. When Spectra Energy first adopted the Spectra 2007 LTIP in 2007, it reserved 30,000,000 shares of common stock for issuance under the Spectra 2007 LTIP, with an additional 10,000,000 shares and 12,500,000 shares reserved following shareholder approval on April 19, 2011 and April 26, 2016, respectively. Immediately prior to closing of the Merger Transaction, there were 19,756,580 shares of Spectra Energy common stock available for future issuance under the Spectra 2007 LTIP. However, Enbridge determined that it would not grant any additional awards under the Spectra 2007 LTIP following the closing of the Merger Transaction and as a result, assumed only those shares issuable under the Assumed Spectra LTIP Awards. All future equity-based awards granted by Enbridge (including those made to legacy Spectra Energy employees) will be awarded pursuant to Enbridge’s existing plans and not the Spectra 2007 LTIP.
•
Administration. Prior to the closing of the Merger Transaction, the Spectra 2007 LTIP was administered by the Compensation Committee of Spectra Energy, which had the authority to determine the persons to whom awards were granted, the types of awards granted, the time at which awards were to be granted, the number of shares, units or other rights subject to an award, and the terms and conditions of each award. Following the completion of the Merger Transaction, the Spectra 2007 LTIP will, solely to the extent applicable to the Assumed Spectra LTIP Awards, be administered by the HRC Committee consistent with the administration of Enbridge’s existing compensation programs.
•
Eligibility. All key employees of Spectra Energy and its subsidiaries and all non-employee directors were eligible for awards granted under the Spectra 2007 LTIP, as selected from time to time by the Compensation Committee of Spectra Energy in its sole discretion. As noted above, only those shares issuable under the Assumed Spectra LTIP Awards were assumed by Enbridge in connection with the Merger Transaction and as a result, no additional awards will be granted by Enbridge to any individual under the Spectra 2007 LTIP.
•
Awards. As described in more detail below, the Assumed Spectra LTIP Awards include Spectra Energy options.
•
Adjustments to awards. The HRC Committee may determine and implement appropriate adjustments to the Assumed Spectra LTIP Awards in the event of any merger, consolidation, recapitalization, reclassification,

Enbridge Inc. 2026 Management Information Circular 109

stock dividend, stock split or other similar change of control transactions.
•
Term and amendment. The Spectra 2007 LTIP has a term of ten years from the date of approval by the shareholders of Spectra Energy, which was last granted on April 26, 2016, subject to earlier termination or amendment in accordance with the terms of the Spectra 2007 LTIP. Any amendment to the Assumed Spectra LTIP Awards or the Spectra 2007 LTIP that is implemented by the HRC Committee may not materially adversely affect the Assumed Spectra LTIP Awards without consent of the holder of such award.
•
Assignability. A stock option granted under the Spectra 2007 LTIP may, solely to the extent permitted by the HRC Committee, be transferred to members of the participants’ immediate family or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the participant’s immediate family or such other person as may be approved by the HRC Committee in advance and set forth in the award agreement. All other Assumed Spectra LTIP Awards are not assignable or transferable except by will or the laws of descent and distribution.

Stock options

•
Nonqualified stock options and incentive stock options. Spectra Energy granted options under the Spectra 2007 LTIP to purchase shares of Spectra Energy common stock (“Spectra Energy options”) to certain of its employees. As of immediately prior to the closing of the Merger Transaction, there were 4,000 Spectra Energy options outstanding under the Spectra 2007 LTIP at a weighted average exercise price of US$26.33 per share of Spectra Energy common stock and 892,163 Spectra Energy options outstanding under the Spectra 2007 LTIP at a weighted average exercise price of US$28.40 per share of Spectra Energy common stock.
•
Exercise price. The exercise price of each Spectra Energy option was determined by the Compensation Committee of Spectra Energy at the date of grant, provided however, that the exercise price per option could not be less than 100% of the fair market value per share of the common stock of Spectra Energy as of the date of grant. As the exercise price of the Spectra Energy options was determined at the date of grant, the exercise price may be below the then current market price of the Enbridge shares at the time the options are exercised.
•
Vesting and term of stock options. The Compensation Committee of Spectra Energy prescribed in the award agreement applicable to each Spectra Energy option the time or times at which, or the conditions upon which, such option vests or becomes exercisable. Spectra Energy options generally have a term of ten years from date of grant and during such term, once vested, the option could be exercised, unless a shorter exercise period was specified by the Compensation Committee of Spectra Energy in an award agreement, and subject to such limitations as may apply under an award agreement relating to the termination of a participant’s employment or other service with Spectra Energy or any of its subsidiaries.
•
Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each outstanding Spectra Energy option, whether vested or unvested, was automatically converted into an option to purchase, on the same terms and conditions as were applicable immediately prior to the closing, the number of Enbridge shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such option immediately prior to the closing and (ii) 0.984 (“Exchange Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Spectra Energy common stock of such Spectra Energy option immediately prior to the closing divided by (B) the Exchange Ratio. The Spectra Energy options assumed by Enbridge in connection with the Merger Transaction are exercisable for 881,819 Enbridge shares at a weighted average exercise price of US$28.87 per share of Enbridge shares, vest at various dates until February
2019 and have various terms expiring on or before
February 2026.

Other stock-based awards

•
Other stock-based awards. In addition to the Assumed Spectra LTIP Awards, Spectra Energy had other equity-based or equity-related awards representing a right to acquire or receive shares of Spectra Energy common stock or payments or benefits measured by the value thereof (“Spectra Energy other awards”) outstanding under the Spectra Energy Executive Savings Plan and the Spectra Energy Directors’ Savings Plan (“Spectra
Savings Plans”).
•
Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each outstanding Spectra Energy other award was automatically converted into a right to acquire or receive benefits measured by the value of Enbridge shares, on the same terms and conditions as were applicable to the Spectra Energy other award immediately prior to the closing. As converted, the number of Enbridge shares subject to such other award is equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such award immediately prior to the closing and (ii) the Exchange Ratio. The Spectra Savings Plans have trust funding vehicles (commonly referred to as rabbi trusts) (“Spectra Savings Plan Trusts”). Obligations to fund the Spectra Savings Plan Trusts were triggered in connection with the Merger Transaction. For any share-settled Spectra Energy other awards, the Enbridge shares used to settle such awards will be obtained on the market by the trustee of the Spectra Savings Plan Trusts.

110 Enbridge Inc. 2026 Management Information Circular

Executive Compensation

Quantification of equity-based compensation

Set forth below are the number of Enbridge shares issuable under the Spectra 2007 LTIP in connection with the exercise or settlement of the Assumed Spectra Energy Awards outstanding as of December 31, 2025.

Total Enbridge shares issuable under Spectra 2007 LTIP	Percentage of issued and outstanding Enbridge shares
0	0%

Termination provisions of Spectra Energy options

The termination provisions for the Spectra Energy options, are described below.

Reason for termination	Provisions
Voluntary termination (not retirement eligible)

The unvested portion of such an award terminates immediately.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Voluntary termination (retirement eligible)

Unvested options are pro-rated based on full and partial months of service during the vesting period, and vest immediately.

Vested Spectra Energy options can be exercised through the 10th anniversary of the grant date.

Involuntary termination, for cause

The unvested portion of such an award terminates immediately.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Involuntary termination, without cause or for good reason before 2-Year anniversary of change in control (the 2-Year CIC Period)	The unvested portion of such an award vests upon such termination from employment. Vested Spectra Energy options can be exercised through the 10th anniversary of the grant date.
Involuntary termination, without cause after 2-Year CIC Period

The award is pro-rated based on full and partial months of service during the vesting period.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Employment termination as a result of death or disability

The unvested portion of such an award vests.

Vested Spectra Energy options can be exercised through the earlier of 36 months following such termination of employment or the 10th anniversary of the grant date.

Other transfer or assignment of stock options	The holder of an option may not transfer or assign it other than by will, or as allowed by the laws of descent and distribution.

Enbridge Inc. 2026 Management Information Circular 111

Report of the Human Resources and Compensation Committee

The Human Resources and Compensation Committee has reviewed and discussed the preceding Compensation
Discussion and Analysis with management. Based on the review and discussion, the Human Resources and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Circular. This report is provided by the following independent directors who comprised the Human Resources and Compensation
Committee on December 31, 2025:

Stephen S. Poloz (Chair)

Susan M. Cunningham

S. Jane Rowe

Douglas L. Foshee

112 Enbridge Inc. 2026 Management Information Circular

> Orange Grove Solar, TX

113
Appendices

114	Appendix A – Shareholder rights plan summary
116	Appendix B – Terms of reference for the Board
118	Appendix C – Advisories
118	Non-GAAP and other financial measures
119	Forward-looking information

Appendix A – Shareholder rights plan summary

Background

Our shareholder rights plan (rights plan) is designed to encourage the fair treatment of shareholders if there is a take-over bid for control of Enbridge Inc. (Enbridge). On the original adoption and continuation of the rights plan, the Board of Directors (Board) considered the legislative framework in Canada governing take-overs. Under applicable securities legislation, a take-over bid generally means an offer to buy the voting or equity shares of a corporation from the shareholders so the bidder (and certain related parties) will own 20% or more of the outstanding shares of the corporation when the transaction is complete.

Although provincial securities legislation has addressed many concerns about shareholders receiving equal treatment in a take-over bid, it is still possible for one shareholder, or a small group of shareholders, to sell their shares under a private agreement at a premium not offered to other shareholders. It is also possible for someone to slowly acquire shares through a stock exchange and gain a controlling interest without paying fair value for the controlling position or sharing a controlling interest premium fairly among all shareholders.

Our shareholder rights plan:

•
gives the Board enough time to explore and develop value enhancing alternatives to a take-over bid;
•
gives every shareholder an equal opportunity to participate;
•
encourages the bidder to make a permitted bid (a bid that meets standards for fairness); and
•
gives shareholders the right to buy shares at a reduced price when there is a take-over bid that is not a permitted bid (often called a hostile bid).

Our rights plan became effective on November 9, 1995 (effective date) and shareholders last ratified it in 2023. Our rights plan provides that it must be reconfirmed and approved by a majority vote of shareholders not later than the 2026 annual meeting of shareholders and at such a meeting every three years thereafter. Where such shareholder approval is not obtained, the plan will terminate and cease to have effect. There are no substantive changes to the shareholder rights plan for 2026.

Summary of our rights plan

The summary below is qualified in its entirety by reference to the text of the 2026 rights plan agreement. Upon request, the Company will provide a copy of the 2026 rights plan agreement free of charge.

Permitted bids

A take-over bid is considered a permitted bid when it meets the Board’s minimum standards for fairness. It must be:

•
made by way of a take-over bid circular;
•
offered to all shareholders; and
•
remain outstanding for at least 105 days or such shorter period that a take-over bid must remain open for deposits of securities, in the applicable circumstances, pursuant to Canadian securities laws (Bid Period).

No shares of Enbridge Inc. (Enbridge shares or common shares) can be taken up or paid for until the Bid Period has expired. At that date, the Enbridge shares can only be taken up or paid for if more than 50% of the Enbridge shares held by independent shareholders (shareholders other than the bidder, its affiliates and persons acting jointly or in concert with certain other persons) have been tendered to the take-over bid and not withdrawn.

If more than 50% of the Enbridge shares held by independent shareholders are tendered within the Bid Period, the bidder must announce this and the take-over must remain open for another 10 days from the date of public announcement to allow time for additional deposits of Enbridge shares.

A competing permitted bid can be made while a permitted bid is outstanding. The competing permitted bid must meet all of the requirements of a permitted bid, except that it can expire on the same day as the outstanding permitted bid, as long as the competing permitted bid has been outstanding for the minimum initial deposit period pursuant to National Instrument 62-104 Take-Over Bids and Issuer Bids.

Flip-in events

Any acquisition of, or offer to acquire, 20% or more of our common shares that is not by way of a permitted bid is called a flip-in event.

Rights

On the rights plan’s effective date, one right was issued and attached to each outstanding common share and all new common shares issued since then have one right attached. Eight trading days after a flip-in event, the rights separate from the Enbridge shares and shareholders can then exercise their rights and transfer or trade them separately. Any rights held by the bidder become void when a flip-in event occurs. Eight trading days after the flip-in event, each

114 Enbridge Inc. 2026 Management Information Circular

Appendices

right allows shareholders (other than the bidder) to buy Enbridge shares at 50% discount to their market price. While issuing rights is not initially dilutive, reported earnings per share on a fully diluted or non-diluted basis may be affected by a flip-in event. Rights holders who do not exercise their rights when a flip-in event occurs may suffer substantial dilution.

Lock-up agreements

A bidder can enter into a lock-up agreement with shareholders who agree to tender their Enbridge shares to the take-over bid (locked-up persons), without triggering a flip-in event. Lock-up agreements must be made public and must allow the locked-up persons to:

•
withdraw their Enbridge shares and tender them to another take-over bid or support another transaction that offers them more value; or
•
withdraw their Enbridge shares and tender them to another take-over bid, or support another transaction with an offer price that exceeds the value of the original bid by the amount specified in the lock-up agreement (or more), as long as the specified amount does not exceed 7% of the value of the original bid.

A lock-up agreement can include a right of first refusal or a delay (or other similar limitation) to give the offering party an opportunity to match the higher price offered by another take-over bid or transaction, as long as a locked-up person can accept another bid or tender his or her Enbridge shares to another transaction.

If a locked-up person does not deposit or tender his or her Enbridge shares to the original bid or withdraws any shares previously tendered and deposits them to another take-over bid or supports another transaction, he or she may be charged a penalty. The total penalty, including reimbursement of expenses, ‘‘break up’’ or ‘‘top up’’ fees and other amounts, cannot in aggregate be more than the higher of the following:

•
2.5% of the value payable under the original bid; or
•
50% of the amount by which the competing bid or transaction exceeds the value the locked-up person would have received under the original bid.

Exemptions

The following parties are exempt from triggering a flip-in event when they acquire more than 20% of the outstanding Enbridge shares, as long as they are not making a take-over bid or are part of a group doing so:

•
investment managers (for fully managed accounts);
•
trust companies (acting as trustees and administrators);
•
statutory bodies whose business includes
managing funds;
•
administrators of registered pension plans;
•
crown agents or agencies; and
•
mutual funds or mutual fund managers or trustees.

Redeeming rights

The Board can redeem the rights at $0.001 per right as long as the redemption has been approved by a majority of shareholders (or rights holders, if the rights have separated). It can also redeem the rights without such approval after a permitted bid, competing permitted bid or exempt acquisition has been completed.

When the rights plan doesn't apply

While acting in good faith, the Board can waive the application of the rights plan to a particular flip-in event before the event happens, if the bid is made by way of a take-over bid circular to all shareholders. This is called an exempt acquisition. In this situation, the waiver will also apply to any competing bid that is made by way of a take-over bid circular before the first bid expires.

Board of Directors

The rights plan does not detract from or reduce the Board’s duty to act honestly and in good faith in Enbridge’s best interests. When a permitted bid is made, the Board will continue to have the duty and power to take actions and make recommendations to shareholders, as are considered appropriate.

Making changes to the rights plan

The Board can make changes to the rights plan as long as they have been approved by a majority of shareholders (or rights holders, if the rights have separated) at a special meeting.

It can also make changes that are necessary to maintain the rights plan’s validity when legislation that applies to the rights plan changes, as long as the changes are approved by a majority of shareholders (or rights holders, if the rights have separated) at the next shareholder meeting.

The Board can correct typographical or administrative errors without shareholder approval.

Certificates and transferability

Before separation, the rights issued with our shares are evidenced by a legend on our share certificates, and they are not transferable separately from the Enbridge shares they are issued with. If the rights separate from the Enbridge shares, they will be evidenced by rights certificates or book entry-rights, which will be transferable and can be traded separately from the Enbridge shares from the time they separate.

For more information, you can ask our Corporate Secretary for a free copy of our 2026 rights plan agreement: corporateSecretary@enbridge.com.

Enbridge Inc. 2026 Management Information Circular 115

Appendix B – Terms of reference for the Board

Terms of Reference for the Board of Directors

I.
Introduction

The Board of Directors (“Board”) of Enbridge Inc. (the “Corporation”) directly, and through its committees, oversees the management of, and provides stewardship over, the Corporation’s affairs. The Board’s primary goal is to act in the best interests of the Corporation to enhance long-term shareholder value while considering the interests of the Corporation’s shareholders and various other stakeholders. The Canada Business Corporations Act (“CBCA”) provides that every director and officer shall act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Board operates by delegating certain of its authorities to management and by reserving certain powers to the Board and its committees. The Board is responsible for the stewardship of the Corporation and for overseeing the actions of, and providing overall guidance and direction to, management. Management is responsible for the day-to-day management of the Corporation.

These Terms of Reference are intended not to limit the powers of the Board but to assist the Board in the exercise of its powers and the fulfillment of its duties. These Terms of Reference operate in conjunction with the Corporate Governance Principles and Guidelines and the respective Terms of Reference for each of the Board’s committees, the Chair of the Board and the President & Chief Executive Officer (“CEO”).

II.
Board of directors and committees

The organization of the Board and its authority and procedures are subject to the CBCA and the Corporation’s articles and by-laws. The Corporation is also subject to other applicable laws and stock exchange requirements.

The Board may establish and delegate some of its responsibilities and powers to its committees. Each Board committee shall convene at such times and places designated by its chair or whenever a meeting is requested by a committee member, the Board or an officer of the Corporation (or in the case of the Audit, Finance & Risk Committee, by the internal auditor or external auditor). A minimum of twenty-four (24) hours’ notice of each meeting shall be given to each Board committee member. A quorum at a meeting shall consist of at least a majority of the members. Where the members consent, and proper notice has been given or waived, committee members may participate in a meeting of the committee by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other, and a member participating in such a meeting by any such means is deemed to be present at that meeting. In the absence of the chair of the committee, the committee members may choose one (1) of the members to be the chair of the meeting. Minutes shall be kept of all meetings of the Board’s committees.

Directors are expected to adequately prepare for, attend and participate at Board and Board committee meetings of which they are a member, become familiar with deliberations and decisions after any missed meetings, and attend the annual meeting of shareholders. Directors should at all times discharge their responsibilities with the highest standards of ethical conduct and in conformity with applicable law, the Corporation's values of Safety, Integrity, Respect, Inclusion and High Performance, and the Corporation's Statement on Business Conduct.

III.
Principal responsibilities

As part of its stewardship responsibility, the Board has the following responsibilities:

A.
CEO and Senior Management – appointing the CEO; approving the Terms of Reference for the CEO; evaluating the CEO’s performance; approving the CEO’s compensation; approving the appointment of executive officers; and ratifying the appointment of officers;
B.
Succession Planning – overseeing processes for succession planning, including the appointment and monitoring of senior management and the CEO;
C.
Strategy – adopting a strategic planning process and approving, at least annually, a strategic plan which considers, among other things, the opportunities and risks of the Corporation’s businesses; monitoring progress of the strategic plan, and directing management to initiate corrective action, as appropriate;
D.
Risk – overseeing processes for identifying and understanding the principal risks of the Corporation’s businesses and that appropriate systems are implemented to monitor, manage and mitigate those risks;
E.
Internal Control – overseeing processes to monitor and maintain the integrity of the Corporation’s internal control and management information systems;
F.
Culture of Safety, Integrity, Respect, Inclusion and High Performance – satisfying itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of

116 Enbridge Inc. 2026 Management Information Circular

Appendices

Safety, Integrity, Respect, Inclusion, and High Performance, throughout the Corporation. This includes adopting, approving and monitoring compliance with the Corporation’s Statement on Business Conduct, applicable to all employees, contractors and Directors of the Corporation;
G.
Corporate Governance – developing and maintaining the Corporation’s approach to corporate governance, including the Corporate Governance Principles and Guidelines;
H.
Communications – overseeing the Corporation's communications program for communicating with and receiving feedback from shareholders, stakeholders and the general public and processes for public disclosures and corporate communications, in compliance with applicable securities legislation; and
I.
Non-Delegable Responsibilities – making certain Board decisions that cannot be delegated under the CBCA, including authorizing the issuance of securities, declaring dividends, approving management proxy circulars, approving annual financial statements and adopting, amending or repealing the Corporation’s by-laws.
IV.
Additional typical Board matters

The following non-exhaustive list identifies other matters generally considered by the Board in fulfilling its responsibility for stewardship of the Corporation. The Board may determine it appropriate to delegate certain of these matters to Board committees:

(i) overseeing corporate financial operations, including: reviewing and recommending to shareholders changes to capital structure; reviewing and approving the annual budget, annual financing plans, dividend policy and new financings; reviewing and approving financial statements, management’s discussion and analysis and the public release thereof, and the annual report; and approving the Corporation’s delegation of authority policies for authorities delegated to management;

(ii) reviewing and approving material initiatives, investments and transactions;

(iii) overseeing processes to address applicable corporate, securities, regulatory and other compliance matters and approving and monitoring compliance with significant policies and procedures by which the Corporation is governed and operated; and

(iv) managing the Board’s own affairs.

In addition to the matters referred to in these Terms of Reference, the Board performs other functions as may be necessary or appropriate in the circumstances, including functions expressly required by the CBCA or other applicable laws, the Corporation’s articles or by-laws or applicable stock exchange requirements.

V.
Communicating with the Board

Interested parties wishing to communicate with the Board Chair may do so by writing to Board Chair c/o Corporate Secretary, Enbridge Inc., 200, 425-1st Street SW, Calgary, Alberta, Canada, T2P 3L8 or by email to corporatesecretary@enbridge.com.

VI.
No rights created

These Terms of Reference are a broad policy statement and are intended to be part of the Board’s flexible governance framework. These Terms of Reference do not create any legally binding obligations on the Board, any Board committee, any Director, or the Corporation.

Enbridge Inc. 2026 Management Information Circular 117

Appendix C – Advisories

Non-GAAP and other financial measures

This Circular contains references to non-GAAP and other financial measures, including EBITDA, adjusted EBITDA, DCF and DCF per common share. Management believes the presentation of these metrics gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of the Company.

Our non-GAAP measures described herein are not measures that have standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP and other financial measures to the most directly comparable GAAP measures is available on the Company’s website. Additional information on non-GAAP and other financial measures may be found in the Company’s earnings news releases or in additional information on the Company’s website, sedarplus.ca or sec.gov.

	Years ended December 31
(unaudited, millions of Canadian dollars)	2025	2024
Net cash provided by operating activities	12,270	12,600
Adjusted for changes in operating assets and liabilities[1]	1,405	133
	13,675	12,733
Distributions to noncontrolling interests and redeemable noncontrolling interest	(377)	(333)
Preference share dividends[2]	(419)	(388)
Maintenance capital	(1,184)	(1,118)
Significant adjustment items:
Other receipts of cash not recognized in revenue	60	97
Employee severance costs, net of tax	—	95
Distributions from equity investments in excess of cumulative earnings[2]	702	801
Other items	(3)	104
DCF	12,454	11,991
Adjusting items in respect of:
For STIP calculation purposes, normalizations including (but not limited to) the net accretive impact of financing and strategic actions not contemplated at the time of target setting expressed in DCF	(37)	486
Total DCF adjusted for 2025 STIP award determinations	12,417	12,477

DCF	12,454	11,991
Adjusting items in respect of:
For 2023 PSU calculation purposes, normalizations including (but not limited to) the net accretive impact of financing and strategic actions not contemplated at the time of the grant expressed in DCF	(50)	486
Total DCF adjusted for 2023 PSU payout determinations	12,404	12,477

1 Changes in operating assets and liabilities, net of recoveries.

2 Presented net of adjusting items.

118 Enbridge Inc. 2026 Management Information Circular

Appendices

EBITDA and adjusted EBITDA

EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

Distributable cash flow

DCF and DCF per common share are measures used for purposes of Enbridge's executive compensation programs. The table on the previous page presents the reconciliation of cash provided by operating activities to DCF. DCF is defined as cash flow provided by operating activities before changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests and redeemable noncontrolling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, non-recurring or non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target. DCF for the year ended December 31, 2025, has been converted to DCF per share by taking DCF of $12,454 million and dividing by 2,180 million, the weighted average number of Enbridge shares outstanding as of December 31, 2025. For purposes of the 2025 STIP award determinations as described on page 84, DCF was converted to DCF per share by taking DCF of $12,417 million and dividing by 2,180 million, the weighted average number of Enbridge shares outstanding as of December 31, 2025. For purposes of 2023 PSU payout determinations as described on page 88, DCF was converted to DCF per share by taking DCF of $12,404 million and dividing by 2,180 million, the weighted average number of Enbridge shares outstanding as of December 31, 2025.

Forward-looking information

Forward-looking information, or forward-looking statements, have been included in this Management Information Circular to provide information about us and our subsidiaries and affiliates, including management’s assessment of our and our subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included in this document include, but are not limited to, statements with respect to the following: the business of and procedure for the annual meeting of shareholders and solicitation of proxies; our approach to executive and director compensation, including expected performance of and estimated payments and benefits to executives and directors; our corporate vision and strategy, including strategic priorities and enablers; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids (NGL), liquefied natural gas (LNG), renewable natural gas (RNG), and renewable energy; energy evolution and lower-carbon energy, and our approach thereto; our sustainability goals, practices and performance; industry and market conditions; anticipated utilization of our assets; dividend growth and payout policy; financial strength and flexibility; expected strategic priorities and performance of the Company’s businesses; the characteristics, anticipated benefits, financing and timing of our acquisitions, dispositions and other transactions; expected costs, benefits and in-service dates related to announced projects and projects under construction; expected capital expenditures; investable capacity and capital allocation priorities; expected earnings before interest, income taxes and depreciation and amortization (EBITDA), distributable cash flow (DCF) and DCF per share and expected growth thereof; expected future growth, development and expansion opportunities; and expected optimization and efficiency opportunities.

Although we believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, NGL, LNG, RNG, and renewable energy; anticipated utilization of our assets; exchange rates; inflation; interest rates; tariffs and trade policies; availability and price of labor and construction materials; the stability of our supply chain; operational reliability; maintenance of support and regulatory approvals for our projects and transactions; anticipated in-service dates; weather; the timing, terms and closing of acquisitions, dispositions and other transactions; the realization of anticipated benefits of transactions; governmental legislation; litigation; estimated future dividends and impact of our dividend policy on future cash flows; our credit ratings; capital project funding; hedging program; expected EBITDA; expected future cash flows; and expected DCF. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG, RNG, and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation, interest rates and tariffs impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs and are therefore inherent in all forward-looking statements.

Enbridge Inc. 2026 Management Information Circular 119

Our forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities; operating performance; legislative and regulatory parameters; litigation; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom; evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions or other trade measures; operational dependence on third parties; dividend policy; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; public opinion; changes in tax laws and tax rates; exchange rates; inflation; interest rates; commodity prices; access to and cost of capital; our ability to maintain adequate insurance in the future at commercially reasonable rates and terms; political decisions; global geopolitical conflicts and conditions; and the supply of, demand for and prices of commodities and other alternative energy, including but not limited to, those risks and uncertainties discussed in this Management Information Circular, our 2025 annual report on Form 10-K and in our other filings with Canadian and U.S. securities regulators. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statement made in this Management Information Circular or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

Sustainability-related disclosures

This Management Information Circular includes information and data related to Enbridge’s sustainability goals and related activities, including statements about the environmental benefits of our business activities and effects of our business on climate change, which are informed by well-recognized, and continually evolving, methodologies, standards, frameworks and recommendations. Enbridge’s sustainability goals, commitments, practices and plans, and associated information and data, involve forward-looking information and are based on a variety of assumptions, estimates, judgments, risks, and uncertainties. The achievement of our sustainability goals and commitments depend on the collective efforts and actions across a wide range of stakeholders, and the development of technologies, all of which are largely outside of our control, and there can be no assurance that they will be achieved. Our sustainability goals and pathways for reducing our operational emissions over time continue to evolve and may need to be restated, modified, or recalibrated as available data improves, as standards, methodologies, metrics and measurements mature, and as legislation, regulations, policies, and stakeholder sentiment evolve.

120 Enbridge Inc. 2026 Management Information Circular

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Telephone: 403-231-3900

Facsimile: 403-231-3920

Toll free: 800-481-2804

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ENBRIDGE® Computershare 320 Bay Street, 14th Floor Toronto, ON M5H 4A6 www.computershare.com Security Class 123 Holder Account Number Form of Proxy - Annual Meeting of the shareholders of Enbridge Inc. to be held on Wednesday, May 6, 2026 This proxy is solicited by and on behalf of Management of Enbridge Inc. Notes to proxy 1. Every shareholder has the right to appoint some other person or company of the shareholder’s choice, who need not be a shareholder of Enbridge, to attend and act on the shareholder’s behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse and return your proxy by mail or vote by Internet at www.investorvote.com. In addition, YOU MUST go to www.Computershare.com/EnbridgeAGM by 1:30 p.m. MDT on May 4, 2026, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log into and vote at the meeting. Without a Control Number your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote. 2. If your Enbridge shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy stating your signing capacity. If you are voting on behalf of a corporation, provide your name and position, e.g., ABC Inc., per John Smith, President). You may also be required to provide documentary evidence that you are authorized to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to be dated the date this form was received by or on behalf of Enbridge Inc. 5. The shares represented by this proxy will be voted as directed by the shareholder; however, if such a direction is not made in respect of any matter and the management nominees named on the reverse are appointed proxyholders, this proxy will be voted as recommended by the Board of Directors of Enbridge. 6. The shares represented by this proxy will be voted for, against or withheld or abstained from voting on each of the matters described herein, as applicable, in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted on, the shares will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to the matters identified in the Notice of Meeting or in respect of any other matters that may properly come before the meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management, including the Management Information Circular of Enbridge. Fold Proxies submitted must be received by 1:30 p.m., Mountain Daylight Time (MDT), on Monday, May 4, 2026. If the meeting is postponed or adjourned, proxies submitted must be received no later than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time the meeting is reconvened. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet To Receive Documents Electronically To Virtually Attend the Meeting • Call the number listed BELOW from a touch tone telephone.1-866-732-VOTE (8683) Toll Free • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. • You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com/enbridge and clicking at the bottom of the page. • You can attend the meeting virtually by visiting the URL provided on the back of this proxy. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for shares held in the name of a corporation or shares being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a shareholder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 025GYA

+ + Appointment of Proxyholder I/We, being shareholder(s) of Enbridge Inc. hereby appoint Gregory L. Ebel, President and CEO of Enbridge, or failing him, Steven W. Williams, Chair of the Board OR Print the name of the person you are appointing if this person is someone other than the Management nominees listed herein. Note: If you are appointing a proxyholder other than the Management nominees YOU MUST return your proxy by mail and go to www.Computershare.com/EnbridgeAGM by 1:30 p.m. MDT on May 4, 2026, and provide Computershare with the required information for your appointee so that Computershare may provide the appointee with a Control Number via email. This Control Number will allow your appointee to log in to and vote at the meeting. Without a Control Number your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote. as my/our proxyholder with full power of substitution to attend, act and to vote for and on behalf of the shareholder(s) in accordance with the following directions (or if no directions have been given, or if there is any variation or amendment to the below matters or any matter not set forth below properly comes before the meeting, as the proxyholder sees fit) at the Annual Meeting of shareholders of Enbridge Inc. (“Enbridge”) to be held via live audio webcast online at https://meetings.lumiconnect.com/400-294-381-075 on Wednesday, May 6, 2026, at 1:30 p.m., Mountain Daylight Time, and at any adjournment or postponement thereof. The Board of Directors recommends voting “FOR” Items 1, 2, 3 and 4. Voting recommendations are indicated by highlighted text over the boxes. 1. Election of Directors For Against 01. M.M. (Mike) Ashar 02. Gaurdie E. Banister 03. Susan M. Cunningham 04. Gregory L. Ebel 05. Jason B. Few 06. Douglas L. Foshee 07. Theresa B.Y. Jang 08. Teresa S. Madden For Against 09. Manjit Minhas 10. Stephen S. Poloz 11. S. Jane Rowe 12. Steven W. Williams For Against Fold 2. Appoint the auditors Appoint PricewaterhouseCoopers LLP as auditors of Enbridge and authorize the directors to fix their remuneration For Withhold For Against Abstain 3. Advisory vote on executive compensation Accept Enbridge’s approach to executive compensation, as disclosed in the Management Information Circular For Against Abstain 4. Shareholder rights plan Amend, reconfirm and approve Enbridge’s shareholder rights plan Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions are indicated above and the Management nominees are appointed proxyholders, this proxy will be voted as recommended by the Board of Directors. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. Fold Signature(s) Date DD/MM/YY Signing Capacity Annual Financial Statements – As a registered shareholder, you will receive annual financial statements and Management’s Discussion & Analysis. If you DO NOT wish to receive these by mail, please mark this box. Interim Financial Statements – In accordance with securities regulations, shareholders may elect annually to receive interim financial statements and Management’s Discussion & Analysis. If you wish to receive these by mail, please mark this box. Note: You can access Enbridge’s financial reports on our website at enbridge.com. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/enbridge. ERDQ 390248 AR3 + 025GZC